UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.
__________________________
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No. )
__________________________

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☐	Soliciting Material Pursuant to § 240.14a-12

OUTFRONT Media Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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405 Lexington Avenue, 17th Floor
New York, New York 10174

April 26, 2019

Dear Stockholder:

You are cordially invited to attend the 2019 Annual Meeting of Stockholders (the “Annual Meeting”) of OUTFRONT Media Inc., which will be held at 250 Vesey Street, New York, New York 10281, on June 10, 2019, at 10:00 a.m., Eastern Daylight Time.

The matters expected to be acted upon at the meeting are described in detail in the accompanying Notice of Annual Meeting of Stockholders and proxy statement.

Your vote is important to us. Whether or not you plan to attend the Annual Meeting, we strongly urge you to cast your vote promptly. The enclosed materials contain instructions on how you can exercise your right to vote over the internet, by telephone or by mail.

Thank you for your continued support of OUTFRONT Media Inc.

Sincerely,

JEREMY J. MALE
Chairman and Chief Executive Officer

OUTFRONT Media Inc.
405 Lexington Avenue, 17th Floor
New York, New York 10174

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To OUTFRONT Media Inc. Stockholders:

Notice is hereby given that the 2019 Annual Meeting of Stockholders (the “Annual Meeting”) of OUTFRONT Media Inc., a Maryland corporation (the “Company”), will be held at 250 Vesey Street, New York, New York, 10281, on June 10, 2019, at 10:00 a.m., Eastern Daylight Time. The Annual Meeting will be held for the following purposes:

1.	To elect the two Class II director nominees named in this proxy statement, each to serve until the 2022 Annual Meeting of Stockholders and until his or her successor is duly elected and qualifies.

2.	To ratify the appointment of PricewaterhouseCoopers LLP to serve as the Company’s independent registered public accounting firm for fiscal year 2019.

3.	To approve, on a non-binding advisory basis, the compensation of the Company’s named executive officers.

4.	To approve amendments to the Company’s Charter to eliminate the supermajority voting requirements for the removal of directors.

5.	To approve an amendment to the Company’s Charter to declassify the Company’s board of directors.

6.	To approve the OUTFRONT Media Inc. Amended and Restated Omnibus Stock Incentive Plan.

7.	To transact such other business as may properly come before the Annual Meeting or any postponement or adjournment thereof.

Only stockholders of record at the close of business on April 12, 2019 are entitled to notice of, and to vote at, the Annual Meeting or any postponement or adjournment thereof. Each stockholder of record is entitled to one vote for each share of common stock held at that time.

Your vote is important to us. You may cast your vote over the internet, by telephone, or by mail.

We mailed a Notice of Internet Availability of Proxy Materials on or about April 26, 2019.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to be held on June 10, 2019: the Company’s proxy statement and 2018 annual report to stockholders are available at www.proxyvote.com.

By Order of the Board of Directors,

LOUIS J. CAPOCASALE
Corporate Secretary
April 26, 2019

-i-

OUTFRONT Media Inc.
405 Lexington Avenue, 17th Floor
New York, New York 10174

PROXY STATEMENT

April 26, 2019

GENERAL INFORMATION ABOUT THE ANNUAL MEETING AND VOTING

What are proxy materials?

OUTFRONT Media Inc., a Maryland corporation (the “Company,” “we,” “our” or “us”), made these proxy materials available to you via the internet or, upon your request, have delivered printed versions of these proxy materials to you by mail in connection with the solicitation by the Board of Directors (the “Board” or “Board of Directors”) of the Company of proxies to be voted at the Company’s 2019 Annual Meeting of Stockholders (the “Annual Meeting”) to be held on June 10, 2019, at 10:00 a.m., Eastern Daylight Time, and at any postponement or adjournment of the Annual Meeting. The Notice of Internet Availability of Proxy Materials, proxy statement and form of proxy are being distributed and made available on the internet on or about April 26, 2019, to all stockholders entitled to vote at the Annual Meeting. As a stockholder, you are invited to attend the Annual Meeting and are requested to vote on the items of business described in this proxy statement. This proxy statement includes information that we are required to provide to you under Securities and Exchange Commission (“SEC”) rules, and is designed to assist you in voting your shares. The proxy materials include this proxy statement for the Annual Meeting, an annual report to stockholders, including our Annual Report on Form 10-K for the year ended December 31, 2018, and the proxy card or a voting instruction form for the Annual Meeting.

Why did I receive a notice in the mail regarding the internet availability of proxy materials instead of a full set of proxy materials?

In accordance with the SEC rules, we may furnish proxy materials, including this proxy statement and our annual report, to our stockholders by providing access to such documents on the internet instead of mailing printed copies. Accordingly, we are sending the Notice of Internet Availability of Proxy Materials to our stockholders of record and beneficial owners as of the close of business on April 12, 2019 (the “Record Date”) on or about April 26, 2019. Stockholders receiving a Notice of Internet Availability of Proxy Materials by mail will not receive a printed copy of proxy materials, unless they so request. Instead, the Notice of Internet Availability of Proxy Materials will instruct stockholders as to how they may access and review proxy materials on the internet. Stockholders who receive a Notice of Internet Availability of Proxy Materials by mail who would like to receive a printed copy of the Company’s proxy materials, including a proxy card or voting instruction form, should follow the instructions for requesting these materials included in the Notice of Internet Availability of Proxy Materials. Stockholders who currently receive printed copies of proxy materials who would like to receive future copies of these documents electronically instead of by mail should follow the instructions for requesting electronic delivery set forth in the proxy card, the form of which is included with this proxy statement.

I share an address with another stockholder. Why did we receive only one copy of the proxy materials and how may I obtain an additional copy of the proxy materials?

The SEC has adopted rules that permit companies and intermediaries such as brokers to satisfy the delivery requirements for a Notice of Internet Availability of Proxy Materials or other annual meeting materials, including this proxy statement and the annual report to stockholders, with respect to two or more stockholders sharing the same address by delivering a single Notice of Internet Availability of Proxy Materials or other annual meeting materials addressed to those stockholders. This process, which is commonly referred to as “householding,” is intended to provide extra convenience for stockholders and cost savings for companies.

A number of brokers with account holders who are our stockholders will be “householding” our proxy materials. A single Notice of Internet Availability of Proxy Materials, proxy statement or annual report of stockholders, as applicable, will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. If you have received notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate Notice of Internet Availability of Proxy Materials, proxy statement or annual report to stockholders, as applicable, please notify your broker if your shares are held in a brokerage account, or the Company’s Corporate Secretary at the address or telephone number below if you hold registered shares. If you have multiple accounts in your name or share an address with other stockholders, you may also request “householding” and authorize your broker to discontinue mailings of multiple copies of the Notice of Internet Availability of Proxy Materials, proxy statement or annual report, as applicable, by notifying your broker if your shares are held in a brokerage account, or the Company’s Corporate Secretary at the address or telephone number below if you hold registered shares. Upon request, we will deliver promptly a copy of the Notice of Internet Availability of Proxy Materials, proxy statement or annual report, as applicable, to stockholders at a shared address to which a single copy of these documents was delivered. Stockholders can submit this request by contacting the Company’s Corporate Secretary, at OUTFRONT Media Inc., 405 Lexington Avenue, 17th Floor, New York, New York 10174, (212) 297-6400.

What items of business will be voted on at the Annual Meeting?

There are 6 proposals scheduled to be voted on at the Annual Meeting:

•
Proposal No. 1: The election of the two Class II director nominees named in this proxy statement, each to serve until the 2022 Annual Meeting of Stockholders and until his or her successor is duly elected and qualifies.

•	Proposal No. 2: The ratification of the appointment of PricewaterhouseCoopers LLP to serve as the Company’s independent registered public accounting firm for fiscal year 2019.

•	Proposal No. 3: The approval, on a non-binding advisory basis, of the compensation of the Company’s named executive officers, as disclosed in this proxy statement.

•	Proposal No. 4: The approval of amendments to the Company’s Charter (the “Charter’) to eliminate the supermajority voting requirements for the removal of directors.

•	Proposal No. 5: The approval of an amendment to the Company’s Charter to declassify the Board.

•	Proposal No. 6: The approval of the OUTFRONT Media Inc. Amended and Restated Omnibus Stock Incentive Plan (the “Amended and Restated Omnibus SIP”).

How does the board of directors recommend I vote on these proposals?

•	“FOR” election of the two Class II director nominees named in this proxy statement.

•	“FOR” ratification of the appointment of PricewaterhouseCoopers LLP to serve as the Company’s independent registered public accounting firm for fiscal year 2019.

•	“FOR” approval, on a non-binding advisory basis, of the compensation of the Company’s named executive officers, as disclosed in this proxy statement.

•	“FOR” approval of amendments to the Company’s Charter to eliminate the supermajority voting requirements for the removal of directors.

•	“FOR” approval of an amendment to the Company’s Charter to declassify the Board.

•	“FOR” approval of the Amended and Restated Omnibus SIP.

Who is entitled to vote at the Annual Meeting?

Stockholders as of the close of business on the Record Date may vote at the Annual Meeting. As of the Record Date, there were 141,634,725 shares of our common stock, par value $0.01 per share, outstanding. You are entitled to one vote for each share of common stock held by you as of the Record Date.

If your shares are registered directly in your name with our transfer agent, EQ Shareowner Services, you are considered the stockholder of record with respect to those shares, and the Notice of Internet Availability of Proxy Materials was provided to you directly. As the stockholder of record, you have the right to vote by proxy or to vote in person at the Annual Meeting.

If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of shares held in “street name,” and the Notice of Internet Availability of Proxy Materials was forwarded to you by your broker or nominee, who is considered, with respect to those shares, the stockholder of record. As the beneficial owner, you have the right to direct your broker or nominee how to vote your shares. Beneficial owners are also invited to attend the Annual Meeting. However, since you are not the stockholder of record, you may not vote your shares in person at the Annual Meeting unless you follow your broker’s procedures for obtaining a “legal proxy”, which may take several days to obtain. The material from your broker, bank or other nominee will include a voting instruction form or other document by which you may instruct your broker, bank or other nominee how to vote your shares.

A quorum is required for our stockholders to conduct business at the Annual Meeting. Under the Company’s Amended and Restated Bylaws (the “Bylaws”), the presence, in person or by proxy, of stockholders entitled to cast a majority of all the votes entitled to be cast at the Annual Meeting on any matter will constitute a quorum at the Annual Meeting.

Dissenters’ rights are not applicable to any of the matters being voted upon at the Annual Meeting.

What votes are required with respect to each proposal?

Proposal No. 1, the nominees for Class II director will be elected by the affirmative vote of a majority of the votes cast with regard to such nominee, which means that the number of votes “for” each nominee must exceed the number of votes “against” such nominee.

Proposal No. 2, the ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for fiscal year 2019, requires the affirmative vote of a majority of the votes cast on the matter, which means that the number of votes “for” the proposal must exceed the number of votes “against” the proposal.

Proposal No. 3, the non-binding advisory vote to approve the compensation of the Company’s named executive officers, as disclosed in this proxy statement, requires the affirmative vote of a majority of the votes cast on the matter, which means that the number of votes “for” the proposal must exceed the number of votes “against” the proposal. As an advisory vote, this proposal is not binding. However, the Board will consider the outcome of the vote when making future compensation decisions for our named executive officers.

Proposal No. 4, the approval of amendments to the Company’s Charter to eliminate the supermajority voting requirements for the removal of directors, requires the affirmative vote of holders of shares entitled to cast at least two-thirds of the votes entitled to be cast on the matter, which means that the number of votes “for” the proposal must equal or exceed two-thirds of the votes entitled to be cast on the matter by stockholders.

Proposal No. 5, the approval of an amendment to the Company’s Charter to declassify the Board, requires the affirmative vote of holders of shares entitled to cast a majority of the votes entitled to be cast on the matter, which means that the number of votes “for” the proposal must equal or exceed a majority of the votes entitled to be cast on the matter by stockholders.

Proposal No. 6, the approval of the Amended and Restated Omnibus SIP, requires the affirmative vote of a majority of the votes cast on the matter, which means that the number of votes “for” the proposal must exceed the number of votes “against” the proposal.

How are votes counted?

With respect to each of Proposals Nos. 1, 2, 3, 4, 5 and 6, you may vote “for”, “against” or “abstain” from voting on any proposal.

A broker non-vote occurs when shares held by a broker are not voted with respect to a particular proposal because the broker does not have discretionary authority to vote on the matter and has not received voting instructions from its clients. If your broker holds your shares in its name and you do not instruct your broker how to vote, your broker will only have discretion to vote your shares on “routine” matters. Where a proposal is not “routine,” a broker who has received no instructions from its clients does not have discretion to vote its clients’ uninstructed shares on that proposal. At the Annual Meeting, only Proposal No. 2, the ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for fiscal year 2019, is considered a routine matter. Your broker will therefore not have discretion to vote on Proposals Nos. 1, 3, 4, 5 and 6, but will have discretion to vote on Proposal No. 2.

Pursuant to Maryland law, abstentions and broker non-votes are counted as present for purposes of determining the presence of a quorum. For purposes of Proposals Nos. 1, 2, 3 and 6, abstentions and broker non-votes, if any, will not be counted as votes cast and will have no effect on the result of the vote. For purposes of Proposals Nos. 4 and 5, because approval relates to the total number of votes entitled to be cast, abstentions and broker non-votes, if any, will have the effect of a vote against such proposal.

If any nominee for director receives a greater number of “against” votes than votes “for” his or her election (a “Majority Against Vote”), the nominee has not received the requisite votes needed to be elected to the Board and the Company’s Corporate Governance Guidelines require that such incumbent director nominee promptly tender a written offer of resignation to the Chairman of the Board. The Nominating and Governance Committee of the Board (the “Nominating and Governance Committee”) will promptly consider the director’s offer of resignation and recommend to the Board whether to accept the tendered resignation or to take some other action, such as rejecting the tendered resignation and addressing the apparent underlying causes of the Majority Against Vote. In making this recommendation, the Nominating and Governance Committee will consider all factors deemed relevant by its members including, without limitation, the stated reason or reasons why the stockholders voted “against” the election of the applicable director (if ascertainable), the qualifications of the director whose resignation has been tendered, the director’s contributions to the Company, the overall composition of the Board and whether by accepting such resignation the Company will no longer be in compliance with any applicable law, rule, regulation or governing document (including New York Stock Exchange (“NYSE”) listing standards, federal securities laws or the Company’s Corporate Governance Guidelines), and whether or not accepting the resignation is in the best interests of the Company and its stockholders. The Board will act on the Nominating and Governance Committee’s recommendation within 90 days following certification of the stockholders vote. In considering the Nominating and Governance Committee’s recommendation, the Board will consider the information, factors, and alternatives considered by the Nominating and Governance Committee and such additional information, factors and alternatives as the Board believes to be relevant. Following the Board’s decision, the Company will publicly disclose the Board’s decision. The director who tenders his or her offer of resignation will not participate in the decisions of the Nominating and Governance Committee or the Board that concern the resignation.

How can I attend and vote at the Annual Meeting?

You may attend the Annual Meeting and vote in person by completing a ballot. Space for the Annual Meeting is limited. Therefore, admission will be on a first-come, first-served basis. Registration will open at 9:30 a.m., Eastern Daylight Time, and the Annual Meeting will begin at 10:00 a.m., Eastern Daylight Time. Each stockholder should be prepared to present:

•	Valid government photo identification, such as a driver’s license or passport;

•
Proof of ownership of our common stock as of the close of business on the Record Date, such as a recent account statement reflecting stock ownership, a brokerage statement or letter provided by a broker, bank, trustee or other nominee, or similar evidence of ownership; and

•
If you hold your shares in street name, a “legal proxy” obtained from the broker, bank or other nominee that holds your shares authorizing you to vote your shares held in street name at the Annual Meeting.

Use of cameras, recording devices, computers and other electronic devices, such as smart phones and tablets, will not be permitted at the Annual Meeting.

How can I vote my shares without attending the Annual Meeting?

If you are a stockholder of record, you may authorize a proxy to vote your shares. Specifically, you may authorize a proxy to vote:

•
By Internet—If you have internet access, you may submit your proxy by going to www.proxyvote.com and following the instructions on how to complete an electronic proxy card. You will need the 16-digit number included on your Notice of Internet Availability of Proxy Materials or your proxy card in order to authorize a proxy to vote by internet. Internet voting is available until 11:59 p.m., Eastern Daylight Time, on June 9, 2019.

•
By Telephone—If you have access to a touch-tone telephone, you may submit your proxy by calling the telephone number specified on your Notice of Internet Availability of Proxy Materials or your proxy card and by following the recorded instructions. You will need the 16-digit number included on your Notice of Internet Availability of Proxy Materials or your proxy card in order to authorize a proxy to vote by telephone. Telephone voting is available until 11:59 p.m., Eastern Daylight Time, on June 9, 2019.

•
By Mail—You may authorize a proxy to vote by mail by requesting a proxy card from us, indicating your vote by completing, signing and dating the card where indicated and by mailing or otherwise returning the card in the envelope that will be provided to you. You should sign your name exactly as it appears on the proxy card. If you are signing in a representative capacity (for example, as guardian, executor, trustee, custodian, attorney or officer of a corporation), indicate your name and title or capacity. If you sign and submit your proxy card without voting instructions, your shares will be voted “FOR” each director nominee named in this proxy statement with respect to Proposal No. 1, and “FOR” Proposals Nos. 2, 3, 4, 5 and 6 as recommended by the Board, and in accordance with the discretion of the holders of the proxy with respect to any other matter that may properly come before the Annual Meeting.

If you hold your shares in street name, you may also submit voting instructions to your broker, bank or other nominee. In most instances, you will be able to do this over the internet, by telephone or by mail. Please refer to information from your bank, broker, or other nominee on how to submit voting instructions.

How do I change or revoke my proxy?

You may change your vote and revoke your proxy at any time prior to the vote at the Annual Meeting. If you are the stockholder of record, a proxy may be revoked by a writing delivered to the Company’s Corporate Secretary, at OUTFRONT Media Inc., 405 Lexington Avenue, 17th Floor, New York, New York 10174, stating that the proxy is revoked, by a subsequent proxy that is signed by the person who signed the earlier proxy and is delivered before or at the Annual Meeting, by authorizing a new proxy to vote on a later date on the internet or by telephone (only your latest internet or telephone proxy submitted prior to the Annual Meeting will be counted), or by attendance at the Annual Meeting and voting in person. Attendance alone, without voting, will not be sufficient to revoke a previously authorized proxy. If your shares are held in street name, you may change your vote by submitting new voting instructions to your broker, bank or other nominee following the instruction it has provided, or, if you have obtained a “legal proxy” from your broker or nominee giving you the right to vote your shares, by attending the Annual Meeting and voting in person.

Who will count the vote?

A representative of IOE Services Inc. will serve as the inspector of election for the Annual Meeting, and will tabulate the votes.

Who will pay for the cost of this proxy solicitation?

We will pay the cost of soliciting proxies. Proxies may be solicited on our behalf by our directors, officers or employees in person or by mail, telephone, facsimile, electronic transmission or other means. Our directors, officers or employees do not receive additional compensation for soliciting proxies. Brokers, banks and other nominees will be requested to solicit proxies or authorizations from beneficial owners and will be reimbursed for their reasonable expenses. We have also engaged MacKenzie Partners, Inc. to serve as our proxy solicitor for the Annual Meeting at a fee of $11,000, plus reimbursement of reasonable expenses. MacKenzie Partners, Inc. will, among other things, provide advice relating to the content of solicitation materials, solicit banks, brokers, nominees and institutional investors to determine voting instructions, and monitor voting.

Whom should I contact if I have questions about the Annual Meeting?

If you have any additional questions about the Annual Meeting, how to vote in person or otherwise, please contact our proxy solicitor, MacKenzie Partners, Inc., at (800) 322-2885 (toll-free) or (212) 929-5500 (international callers). For directions to the Annual Meeting, please contact our Investor Relations Department, at investor@outfrontmedia.com.

DIRECTORS, EXECUTIVE OFFICERS AND CORPORATE GOVERNANCE

Executive Officers

The following table sets forth information as of March 31, 2019 regarding the individuals who serve as our executive officers, excluding Mr. Male’s biographical information. Mr. Male’s biographical information can be found in the section entitled “—Board of Directors” below.

Name	Age	Position
Jeremy J. Male	61	Chairman and Chief Executive Officer
Matthew Siegel	56	Executive Vice President, Chief Financial Officer
Clive Punter	52	Executive Vice President, Chief Revenue Officer
Richard H. Sauer	61	Executive Vice President, General Counsel
Jodi Senese	60	Executive Vice President, Chief Marketing Officer
Andrew R. Sriubas	50	Chief Commercial Officer
Nancy Tostanoski	55	Executive Vice President, Chief Human Resources Officer

None of our executive officers is related to each other or any director of the Company by blood, marriage or adoption.

Matthew Siegel has served as the Company’s Executive Vice President, Chief Financial Officer since June 2018. Prior to that, Mr. Siegel served as Executive Vice President and Chief Financial Officer of CBS Radio Inc. from November 2016 to November 2017, where he was responsible for all financial functions of the business, including treasury, investor relations, financial planning, corporate accounting and risk management, prior to its merger with Entercom Communications Corp. in November 2017.  Before that, Mr. Siegel served as Co-Chief Financial Officer, Senior Vice President and Treasurer of Time Warner Cable Inc. from 2015 to 2016, and as Senior Vice President and Treasurer of Time Warner Cable Inc. from 2008 to 2015.  Previously, he served as Vice President and Assistant Treasurer of Time Warner Inc. from 2001 to 2008.

Clive Punter has served as the Company’s Executive Vice President, Chief Revenue Officer since October 2014. Prior to that, he was a founding partner of GeniusQ, a senior executive consulting company, from 2012 to 2014. Prior to that, he served as a managing director at Linkedin Corporation from 2010 to 2012, where he led the global marketing solutions business. Mr. Punter previously served in various roles at CBS Outdoor International (now known as Exterion Media) from 1995 to 2010, including as International CEO from 2007 to 2010.

Richard H. Sauer has served as the Company’s Executive Vice President, General Counsel since December 2006. He served as the Company’s Corporate Secretary from March 2014 to June 2017. Prior to that, he was a partner at the law firm Duane Morris LLP and, before that, a partner at the law firm Jones Day.

Jodi Senese has served as the Company’s Executive Vice President, Chief Marketing Officer since April 2013. Prior to that, she served as the Company’s Executive Vice President, Marketing from 2001 to 2013, overseeing all aspects of marketing, public relations, research and creative services, as well as the development of new business strategies for the Company. Previously, she served as Executive Vice President, Marketing at TDI Worldwide Inc. (which was later acquired by the Company) from 1990 to 2001. Before that, she served as Vice President, Marketing at Gannett Outdoor (which was later acquired by the Company) from 1988 to 1990. Ms. Senese began her career in sales at New York Subways Advertising Company (which was later acquired by the Company) in 1981. She served as Chairwoman of the Outdoor Advertising Association of America Marketing Committee from 2009 through 2013. Ms. Senese currently serves on the board of directors of Geopath, Inc.

Andrew R. Sriubas has served as the Company’s Chief Commercial Officer since July 2017. Prior to that, he served as the Company’s Executive Vice President, Strategic Planning & Development from July 2014 to July 2017. Prior to that, Mr. Sriubas served as Chief of Strategy & Corporate Development at Sonifi Solutions, Inc. from 2013 to 2014, where he was responsible for corporate partnerships, product development, content acquisitions and digital deployment systems. Before joining Sonifi, from 1989 to 2013, Mr. Sriubas held senior roles at Citicorp Securities, Inc., Donaldson, Lufkin & Jenrette/Credit Suisse First Boston, UBS Investment Bank, JP Morgan Chase and Moorgate Partners, advising and raising capital for technology, media and telecommunications companies. Mr. Sriubas currently serves on the board of directors of SeaChange International, Inc. and on the advisory board of Palisades Ventures, L.L.C.

Nancy Tostanoski has served as the Company’s Executive Vice President, Chief Human Resources Officer since February 2015. Prior to that she served as the Company’s Senior Vice President, Human Resources from May 2014 to February 2015. Ms. Tostanoski also served as Vice President, Global Compensation and Benefits at PVH Corp. (formerly known as The Warnaco Group, Inc.) from 2010 to 2013, where she was responsible for global compensation, benefits and performance management for the publicly-held branded apparel company. From 2007 to 2010, Ms. Tostanoski served as Vice President, Global Compensation, Benefits and Shared Services at Reader’s Digest Association, Inc., where she was responsible for global compensation, benefits and U.S. shared services for the privately-held publishing and media company.

Board of Directors

Our business and affairs are managed under the direction of the Board. The Charter provides that the number of directors on the Board is fixed exclusively by the Board pursuant to our Bylaws, but may not be fewer than the minimum required by Maryland law, which is currently one. The Bylaws provide that the Board will consist of not less than one and not more than 15 directors. The Board currently consists of seven directors. See “—Election and Classification of Directors.” During 2018, the Board held six meetings and also acted by unanimous written consent three times. Each incumbent director attended at least 75% of (1) the total number of meetings of the Board held during the period that he or she has been a director and (2) the total number of meetings held by all committees of the Board on which such director served during the periods that he or she served during 2018. In addition to Board and committee meetings, directors are invited and expected to attend the Annual Meeting. Six of the seven directors then serving attended the 2018 Annual Meeting of Stockholders.

In accordance with the NYSE listing standards, the non-management and independent directors meet separately in executive sessions, without directors who are Company employees, at least two times each year, and at such other times as they deem appropriate. During 2018, the Company’s non-management and independent directors met in executive session three times, and the Lead Independent Director presided at all of the executive sessions.

The following table sets forth information as of March 31, 2019 regarding individuals who serve as members of the Board.

Name	Age	Position
Nicolas Brien	57	Director
Angela Courtin	45	Director
Manuel A. Diaz	64	Director
Jeremy J. Male	61	Chairman and Chief Executive Officer
Peter Mathes	66	Director
Susan M. Tolson	57	Director
Joseph H. Wender*	74	Director

*	Lead Independent Director

None of our directors is related to each other or any executive officer of the Company by blood, marriage or adoption.

The Board believes that all of the directors are highly qualified and have specific employment and leadership experiences, qualifications, and skills that qualify them for service on the Board. The specific experiences, qualifications and skills that the Board considered in determining that such person should serve as a director are included in their biographies and also summarized in the following table:

Director Qualification and Experience	Nicolas Brien	Angela Courtin	Manuel A. Diaz	Jeremy J. Male	Peter Mathes	Susan M. Tolson	Joseph H. Wender
Board Tenure — Served less than 10 years on the Board.	X	X	X	X	X	X	X
Diversity — Contributes to the Board in a way that enhances perspectives through diversity in gender, ethnicity, race, cultural background and age.		X	X			X
Financial Experience — Possesses the background, knowledge, and experience to provide the Company with valuable insight in overseeing its finances.			X		X	X	X
Governmental and Regulatory Experience — Has experience working closely with government officials at a local, state or federal level, and knowledge of regulatory issues, government relations and public policy.
X
Independence — Satisfies the independence requirements of the NYSE and the SEC.	X	X	X		X	X	X
Industry Experience — Has expertise in the advertising industry and knowledge of key customers and risks associated with the advertising industry.	X	X		X	X
Marketing Experience — Has experience with business-to-business brand marketing in a global organization.	X	X		X	X
Public Company Board Experience — Has demonstrable grasp of modern board practice and principles, and the ability and business acumen to debate and address critical board-level issues.		X				X	X
Senior Leadership Experience — Has a proven track record as a business leader and manager, and is an independent thinker with appropriate stature and style.	X	X	X	X	X	X	X

Nicolas Brien has served on the Board since October 2014. He has served as Chief Executive Officer, the Americas and U.S., of Dentsu Aegis Network Ltd. since August 2017. He served as the Chief Executive Officer of iCrossing, a subsidiary of Hearst Corporation, and as President of Hearst Magazines Marketing Services, a division of Hearst Corporation, from March 2015 to July 2017. Prior to that, he served as Chairman and Chief Executive Officer of McCann Worldgroup from April 2010 through November 2012, and as Chief Executive Officer of IPG Mediabrands from 2008 to 2010. Mr. Brien also served as Chief Executive Officer of Universal McCann from 2005 to 2008. We believe Mr. Brien is qualified to serve as a member of the Board because with over 30 years of experience in the advertising, media and marketing industry, Mr. Brien brings to the Board a unique cross-disciplinary perspective, extensive operational experience and expertise working with world-class brands.

Angela Courtin has served on the Board since April 2017. She has served as Global Head of YouTube TV and Originals Marketing since July 2017. She served as the Chief Marketing Officer of Fox Broadcasting Company from August 2015 to March 2017. Prior to that, she served as Chief Marketing Officer of Relativity Media LLC from July 2014 to July 2015. In July 2015, Relativity Media

LLC filed for reorganization under bankruptcy laws after failing to make required loan payments, and subsequently exited bankruptcy in April 2016. Ms. Courtin also served as President of Dentsu Aegis Network Ltd. from August 2013 to July 2014 and President of The Story Lab from July 2012 to January 2014. Ms. Courtin also served in different roles at Aegis Media, including as the Chief Content Officer from August 2012 to August 2013, and Executive Vice President, Content & Convergence from March 2011 to July 2012. Ms. Courtin served on the board of directors of Vapor Corp. (now known as Healthier Choices Management Corp.) from April 2014 to June 2015. We believe Ms. Courtin is qualified to serve as a member of the Board because with over 20 years of experience in the advertising, media and marketing industry, Ms. Courtin brings to the Board a knowledgeable perspective on the impact advertising, marketing and media have in the digital world.

Manuel A. Diaz has served on the Board since August 2014. He is a senior partner at the law firm Lydecker Diaz, LLP and serves on a number of private company and not-for-profit boards. Prior to that, Mr. Diaz served as the Mayor of the City of Miami from 2001 to 2009. We believe Mr. Diaz is qualified to serve as a member of the Board because with over 30 years of combined public service and legal experience, Mr. Diaz brings to the Board a unique perspective on our governmental relationships and the impact we have on the local markets we serve.

Jeremy J. Male has served as the Company’s Chief Executive Officer since September 2013, as a member of the Board since March 2014, and as Chairman of the Board since October 2014. Prior to that, he served as the Chief Executive Officer, UK, Northern Europe and Australia for JCDecaux SA since 2000, with operational responsibilities for 11 countries. He also served as a Member of the Executive Board at JCDecaux SA from October 2000 to September 2013. Prior to that, he served as Chief Executive Officer, Europe, of TDI Worldwide Inc. (which was later acquired by the Company). With his long and successful career in senior management positions at a number of highly regarded global outdoor companies, his executive board experience, and his service both as Chairman of the Outdoor Media Centre in the UK and President of FEPE International, each an association of outdoor advertising companies worldwide, Mr. Male brings to us unparalleled global expertise in the outdoor advertising industry and is well positioned to lead the Company, through his executive and director roles. We believe Mr. Male is qualified to serve as a member of the Board because of his outdoor advertising industry and management experience, his board service and the perspective he brings to our business as our Chairman and Chief Executive Officer.

Peter Mathes has served on the Board since March 2014. Mr. Mathes served as the Chairman and Chief Executive Officer of AsianMedia Group LLC from 2004 to September 2011. Prior to that, he served in various managerial roles, beginning in 1982 at Chris Craft/United Television Group, where he served as Executive Vice President from 1998 to 2001. In January 2012, AsianMedia Group LLC filed for reorganization under bankruptcy laws as a result of a significant decline in U.S. television spot advertising demand beginning in 2008, and, after selling its television stations, filed to liquidate its remaining assets. The case closed in July 2013. We believe Mr. Mathes is qualified to serve as a member of the Board because with over 30 years of combined experience in developing, acquiring and overseeing television stations and managing local and national advertising sales, Mr. Mathes brings to the Board expertise in local and national advertising strategy and development.

Susan M. Tolson has served on the Board since August 2014. She served as an analyst and portfolio manager at Capital Research Company for over twenty years. Prior to that, Ms. Tolson spent two years with Aetna Investment Management Company. Ms. Tolson currently serves on the board of directors of Lagardere Groupe, Worldline E-Payment Services Inc. and Take-Two Interactive Software, Inc., as well as on the audit committees of Worldline E-Payment Services Inc. and Take-Two Interactive Software, Inc. and the nominating and compensation committees of Worldline E-Payment Services Inc. We believe Ms. Tolson is qualified to serve as a member of the Board because with extensive experience in the media industry, in investment management and in public company board service, Ms. Tolson provides the Board with a skilled advisor on strategic developments in our industry, as well as corporate finance and corporate governance matters.

Joseph H. Wender has served on the Board since March 2014, and has served as Lead Independent Director since February 2015. He has also been a Senior Consultant to Goldman, Sachs & Co. since January 2008. He began with Goldman, Sachs & Co. in 1971 and became General Partner of the firm in 1982, at which time he headed the Financial Institutions Group for over a decade. Mr. Wender also currently serves as a director as well as on the audit and compensation committees of Ionis Pharmaceuticals, Inc. Mr. Wender served as a director of Grandpoint Capital, a bank holding company from January 2008 to June 2018 and as an Independent Trustee of the Schwab Family of Funds until December 2018. We believe Mr. Wender is qualified to serve as a member of the Board because with over 40 years of investment banking experience and his service on other boards, Mr. Wender brings to the Board a broad and deep understanding of public company financial reporting, corporate finance and strategic transactions.

Election and Classification of Directors

In accordance with the terms of the Charter, the Board is divided into three classes, Class I, Class II and Class III, with each class of directors serving staggered three-year terms, and is divided as follows:

•	the Class I directors are Messrs. Diaz and Mathes and Ms. Tolson, and their term will expire at the annual meeting of stockholders expected to be held in 2021;

•	the Class II directors are Ms. Courtin and Mr. Brien, and their term will expire at the Annual Meeting; and

•	the Class III directors are Messrs. Male and Wender, and their term will expire at the annual meeting of stockholders expected to be held in 2020.

In advance of the Annual Meeting, the Nominating and Governance Committee and the Board reviewed and reconsidered the advantages and disadvantages of a classified board structure for the Company, many of which were set forth in the Company’s previously filed 2018 proxy statement, as well as other factors. Arguments for eliminating the classification of a board of directors include that the annual election of directors could have the effect of increasing director accountability, would give stockholders the opportunity to express their views on the performance of each director annually, and has become the norm for many public companies. Arguments against eliminating the classification of a board of directors include that classified three-year terms for directors can be consistent with and supportive of a company’s long-term business and investment strategy, that a classified board structure can help to safeguard against coercive attempts to acquire control over a company, and that a classified board assists in attracting candidates for the board by giving them adequate time to become familiar with the company, the board and management. On February 21, 2019, after careful consideration, the Nominating and Governance Committee recommended to the Board that, although there continued to be strong arguments in favor of continuing a classified board, it was advisable and in the best interests of the Company to amend the Charter to eliminate the classification of the Board. The Board considered carefully the recommendation of the Nominating and Governance Committee as well as the reasons for that recommendation, and determined that it was advisable and in the best interests of the Company to amend the Charter to eliminate the classification of the Board.

If the amendment to the Charter is approved by stockholders, then the Company will file Articles of Amendment containing the text of the amendment set forth in Section 5.1 of Appendix A to this proxy statement with the State Department of Assessments and Taxation of Maryland. The amendment provides that the directors elected at the Annual Meeting will serve until the 2022 Annual Meeting of Stockholders, the directors elected at the 2020 Annual Meeting of Stockholders will serve until the 2022 Annual Meeting of Stockholders, and the directors elected at the 2021 Annual Meeting of Stockholders will serve until the 2022 Annual Meeting of Stockholders. Accordingly, if the amendment is approved by the Company's stockholders, then following the Company's 2021 Annual Meeting of Stockholders, the transition to a declassified Board would be complete and, at the 2022 Annual Meeting of Stockholders, all members of the Board would be elected to serve until the next annual meeting of stockholders and until their respective successors are duly elected and qualify. If the amendment to the Charter is not approved by stockholders, the Board will remain classified, and directors elected at future annual meetings of stockholders will serve three-year terms and until their respective successors are duly elected and qualify, or until their earlier resignation or removal. See “Proposal No. 5 — Declassification of Board of Directors.”

For information regarding the applicable voting standards for the election of directors and the Company’s director resignation policy, see the section entitled “General Information About the Annual Meeting and Voting.”

Director Independence

In accordance with NYSE rules and the Company’s Corporate Governance Guidelines, the Board makes an annual determination as to the independence of the directors and director nominees. A director or director nominee is not deemed independent unless the Board affirmatively determines that such director or director nominee has no material relationship with the Company, directly or as an officer, stockholder or partner of an organization that has a relationship with the Company. The Board will observe all criteria for independence established by the Company’s Corporate Governance Guidelines, the NYSE listing standards and other governing laws and regulations. When assessing materiality of a director’s relationship with the Company, the Board will consider all relevant facts and circumstances, not merely from the director’s standpoint, but from that of the persons or organizations with which the director has an affiliation, and the frequency or regularity of the services, whether the services are being carried out at arm’s length in the ordinary course of business and whether the services are being provided substantially on the same terms to the Company as those prevailing at the time from unrelated parties for comparable transactions. Material relationships can include any commercial, banking, consulting, legal, accounting, charitable or other business relationships of each director or director nominee with the Company. In addition, the Board will consult with the Company’s external legal counsel to ensure that the Board’s determinations are consistent with all relevant securities laws and other applicable laws and regulations regarding the definition of “independent director,” including, but not limited to, those set forth in the NYSE listing standards.

In assessing the independence of Ms. Courtin, the Board considered the purchase, directly or indirectly, of out-of-home advertising from the Company by Ms. Courtin’s current employer. The Board noted that payments made to the Company were primarily by agencies contracted by Ms. Courtin’s employer (without influence by, or remuneration to, Ms. Courtin), and any such payments did not exceed the relevant percentage of her employer’s consolidated gross revenues set forth in the NYSE listing standards. In addition, the Board also noted that Ms. Courtin is not responsible for making any purchasing decisions regarding out-of-home advertising on behalf of her employer.

The Nominating and Governance Committee undertook its annual review of director independence and made a recommendation to the Board regarding director independence. As a result of this review, the Board affirmatively determined that six of our current directors, Messrs. Brien, Diaz, Mathes and Wender and Mses. Courtin and Tolson, are “independent directors” under the Company’s Corporate Governance Guidelines and the NYSE listing standards.

Board Leadership Structure

The Board leadership structure is currently comprised of (1) a combined Chairman of the Board and Chief Executive Officer, (2) a Lead Independent Director, and (3) an independent Chair for each of our three standing Board committees described below. From time to time, the Nominating and Governance Committee and the entire Board review the Company’s leadership structure, including the positions of Chairman of the Board and Chief Executive Officer, to ensure the interests of the Company and its stockholders are best served.

The Nominating and Governance Committee has determined that it is in the best interests of the Company for the positions of Chief Executive Officer and Chairman to be held by a single individual, Jeremy J. Male. By serving as both our Chairman and Chief Executive Officer, Mr. Male is able to provide strong and consistent leadership, vision and direction as we pursue our business plans. Mr. Male has extensive knowledge of all aspects of the Company, its business and risks, its industry and its customers. He is intimately involved in the day-to-day operations of the Company and is in the best position to elevate the most critical business issues for consideration by the Board. The Board believes having Mr. Male serve in both capacities allows him to more effectively execute the Company’s strategic initiatives and business plans and confront its challenges. The Board also believes that the combined Chairman and Chief Executive Officer structure provides clearer accountability to our stockholders and customers and allows one person to speak for and lead the Company and the Board. In addition, the Board believes that its information flow, meetings, deliberations, and decision-making processes are more focused, efficient, and effective when the Chairman and Chief Executive Officer roles are combined. The combined role is counterbalanced and enhanced by the effective oversight and independence of the Board and the leadership of the Lead Independent Director and independent committee chairs. Moreover, the Board believes that the appointment of a strong Lead Independent Director and the use of regular executive sessions of the non- management and independent directors, along with the Board’s strong committee system and all directors being independent except for Mr. Male, allow it to maintain effective oversight of management. In our view, splitting the roles would potentially make our management and governance processes less effective through undesirable duplication of work and possibly lead to a blurring of clear lines of accountability and responsibility.

The Lead Independent Director is elected by a majority of independent directors to serve for a one-year term at the pleasure of the Board. Our current Lead Independent Director is Joseph H. Wender. Mr. Wender is an engaged and active director, who is uniquely positioned to work collaboratively with Mr. Male, while providing strong independent oversight. As described in the Company’s Corporate Governance Guidelines, the Lead Independent Director has broad responsibility and authority, including but not limited to:

•	presiding at all meetings of the Board at which the Chairman is not present, including executive sessions of the independent directors;

•	calling meetings of independent directors;

•
serving as the principal liaison among the Chairman, any other non-independent directors and the independent directors to facilitate discussion of issues discussed in the executive sessions and to ensure the flow of information;

•	collaborating with the Chairman on meeting agendas for the Board;

•	being available, if requested by major stockholders, for consultation and direct communication with stockholders;

•	retaining outside advisors and consultants who report directly to the Board on Board-wide issues; and

•	leading the performance assessment of the Chief Executive Officer and, in collaboration with the Nominating and Governance Committee, the Board’s self-assessment.

In addition to the above responsibilities and Mr. Wender’s service as a member of the Board, Mr. Wender has over the past year performed additional duties, including regularly communicating with the Chairman and Chief Executive Officer between Board meetings to discuss a variety of matters, and periodically meeting with the Chairman and Chief Executive Officer after executive sessions of independent directors to provide feedback from the other independent directors. A copy of the Company’s Corporate Governance Guidelines is available in the Investor Relations section of our website at www.outfrontmedia.com.

Board Risk Oversight

The Board has overall responsibility for the oversight of the Company’s risk management process. The Board carries out its oversight responsibility directly and through the delegation to its committees of responsibilities related to the oversight of certain risks, as follows:

•
The Audit Committee of the Board (the “Audit Committee”), as part of its oversight role, is responsible for reviewing with management, the internal auditor and the independent auditor, the effectiveness of the Company’s internal control over financial reporting, disclosure controls and procedures and risk management procedures related to, among other things, the Company’s financial condition, the independent auditor, market and industry conditions, information technology security, including cybersecurity and disaster recovery, among other responsibilities set forth in the Audit Committee’s charter. With respect to its oversight role of the Company’s cybersecurity program, the Audit Committee receives periodic reports directly from the Company’s Chief Information Officer on the Company’s security program related to its systems and data.

•
The Compensation Committee of the Board (the “Compensation Committee”) monitors risks associated with the design and administration of the Company’s compensation programs, including its performance-based compensation, to promote an environment which does not encourage unnecessary and excessive risk-taking by the Company’s employees. See “Executive Compensation—Compensation Discussion and Analysis—Compensation Risk Assessment.”

•
The Nominating and Governance Committee assesses risk as it relates to monitoring developments in law and practice with respect to the Company’s environmental, social and corporate governance (“ESG”) processes, and in reviewing related person transactions.

Each of these committees reports regularly to the Board on these risk-related matters. The Board and its committees also receive regular reports from management that include matters affecting the Company’s risk profile, including, among other things, operations reports from the Chief Executive Officer and from other senior members of management, all of which include strategic and operational risks; reports from the Chief Financial Officer on credit and liquidity risks and on the integrity of internal control over financial reporting; and reports from the General Counsel on legal risks and material litigation. In addition, the Company has an enterprise risk management program that seeks to identify and manage risk throughout the Company by having its Chief Financial Officer annually meet with members of each of the Company’s various departments to solicit feedback regarding risks affecting the Company. Based on these meetings, the Company’s Chief Financial Officer generates a risk assessment report that is presented to the Board. Further, since assessing risk is an ongoing process and integral to the Company’s strategic decisions, the Board discusses risk throughout the year at its meetings in relation to long-term and short-term business goals and actions. Outside of formal meetings, Board members have regular access to our executive officers. The Company believes that the above reporting processes collectively provide the Board with integrated insight into the Company’s management of its risks.

The Company currently maintains a written succession plan with respect to the Chairman and Chief Executive Officer and each executive officer. In accordance with the Company’s Corporate Governance Guidelines, the Nominating and Governance Committee reviews succession planning on an annual basis for the Chairman and Chief Executive Officer and other executive officers, and reports to the independent directors on these reviews.

The Company believes that its board leadership structure, discussed in detail above, supports the risk oversight function of the Board. In addition, the Lead Independent Director and independent committee chairs are actively involved in risk oversight, and there is open communication between management and directors regarding risk oversight.

Corporate Governance Guidelines

The Company’s commitment to good corporate governance is reflected in the Company’s Corporate Governance Guidelines, which describe the Board’s views on a wide range of governance topics, including, but not limited to, director independence standards and other qualifications, executive sessions of non-management directors and independent directors, director compensation and stock ownership guidelines, and annual self- evaluations of the Board. The Board, with assistance from its Nominating and Governance Committee, regularly assesses the Company’s governance practices in light of legal requirements and governance best practices.

The Company’s Corporate Governance Guidelines, the charters of the Audit Committee, the Compensation Committee and the Nominating and Governance Committee, and other information are available in the Investor Relations section of our website at www.outfrontmedia.com. Any stockholder also may request them in print, without charge, by contacting the Company’s Corporate Secretary at OUTFRONT Media Inc., 405 Lexington Avenue, 17th Floor, New York, New York 10174.

Code of Conduct and Code of Ethics

The Company has adopted a Code of Conduct that applies to all executive officers, employees and directors of the Company. In addition, the Company has adopted a Supplemental Code of Ethics for Senior Financial Officers applicable to our principal executive officer, principal financial officer and principal accounting officer or controller or persons performing similar functions. Both the Code of Conduct and the Supplemental Code of Ethics are available in the Investor Relations section of our website at www.outfrontmedia.com. We intend to satisfy the disclosure requirements under Item 5.05 of Form 8-K regarding any amendment to, or waiver from, a provision of the Code of Conduct or the Supplemental Code of Ethics that applies to our principal executive officer, principal financial officer or principal accounting officer or controller or persons performing similar functions, and relates to any element of the definition of code of ethics set forth in Item 406(b) of Regulation S-K, by posting such information on our website at www.outfrontmedia.com.

Anti-Hedging Policy

The Company has adopted an anti-hedging policy that prohibits its directors, executive officers, employees and their related persons from trading in options, warrants, convertible securities, puts and calls or similar derivative instruments such as swaps, forwards and futures with respect to the Company’s securities, or selling the Company’s securities “short”. This policy does not prevent such persons from exercising options granted to them by the Company in accordance with its corporate policies, including any options granted to directors, executive officers and employees in connection with the Company’s long-term equity incentive compensation program.

Company Bylaws

Since our initial public offering (the “IPO”), authority to amend the Bylaws has been vested exclusively with the Board, as permitted by Maryland law. The Board is aware that a proxy advisory firm has recently adopted a policy of recommending “withhold” votes for members of nominating and corporate governance committees that have governance documents that unduly restrict the ability of stockholders to directly amend the bylaws. As applied to the Company, this policy would permit a stockholder owning only $2,000 of the Company’s stock for one year to propose binding amendments to the Bylaws, and stockholders to approve such proposals by a majority vote without any input from the Board. As part of its annual corporate governance review, the Board considered an amendment to the Bylaws to allow our stockholders to implement binding amendments to the Bylaws. After careful consideration, the Board concluded that it remains in the best interests of the Company for authority to amend the Bylaws to remain vested exclusively with the Board as is permitted by Maryland law, in part, because under Maryland law the directors owe legal duties to the Company, including to act in good faith and with a reasonable belief that their actions are in the best interests of the Company. Contrastingly, under Maryland law, stockholders are not bound by any such legal duty and are permitted to take or to recommend actions that serve their own individual interests as stockholders without taking into account the broader interests of other stockholders or the interests of the Company as a continuing entity. As a result, we believe that the Board is in the best position to consider possible future amendments to the Bylaws (including those proposed by the Company’s stockholders in accordance with the provisions of the Bylaws), and will adopt such amendments only after concluding that such amendments are in the best interests of the Company and its stockholders.

Environmental, Social and Governance

We believe we can enhance stockholder value by conducting our business in a sustainable way that considers the interests of all our stakeholders. We are committed to managing the risks and opportunities that arise from ESG issues.

Our ESG initiatives are managed at a functional level across our strategic and operational areas, with oversight by an ESG committee comprised of senior management, executives and other employees from various functional groups within the Company. Our Head of Investor Relations reports to the executive officers, the Board and the Nominating and Governance Committee on the ESG committee’s progress and initiatives. The Nominating and Governance Committee is formally responsible for reporting to the Board on a periodic basis with respect to matters of the Company’s policies and practices regarding ESG, including the Company’s public reporting on these topics.

In 2019, we plan to release an ESG report regarding our ESG initiatives and goals, which will be available in the Investor Relations section of our website at www.outfrontmedia.com. Some of our ESG accomplishments to date include:

•
Environmental: the conversion of approximately 85% of lighting fixtures on our static billboards from metal halide to high efficiency light-emitting diode (“LED”) light fixtures; the conversion of florescent light fixtures in our operations facilities to high efficiency LED light fixtures; and the recycling or repurposing of all of the polyvinyl chloride (“PVC”) advertising displays on our free-standing billboards.

•
Social: the establishment of a diversity and inclusion program, led by an advisory council and the Company’s co-Chief Diversity Officers, charged with providing education on the value of diversity and inclusion to the Company and challenging the Company to incorporate inclusive values into every aspect of its business and corporate culture; the formal creation of a supplier diversity program to increase the Company’s engagement of certified diverse suppliers of goods and services; and the providing of approximately $10.0 million worth of free advertising space for public service announcements in 2018.

•
Governance: as described in this proxy statement and in the Company’s Current Report on Form 8-K filed with the SEC on February 26, 2019, the composition of the Board, including the diversity of the Board, the independence of all of our non-employee directors, and the appointment of a Lead Independent Director; and the implementation of corporate governance changes that we believe enhance stockholder rights and generally align the Company’s corporate governance structure with the largest U.S. public companies, including (i) changing the voting standard for the election of the Company’s directors from a plurality voting standard to a majority voting standard in uncontested elections and a plurality voting standard in contested elections, (ii) adding a proxy access provision to the Bylaws, (iii) eliminating the Company’s supermajority voting requirements for the removal of directors, subject to the approval of the Company’s stockholders at the Annual Meeting, and (iv) declassifying the Board, subject to the approval of the Company’s stockholders at the Annual Meeting,

Board Committees

The following chart sets forth the current membership of each committee of the Board. The Board, upon the recommendation of the Nominating and Governance Committee, reviews and determines the membership of the committees at least annually.

Committee	Members
Audit Committee	Joseph H. Wender, Chair
Peter Mathes
Susan M. Tolson
Compensation Committee	Peter Mathes, Chair
Nicolas Brien
Angela Courtin
Nominating and Governance Committee	Susan M. Tolson, Chair
Manuel A. Diaz
Joseph H. Wender

Audit Committee

As more fully described in its charter, the Audit Committee is responsible for, among other things:

•
the appointment, retention, termination, compensation and oversight of the work of the independent auditor, which reports directly to the Audit Committee, and the sole authority to pre-approve all services provided by the independent auditor;

•	reviewing and discussing the Company’s annual audited financial statements, quarterly financial statements and earnings releases with the Company’s management and its independent auditor;

•
reviewing the organization, responsibilities, audit plan and results of the internal audit function; reviewing with management, the internal auditor and the independent auditor, the quality, adequacy and effectiveness of the Company’s internal control over financial reporting, disclosure controls and procedures and risk management procedures;

•	reviewing with management material legal matters and the effectiveness of the Company’s procedures to ensure compliance with legal and regulatory requirements; and

•	overseeing the Company’s compliance program and obtaining periodic reports from the Co-Chief Compliance Officers.

The Board has determined that all of the members of the Audit Committee are financially literate under the NYSE listing standards, and that Messrs. Mathes and Wender and Ms. Tolson qualify as “audit committee financial experts” as defined under the applicable SEC rules based on their experience. The Board has also determined that Messrs. Mathes and Wender and Ms. Tolson meet the independence requirements applicable to audit committee members under the NYSE listing standards and the applicable SEC rules.

The Audit Committee operates under a written charter that satisfies the applicable rules and regulations of the SEC and NYSE listing standards. A copy of the charter of the Audit Committee is available in the Investor Relations section of our website at www.outfrontmedia.com. During 2018, the Audit Committee held five meetings.

Compensation Committee

As more fully described in its charter, the Compensation Committee is responsible for, among other things:

•
reviewing and approving corporate goals and objectives relevant to Chief Executive Officer compensation, and evaluating the Chief Executive Officer’s performance in light of those goals and objectives;

•	reviewing and approving compensation for the Chief Executive Officer, other executive officers and other senior executives;

•	evaluating and making recommendations to the Board regarding equity-based and cash incentive compensation plans;

•	reviewing and approving equity-based compensation awards; and

•	adopting and periodically reviewing the Company’s philosophy, strategy and principles regarding the design and administration of the Company’s compensation programs.

In accordance with its written charter, the Compensation Committee has the power to delegate its authority and duties to subcommittees or individuals as it deems appropriate and in accordance with applicable laws and regulations. The Compensation Committee delegated to our Chief Executive Officer limited authority to (a) grant long-term equity incentive awards pursuant to the Company’s existing Amended and Restated Omnibus Stock Incentive Plan (the “Omnibus SIP”) to executives who are not senior executives in connection with their hiring, promotion or contract renewal, and (b) accelerate the vesting of such unvested incentive awards in the event executives who are not senior executives separate from the Company prior to the vesting of such awards in connection with retirement or other similar separation. These delegations also require that our Chief Executive Officer report to the Compensation Committee periodically on his exercise of this delegated authority. In addition, the Compensation Committee has historically delegated to a subcommittee of the Compensation Committee (the “Executive Compensation Subcommittee”) the limited authority to review and approve, on behalf of the Compensation Committee, the following: (1) total compensation paid to the Company’s executive officers, including cash-based and equity-based incentive compensation for the Company’s “covered employees,” as defined in Section 162(m) (“Section 162(m)”) of the Internal Revenue Code of 1986, as amended (the “Code”), and the Company’s officers and directors subject to Section 16 (“Section 16”) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”); (2) the Company’s performance metrics and goals in connection with such cash-based and equity-based incentive compensation, including the written certification of the satisfaction of such metrics and goals; and (3) any other compensation provided to the Company’s “covered employees” and the Company’s officers and directors subject to Section 16 for purposes of compliance with the historical performance-based exceptions under Section 162(m) and Section 16. The Executive Compensation Subcommittee reports to the Compensation Committee periodically on its exercise of this delegated authority.

In addition, the Compensation Committee is empowered to retain compensation consultants to assist the Compensation Committee in evaluating executive officer and employee compensation. The Compensation Committee has the sole authority to retain and terminate such consultants and to review and approve such consultants’ fees and other retention terms. In 2018, the Compensation Committee engaged ClearBridge Compensation Group (“ClearBridge”) to advise the Compensation Committee regarding the amount and types of compensation that we provide to our executive officers and directors and how our compensation practices compared to the compensation practices of peer companies. ClearBridge does not provide any services to us other than the services provided to the Compensation Committee. The Compensation Committee reviewed its relationship with ClearBridge, considered ClearBridge’s independence and the existence of potential conflicts of interest, and determined that the engagement of ClearBridge did not raise any conflict of interest or other issues that would adversely impact ClearBridge’s independence. In reaching this conclusion, the Compensation Committee considered various factors, including the six factors set forth in the NYSE listing standards and applicable SEC rules governing compensation advisor conflicts of interest and independence.

The Compensation Committee (or the Executive Compensation Subcommittee, as applicable) reviews all components of senior executives’ compensation, including base salary, annual incentives and long-term incentives. In approving compensation for the senior executives (other than our Chief Executive Officer), the Compensation Committee considers the input and recommendations of our Chief Executive Officer with respect to the senior executives’ performances. With respect to our Chief Executive Officer, the Compensation Committee reviews and approves goals and objectives relevant to his compensation and annually evaluates the performance of our Chief Executive Officer in light of those goals and objectives. The results of these evaluations are then reported to the independent directors. The Compensation Committee sets compensation for our Chief Executive Officer taking these evaluations into account. In determining the long- term incentive component of our Chief Executive Officer’s compensation, the Compensation Committee considers, without limitation, the Company’s financial performance, relative stockholder return, the value of incentive awards to executives in similar positions at comparable companies, and the awards given to our Chief Executive Officer in past years. The Compensation Committee then reports to the Board on the process for setting compensation for our Chief Executive Officer. For further information regarding the Company’s processes and procedures for the consideration of executive compensation, as well as director compensation, see the sections entitled “Executive Compensation,” “—Nominating and Governance Committee,” and “—Director Compensation.”

The Board has determined that Mr. Mathes and Ms.Courtin meet the independence requirements applicable to compensation committee members under the NYSE listing standards and the applicable SEC rules, and are also “non-employee directors” for purposes of Section 16. Mr. Brien meets the independence requirements applicable to compensation committee members under the NYSE listing standards and the applicable SEC rules.

The Compensation Committee operates under a written charter that satisfies the applicable rules and regulations of the SEC and NYSE listing standards. A copy of the charter of the Compensation Committee is available in the Investor Relations section of our website at www.outfrontmedia.com. During 2018, the Compensation Committee held five meetings and acted by unanimous written consent two times. During 2018, the Executive Compensation Subcommittee met two times and acted by unanimous written consent two times.

Nominating and Governance Committee

As more fully described in its charter, the Nominating and Governance Committee is responsible for, among other things:

•	identifying and recommending to the Board individuals qualified to become members of the Board;

•	developing and recommending to the Board corporate governance guidelines;

•	making recommendations to the Board regarding directors to serve as members and chairs of each Board committee;

•	in collaboration with the Lead Independent Director, lead the evaluation of the Board and Board committees;

•	making recommendations to the Board on director compensation matters;

•	monitoring developments in the law and practice of corporate governance;

•	reviewing transactions between the Company and related persons; and

•	reviewing and reporting to the Board on the Company’s policies, practices and disclosures relating to ESG issues for purposes of risk management, long-term business strategy and otherwise.

The Board has determined that Ms. Tolson and Messrs. Diaz and Wender meet the independence requirements applicable to nominating and governance committee members under the NYSE listing standards and the applicable SEC rules.

The Nominating and Governance Committee operates under a written charter that satisfies the applicable rules and regulations of the SEC and NYSE listing standards. A copy of the charter of the Nominating and Governance Committee is available in the Investor Relations section of our website at www.outfrontmedia.com. During 2018, the Nominating and Governance Committee held four meetings.

Policy Regarding Director Nominations

The Nominating and Governance Committee is responsible for reviewing and making recommendations to the Board regarding nominations of candidates for election as a director of the Company. The Nominating and Governance Committee works with the Board to annually review the composition of the Board in light of the characteristics of independence, diversity, age, skills, experience, availability of service to the Company, tenure of incumbent directors on the Board and the Board’s anticipated needs. The Nominating and Governance Committee will recommend director candidates to the Board in accordance with the criteria, policies and principles set forth in the Company’s Corporate Governance Guidelines.

In accordance with the Company’s Corporate Governance Guidelines, in evaluating the suitability of individual Board members, the Nominating and Governance Committee takes into account factors such as the individual’s accomplishments in his or her professional background, current or former leadership positions held by the individual, whether the individual is able to make independent, analytical inquiries and exhibit practical wisdom and mature judgment, other directorships held by the individual, and other relevant factors. Directors of the Company are also expected to possess the highest personal and professional ethics, integrity and values and be committed to promoting the long-term interests of the Company’s stockholders. As part of its review, the Nominating and Governance Committee also considers diversity, including the individual’s professional background, gender and ethnicity, among other characteristics. As a result of considering diversity as part of its nomination process, multiple industries are represented on the Board, including law, advertising, media and marketing, investment management and banking, among others. Additionally, distinguished contributors to governmental and not-for-profit organizations also serve on the Board, as well as two female directors, one of whom is a member of the lesbian, bisexual, gay and transgender community, and one Hispanic director. After taking these considerations into account, the Nominating and Governance Committee determined to recommend to the Board that Mr. Brien and Ms. Courtin, each of whom is currently a Class II member of the Board, be nominated to stand for election at the Annual Meeting.

An eligible stockholder or group of stockholders that wants to nominate directors for inclusion in the Company’s proxy statement pursuant to the proxy access provisions in the Bylaws, or that wants to nominate or recommend a candidate for election to the Board without such nominee being included in the Company’s proxy statement, must send a written notice to the Company’s Corporate Secretary at OUTFRONT Media Inc., 405 Lexington Avenue, 17th Floor, New York, New York 10174 and follow the requirements set forth in the Bylaws. See “Stockholder Proposals for the 2020 Annual Meeting of Stockholders.” The Company’s Corporate Secretary will review the information received about the stockholder candidate and determine whether such person meets the qualifications for the Company’s directors set forth in the Company’s Corporate Governance Guidelines. If the stockholder candidate does meet such qualifications and satisfies the requirements of the Bylaws, the information on the stockholder candidate will be forwarded to the Chair of the Nominating and Governance Committee, who will present the information on the stockholder candidate to the entire Nominating and Governance Committee. Director candidates recommended by stockholders will be considered by the Board in the same manner as any other candidate.

Board and Committee Self-Assessments

Pursuant to the Company’s Corporate Governance Guidelines and the NYSE listing standards, the Board and its committees each conduct a self-evaluation at least annually. Our processes enable directors to provide anonymous and confidential feedback, which is then reviewed and addressed by the independent directors led by the Lead Independent Director. In addition, each committee’s chair reviews the feedback with each of their respective Committees in order to promote the effectiveness of the Board and each committee. Following the review, changes in practices or procedures are considered and implemented, as appropriate. The Board finds that this process generates robust comments, and provides the Board the opportunity to make changes designed to increase Board effectiveness and efficiency.

The Nominating and Governance Committee periodically reviews the format of the self-evaluation process, including whether to utilize a third party facilitator to ensure that actionable feedback is solicited on the operation and effectiveness of the Board and its committees. In 2018, the evaluation process was conducted by a third party facilitator and directors provided feedback to the third party facilitator regarding various matters including but not limited to, Board composition and structure, meetings and materials and Board training. The feedback received during the process was reviewed by the Lead Independent Director and then discussed with the Board with the assistance of the third party facilitator. Following the discussion, changes in practices or procedures were considered and implemented, as appropriate.

Communications with the Board

Stockholders and other parties interested in contacting the Company’s non-management directors may send an email to nonmanagementdirectors@outfrontmedia.com, or write to Non-Management Directors, OUTFRONT Media Inc., 405 Lexington Avenue, 17th Floor, New York, New York 10174. The non-management directors’ contact information is also available in the Investor Relations section of our website at www.outfrontmedia.com. The independent directors have approved the process for handling communications received in this manner.

Compensation Committee Interlocks and Insider Participation

During 2018, the members of the Compensation Committee were Nicolas Brien, Angela Courtin and Peter Mathes. None of the members of the Compensation Committee during fiscal year 2018 was an officer or employee of the Company, and, during fiscal year 2018, no executive officer of the Company served on the board and/or compensation committee of any company that employed as an executive officer any member of the Board and/or the Compensation Committee. None of the members of the Compensation Committee during fiscal year 2018 had any relationships requiring disclosure under Item 404 of Regulation S-K for the fiscal year 2018, with the exception of Mr. Brien.

Mr. Brien has served as Chief Executive Officer, the Americas and U.S., of Dentsu Aegis Network Ltd. (“Dentsu”) since August 2017. Dentsu and agencies affiliated with Dentsu paid the Company approximately $56.2 million for advertising services on behalf of their clients since January 1, 2018.

Director Compensation

The Nominating and Governance Committee periodically reviews and recommends for the Board’s approval the form and amount of compensation for directors of the Company who are not employees of the Company or any of its subsidiaries (“Outside Directors”). Only Outside Directors are eligible to receive compensation for serving on the Board. In accordance with the charter of the Nominating and Governance Committee and the Company’s Corporate Governance Guidelines, the Nominating and Governance Committee, with input from the Compensation Committee, is guided by three principles in its review of Outside Director compensation and benefits: (1) Outside Directors should be fairly compensated for the services they provide to the Company, taking into account, among other things, the size and complexity of the Company’s business and compensation and benefits paid to directors of comparable companies; (2) Outside Directors’ interests should be aligned with the interests of stockholders; and (3) Outside Directors’ compensation should be easy for stockholders to understand.

Accordingly, the compensation program for Outside Directors currently consists of (1) cash compensation in the form of annual Board, committee chair, committee member and Lead Independent Director retainers and (2) equity compensation in the form of an annual restricted share unit (“RSU”) grant (or a pro-rated RSU grant if the Outside Director joined the Board following the date of the annual RSU grant, but during the calendar year of the grant).

Cash Compensation

Each Outside Director is entitled to receive the following cash compensation determined by the Board, as applicable:

•	A $75,000 annual board retainer, payable in equal quarterly installments in advance;

•	An additional $20,000 annual committee chair retainer for the chair of each committee, payable in equal quarterly installments in advance;

•	An additional $10,000 committee member retainer for each committee on which an Outside Director serves, payable in equal quarterly installments in advance; and

•	An additional $20,000 annual retainer for the Company’s Lead Independent Director, payable in equal quarterly installments in advance.

Equity Compensation

Each Outside Director is entitled to receive the following awards under the Omnibus SIP:

•
an automatic annual grant of RSUs with a value of $120,000 based on the closing price of shares of our stock on the NYSE on the date of grant, which RSUs will generally vest one year from the date of grant, with dividend equivalents accruing on such RSUs in the amounts equal to the regular cash dividends paid on our common stock and such accrued dividend equivalents shall convert to shares of our common stock on the date of vesting; and

•	a pro-rated RSU grant if he or she joins the Board following the date of the annual RSU grant, but during the calendar year of the grant.

Expenses

Members of the Board are reimbursed for expenses incurred in attending Board, committee and stockholder meetings (including travel and lodging).

2018 Director Compensation Table

The following table sets forth information concerning the compensation of the Outside Directors for 2018.

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)	All Other Compensation ($)	Total ($)
Angela Courtin	85,000	120,000	—	205,000

Nicolas Brien	85,000	120,000	—	205,000

Manuel A. Diaz	85,000	120,000	—	205,000

Peter Mathes	105,000	120,000	—	225,000

Susan M. Tolson	105,000	120,000	—	225,000

Joseph H. Wender	125,000	120,000	—	245,000

(1)	Reflects cash amounts earned in 2018 for the annual Board retainer, committee chair retainers, committee member retainers and Lead Independent Director retainer.

(2)
These amounts reflect the grant date fair value, determined in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 718, Compensation—Stock Compensation, of the annual grant of RSUs to each Outside Director under the Omnibus SIP. For a discussion of the assumptions made in calculating the grant date fair value amounts for 2018, see Note 14 to the Company’s consolidated financial statements included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2018.

The following table shows the number of shares subject to outstanding RSUs held by each of the Outside Directors as of December 31, 2018. Each Outside Director received an automatic grant of 6,108 RSUs on June 11, 2018, and the grant date fair value for each grant was $120,000.

Name	Number of Shares Subject to Outstanding RSUs
Nicolas Brien	6,108

Angela Courtin	6,108

Manuel A. Diaz	6,108

Peter Mathes	6,108

Susan M. Tolson	6,108

Joseph H. Wender	6,108

Stock Ownership Guidelines

The Company’s Corporate Governance Guidelines provide that non-employee directors are expected to own shares of our common stock having a market value of at least three times their annual cash retainer within three years of becoming a director. This stock ownership expectation helps to align the interests of our directors with those of the Company’s stockholders. With the exception of Ms. Courtin, as of or prior to December 31, 2018, pursuant to the Company’s Corporate Governance Guidelines, all directors have met the stock ownership guidelines through either direct ownership of shares of our common stock, or, in accordance with the Nominating and Governance Committee’s discretionary authority to consider additional factors when evaluating compliance with the Company’s director stock ownership guidelines, a combination of direct ownership of shares of our common stock and unvested RSUs.

EXECUTIVE COMPENSATION

Unless otherwise indicated or the context otherwise requires, references to the “Committee” in this section of this proxy statement refer to the Compensation Committee or the Executive Compensation Subcommittee, as applicable.

Compensation Discussion and Analysis

Executive Summary

The following is an overview of the Committee’s major decisions in 2018 and changes to named executive officer (“NEO”) compensation. The compensation for our NEOs is presented in additional detail in the compensation tables and narratives following this summary and following the “Compensation Discussion and Analysis” section.

Summary of Key 2018 Compensation Actions
✓	Revised compensation peer group
✓	Entered into an employment agreement with the CFO
✓	Continued to evaluate the mix of compensation to provide emphasis on long-term incentive equity grants
✓	Paid cash bonuses equal to 116% of target
✓	2018 performance-based RSUs (“PRSUs”) vested at 103% of target
✓	Retained ClearBridge as the Committee’s independent compensation consultant

Our 2018 Named Executive Officers

Our NEOs for 2018 consisted of the following individuals:

Name	Title
Jeremy J. Male	Chairman and Chief Executive Officer

Matthew Siegel	Executive Vice President, Chief Financial Officer

Andrew R. Sriubas	Chief Commercial Officer

Clive Punter	Executive Vice President, Chief Revenue Officer

Richard H. Sauer	Executive Vice President, General Counsel

Donald R. Shassian	Former Executive Vice President, Chief Financial Officer

2018 Company Performance Highlights

Highlights of our 2018 performance are summarized below. These, along with other factors described below, resulted in annual cash bonuses of 116% of performance target for all NEOs.

($ in millions)	2018
	Revenues	AFFO*	Adjusted OIBDA**
	$1,606.2	$299.7	$479.5

*
We calculate and define “AFFO” as funds from operations (which reflects net income (loss) adjusted to exclude gains and losses from the sale of real estate assets, impairment charges, depreciation and amortization of real estate assets, amortization of direct lease acquisition costs and the same adjustments for our equity-based investments, as well as the related income tax effect of adjustments, as applicable) adjusted to include cash paid for direct lease acquisition costs and cash paid for maintenance capital expenditures, and exclude restructuring charges, as well as certain non-cash items, including non-real estate depreciation and amortization, stock-based compensation expense, accretion expense, the non-cash effect of straight-line rent and amortization of deferred financing costs, and the non-cash portion of the income taxes, as well as the related income tax effect of adjustments, as applicable.

**
We calculate and define “Adjusted OIBDA” as operating income (loss) before depreciation, amortization, net (gain) loss on dispositions, stock-based compensation, restructuring charges and impairment charges. For reconciliations of Adjusted OIBDA (as described above) and AFFO (as described above) to operating income (loss) and net income (loss), respectively, see the section entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Key Performance Indicators,” on pages 40-42 of our Annual Report on Form 10-K for the year ended December 31, 2018.

We would like to highlight several significant milestones of 2018:

✓	We exceeded our revenue, Adjusted OIBDA and AFFO budgets

✓
We deployed digital equipment in connection with our transit franchise agreements with the New York Metropolitan Transportation Authority (the “MTA”), Massachusetts Bay Transportation Authority and Washington Metropolitan Area Transit Authority

✓	We executed a transit franchise agreement with the San Francisco Bay Area Rapid Transit District for a term of 10.75 years (with two additional one-year extension options) on balanced terms

✓	We built or converted 83 new digital billboard displays in the U.S. and Canada

✓
We executed a $75.0 million structured repurchase facility, and sold approximately $15.5 million of our common stock under our “at-the-market” equity offering program to enhance our liquidity and capital resources

✓	We paid cash dividends of $203.9 million

✓
We refreshed our brand, and continued to invest in our personnel and corporate culture through development, training and the establishment of our diversity and inclusion program as well as our ESG committee

✓	We continued to make technology enhancements to improve our products and services

✓	We successfully negotiated 18 labor union agreements expiring in 2018

Our Compensation Philosophy

We strive to have a compensation philosophy that is flexible and aligned with our human resources and business strategies. From time to time, the Committee and our management team review and consider changes to the philosophy to ensure it is reasonable and market-competitive. Our compensation consultant, who advised us on the compensation philosophy during 2018, is supportive of these key tenets.

In summary, our compensation philosophy is to deliver compensation programs that support the Company’s attraction, motivation and retention objectives, while aligning executives’ interests with the goal of creating long-term sustainable stockholder value. The table below illustrates a number of key elements that are reflected in our current philosophy.

Elements of Our Philosophy	Summary of Philosophy
Considerations for Setting Pay Opportunities	✓	Position/responsibilities

	✓	Contribution/criticality to the organization

	✓	Individual performance/potential and historical pay

	✓	Company performance

	✓	External market

	✓	Existing contractual obligations

Desired Market Positioning	✓	We do not explicitly target a specific percentile of the market

✓
We generally consider using the market median as a general reference point with respect to each element of target total direct compensation (base salary, target annual incentives and target value of long-term incentive opportunities)

Market Sources for Compensation Reference	✓
We focus primarily on a peer group of media-related companies to provide relevant market context for assessing our compensation program, along with analyzing relevant market compensation surveys to supplement the peer data

✓
Given that the Company is a real estate investment trust (“REIT”), we also compare our compensation practices to REIT industry practices to provide additional context when reviewing our compensation program

Mix of Pay	✓	The majority of executive compensation should be “at risk” and subject to financial metrics (see charts below for more detail)

In addition, the Committee was guided by the following principles with respect to 2018 compensation decisions:

✓	Generally maintain constant levels of target cash compensation, using market data as a reference point to understand the general market

✓	Increase use of equity to encourage long-term focus on stockholder value

✓	Generally maintain current compensation structure with minimal modifications that reflect REIT and publicly-traded company status

Key Pay Elements and Alignment with Company Performance

The following chart summarizes the key pay elements for our NEOs, their purpose and how each pay element links Company performance. See “—Compensation Discussion and Analysis—Elements of 2018 NEO Compensation” below for additional detail.

Compensation Element	Form	Purpose	How it Links to Performance
FIXED	Base Salary	Cash	To provide a stable, reliable source of income, and to attract and retain talent	Reviewed annually in light of performance factors (Company and individual) and market compensation practices
AT RISK	Performance-Based Executive Cash Bonus Plan	Cash	To reward for individual contributions to annual financial and operational achievements	Variable and based on pre-established Company performance goals
AT RISK	Performance-Based Long-Term Equity Incentive Compensation	Equity	To reward for individual contributions to our growth and performance, aligned with shareholders	• PRSUs comprise 60% of equity award opportunity, and are subject to attainment of adjusted OIBDA and AFFO attainment • Time-based RSUs (“TRSUs”) comprise 40% of equity award opportunity and subject to stock price risk

Compensation Mix

To help ensure that management’s interests are aligned with those of stockholders and their compensation reflects the performance of the Company, a substantial portion of our NEOs’ compensation is at risk, and will vary above or below target levels commensurate with Company performance. The chart below shows the percentage of our NEOs’ 2018 target compensation that was at risk.

CEO Pay Mix
21.8%
21.8%
56.5%
At-Risk Pay, 78%
Average* NEO Pay Mix
29.4%
21.6%
48.9%
At-Risk Pay, 71%
Base Salary
Target Cash Bonus Plan
Target Long-Term Incentive

*
Average includes the following NEOs: Messrs. Siegel, Sriubas, Punter and Sauer. Includes the annualized value of Mr. Siegel’s target total direct compensation package pursuant to the terms of his employment agreement, and excludes (1) the value of Mr. Siegel’s one-time equity grant awarded in June 2018 in connection with entering into his employment agreement; and (2) the value of Mr. Sriubas’s one-time equity grant awarded in November 2017 in connection with the Company renewing its contract with the MTA . For further information, see the section entitled “—Employment Agreements.”

Summary of Our Executive Compensation Practices

The table below highlights certain executive compensation practices we have implemented that drive performance as well as those not implemented because we do not believe they would serve our stockholders’ interests:

What We DO
✓	Tie pay to performance by designing a significant portion of executive pay to be at risk; 78% of the CEO’s 2018 compensation and, on average, 71% of the other NEOs’ compensation, is at risk

✓	Require significant stock ownership guidelines to ensure directors and executives have long-term stockholder alignment

✓	Conduct an annual compensation program risk assessment

✓	Mitigate undue risk in compensation programs through informed performance goal-setting that considers multiple financial and non-financial inputs

✓	Retain the services of an independent compensation consultant

✓	Generally consider market and industry data when setting executive pay, using the median as a reference point to understand the general market

✓	Provide for accelerated equity vesting for plan participants and non-equity severance benefits for our executive officers upon a change in control, with “double triggers”

✓
Maintain an anti-hedging policy that prohibits our directors, executive officers, employees and their related persons from trading in derivative instruments with respect to the Company’s securities or selling the Company’s securities “short”

✓	Prohibit our directors, executive officers and their related persons from pledging the Company’s securities as collateral for loans or for any other purpose

✓	Maintain a clawback policy applicable to executive officers in the event of a financial statement restatement

What We DON’T DO
✗	Provide excessive perquisites

✗	Offer a pension or supplemental executive retirement plan

✗	Reprice underwater stock options without stockholder approval

✗	Reward executives without a link to performance

2018 Say-on-Pay and Frequency of Say-on-Pay Outcome

We held a non-binding advisory stockholder vote on the compensation of our NEOs, commonly referred to as a “say-on-pay” vote, at our 2018 Annual Meeting of Stockholders. At the 2018 Annual Meeting of Stockholders, approximately 94% of the votes cast were cast in favor of the “say-on-pay” proposal. The Committee considered the result of this advisory vote to be an endorsement of our executive compensation program, policies, practices and philosophy, and did not make any compensation changes for our NEOs specifically as a result of the say-on-pay voting results. The Committee will continue to consider the outcome of our say-on-pay votes when making future executive compensation decisions for our NEOs.

In light of the voting results with respect to the frequency of holding a non-binding advisory vote on executive compensation, the Board has determined that the Company will hold future non-binding advisory votes of stockholders to approve the compensation of the NEOs every year until the next non-binding advisory vote of stockholders on the frequency of stockholder votes on executive compensation in 2021, or until the Board otherwise determines a different frequency for such non-binding advisory votes.

Evaluating 2018 Compensation and the Use of Market Data

In 2018, the Committee engaged ClearBridge to advise the Committee regarding the amount and types of compensation that we provide to our executive officers and directors and how our compensation practices compared to the compensation practices of peer companies. See “Directors, Executive Officers and Corporate Governance—Board Committees—Compensation Committee” for further information regarding our engagement of ClearBridge.

In making its compensation determinations for fiscal year 2018, the Committee relied on publicly available information for a select group of U.S.-based publicly-traded media peer companies as the primary data source. The peer group was selected by the Committee based on recommendations provided by ClearBridge. The Committee expects to review and approve the compensation peer group annually. The compensation peer group was determined based on the following criteria:

✓	Business Criteria: Companies in the media industry with a meaningful portion of revenue from advertising sales as determined by an evaluation of such companies’ public disclosures.

✓	Size Criteria: Companies comparable to the Company’s revenue size (for example, companies with revenue of $500 million to $3.5 billion), with a secondary focus on market capitalization.

✓	Peers of Peers: Companies listed as peer of the Company’s current peers as disclosed in such peers’ proxy statement.

For 2018, the Committee reviewed the compensation peer group and removed Media General because it merged with Nexstar Broadcasting Group, Inc. in 2017 and formed Nexstar Media Group, Inc. The Committee added Entercom Communications Corp. because it met the selection criteria described above. Following these modifications, the compensation peer group comprises the following 14 companies:

Company	Trailing 12-Month Revenue(1)	Market Capitalization(1)
OUTFRONT Media Inc.	$1,606	$2,528
IAC/InterActiveCorp	$4,263	$15,053
Scripps Networks Interactive, Inc.	$3,562	$11,714
Sinclair Broadcast Group, Inc.	$3,055	$2,629
Meredith Corporation	$3,047	$2,366
AMC Networks Inc.	$2,972	$3,202
Time Inc.	$2,775	$1,843
Nexstar Media Group, Inc.	$2,767	$3,692
Clear Channel Outdoor Holdings, Inc.	$2,722	$1,914
TEGNA, Inc.	$2,207	$2,375
The New York Times Company	$1,726	$3,604
Lamar Advertising Company	$1,627	$6,683
Entercom Communications Corp.	$1,463	$848
The E. W. Scripps Company	$1,208	$1,304
Gray Television, Inc.	$1,084	$1,296

(1)
As of January 2, 2019, except for Scripps Networks Interactive, Inc. and Time Inc., as both companies were acquired in 2018. Information for Scripps Networks Interactive, Inc. and Time Inc. is as of the last date that publicly available information was reported by these companies prior to being acquired. Dollars in millions.

The Company strives to maintain a reasonable competitive positioning relative to the peer group and secondary compensation sources, such as published survey data. Although the Company does not use benchmarking to evaluate its executive compensation, it does use market data as an initial reference point to understand the general market. Analyzed data is scoped to the Company’s revenue size and aged to a common date to ensure comparability. In 2018, the Committee reviewed data from the Willis Towers Watson Executive General Industry Survey and the Willis Towers Watson Executive Media Industry Survey. No one company in these surveys was relied upon with respect to determining any of the Company’s compensation decisions. Because the Company is structured as a REIT, the Committee also considered pay practices among specialty REITs of comparable size to that of the Company based on revenue and market capitalization, similar to the size criteria used for the media peer group described above. The REIT comparison group includes the following specialty REITs: Crown Castle International Corp., The GEO Group, Inc., CoreCivic, Inc, Digital Realty Trust Inc., Extra Space Storage Inc., and CBL & Associates Properties.

Elements of 2018 NEO Compensation

Consistent with 2017, NEO compensation included the following compensation elements:

✓	Base salary

✓	Performance-based compensation:

◦    Executive cash bonus plan

◦    Long-term equity incentive compensation

✓	Retirement plans

✓	Other compensation (personal benefits)

The Committee considered each of the above elements from the perspective of design and pay level as it reviewed and established NEO compensation in 2018. Neither the Company nor the Committee used explicit guidelines in determining the mix of compensation elements for the NEOs. However, as described above, the Committee managed the pay programs so that a majority of compensation was both at risk and subject to performance conditions.

During 2018, we were a party to employment agreements with all of our NEOs. For a description of the terms and provisions of these employment agreements, see “—Employment Agreements.”

Base Salary

We annually review the base salaries of our NEOs in light of performance factors (Company and individual) and market compensation practices. The Committee reviews compensation analysis and data provided by our compensation consultant, ClearBridge.

The Company entered into an employment agreement with Mr. Siegel on May 24, 2018, which provides for his employment as the Company’s Executive Vice President and Chief Financial Officer from June 4, 2018 through June 3, 2021, with automatic one-year extensions if the Agreement is not otherwise terminated by the Company or Mr. Siegel. The Agreement provides for an annual salary of $650,000. See “—Employment Agreements.”

The base salaries provided to the NEOs were not increased in 2018 because the Committee determined that their respective current base salaries were within the competitive market range.

Name	2017 Salary	2018 Salary	Change
Jeremy J. Male	$1,350,000	$1,350,000	0%

Matthew Siegel	—	$650,000	0%

Andrew R. Sriubas	$650,000	$650,000	0%

Clive Punter	$620,000	$620,000	0%

Richard H. Sauer	$575,000	$575,000	0%

Donald R. Shassian	$650,000	$650,000	0%

Performance-Based Compensation—Executive Cash Bonus Plan

Overview

Ultimately, the goal of the plan is to reward behaviors that create value for our stockholders. More specifically, the OUTFRONT Media Inc. Amended and Restated Executive Bonus Plan (the “Amended and Restated Executive Bonus Plan”) is designed to motivate NEOs to:

✓	Grow top line revenue

✓	Manage and control costs

✓	Achieve rigorous individual goals that are linked to our strategic plan

These behaviors are measured through financial metrics, and, to a lesser extent, qualitative metrics as illustrated in the table below.

Metric	Weighting	Payout Downside (% of Target)	Payout Upside (% of Target)
Financial Performance: Weighted Average Achievement of Adjusted OIBDA and AFFO	67% (75% Adjusted OIBDA, 25% AFFO)	50%	200%

Individual Performance	33%

The Company continues to use Adjusted OIBDA as a metric because it remains an important indicator of the Company’s operational strength and performance of our businesses, as it provides a link between profitability and operating cash flow. The Company uses AFFO as the second metric because, like Adjusted OIBDA, management uses AFFO in managing the business and it is an important indicator of our operational strength and business performance. We believe the Adjusted OIBDA and AFFO metrics provide a more meaningful comparison of our Company’s operating performance to other companies in our industry as well as to REITs.

Adjusted OIBDA and AFFO were selected and approved by the Committee as metrics for the Amended and Restated Executive Bonus Plan. These metrics are seen as critical to our long-term strategic plan, and are the most prominent two metrics tracked by our management and the investment community.

How the Plan Works

The Committee has a process in place for setting goals and evaluating performance under the Amended and Restated Executive Bonus Plan. Based on the advice of our compensation consultant, the Committee chose to set the Amended and Restated Executive Bonus Plan thresholds, targets and maximums for fiscal year 2018 using budgeted earnings estimates, which consider macroeconomic factors, analyst estimates and projected out-of-home advertising industry growth, as well as the Company’s financial and operational performance. For purposes of Section 162(m) (before it was amended to, among other things, eliminate the performance-based compensation exception, effective as of January 1, 2018), the Committee had used a two-step approach to determine the amount of bonuses paid to NEOs based on a minimum funding threshold percentage equal to 50% of target Adjusted OIBDA and the Committee’s exercise of negative discretion. For 2018, in light of the amendments to Section 162(m), the Committee modified this approach. Beginning in 2018, in order for bonuses to be funded under the Amended and Restated Executive Bonus Plan, the Company must achieve an 80% or greater level of the weighted average achievement of a combination of the percentage of target Adjusted OIBDA achieved for calendar year 2018 and the percentage of target AFFO achieved for calendar year 2018, in each case, as adjusted in accordance with the Amended and Restated Executive Bonus Plan and the Omnibus SIP, as applicable, with such weighted average achievement calculated by allocating a 75% weighting to target Adjusted OIBDA and a 25% weighting to target AFFO (the “Minimum Funding Threshold”). If the Minimum Funding Threshold is achieved, the Committee compares the weighted average achievement of both financial metrics to a pre-defined bonus payout scale approved by the Committee in early 2018, with threshold, target and maximum goals, as set forth below. The Committee applies an increased payout of 25% for every 2.5% weighted average achievement above target, and a decreased payout of 12.5% for every 5% weighted average achievement below target. If the performance achievement results in a percentage between two performance levels on the scale, the bonus payout is interpolated. The Committee determines the actual bonus payments using the following percentages: 67% of the bonus payment is based on the Company’s financial performance, as described above, and 33% of the bonus payment is based on an evaluation of the individual performance of the NEOs. The Committee may exercise discretion to adjust any of the bonus payments, subject to any limitations set forth in the Amended and Restated Executive Bonus Plan. This process is depicted in the flowchart below.

Determining the 2018 Payout

Goal-Setting Process

- Management develops target AFFO and target Adjusted OIBDA performance goals

+

- Analyst guidance for the upcoming year is reviewed
- Company reviews performance for prior-year(s)

+

- Threshold, target and maximum performance goals are developed in consideration of these factors

+

- Management reports recommendations to Committee for final approval

Measurement of Financial Performance

The Committee evaluates actual performance relative to the weighted average of combined target Adjusted OIBDA and AFFO performance goals to determine initial bonus pool funding.
If the threshold weighted average achievement of such combination is 80% or more, the Committee then compares the achievement to a pre-defined scale with threshold, target and maximum goals, using straight-line interpolation as needed, to assess potential payouts.

Final Payout

The Committee exercises its discretion in determining the final payout by evaluating the individual performance of the NEOs for the year and any other factors that the Committee deems appropriate, subject to any limitations set forth in the Amended and Restated Executive Bonus Plan.

The chart below summarizes the Committee’s review of 2018 performance and the resulting Amended and Restated Executive Bonus Plan payouts.

Payout Funding
Threshold Performance Achieved ✓
In 2018, the Minimum Funding Threshold goal was achieved. Actual Adjusted OIBDA for cash bonus plan purposes was $479.5 million and actual AFFO was $299.7 million, each of which were greater than 80% of the corresponding threshold amounts of $377.6 million and $236 million, respectively.

Financial Performance
As noted previously, 67% of the NEOs’ annual cash bonus payout is based on the weighted average achievement of target Adjusted OIBDA and target AFFO, 75% and 25%, respectively. The table below depicts the (1) threshold, target and maximum performance goals used to determine bonus pool funding, (2) actual performance achievement for 2018 for these goals, and (3) the resulting weighted average performance achievement for 2018 for financial performance.

2018 Performance Goal	Weighting	Actual	Threshold	Target	Maximum	Achievement
Adjusted OIBDA*	75%	$479.5	$377.6	$472.0	$519.2	101.6% x 75% = 76.2%
AFFO*	25%	$299.7	$236.0	$295.0	324.5	101.6% x 25% = 25.4%
2018 Weighted Average Financial Achievement						101.6% of target
2018 Final Funding						116% of target

* Dollars in millions. For purposes of calculating Adjusted OIBDA and AFFO actual, threshold, target and maximum performance amounts, the Adjusted OIBDA and AFFO metrics, which are defined and described in the section entitled “—Compensation Discussion and Analysis—Executive Summary—2018 Company Performance Highlights,” may be further adjusted to account for specified items, however, no further adjustments were made for 2018.

For 2018, the financial weighted average achievement of target Adjusted OIBDA and target AFFO was 101.6%, which resulted in funding a bonus pool for our NEO’s. The Committee applied the weighted average achievement of both metrics against the pre-defined bonus payout scale approved by the Committee in early 2018, as described above. Since the financial weighted average achievement for 2018 was at 101.6%, applying interpolation, the bonus payout was funded at 116%.

Actual Performance Results
In early 2019, Mr. Male reviewed and assessed the performance of each other NEO relative to the Company performance objectives outlined below, which were established in early 2018. Mr. Male then discussed his assessment of each NEO’s performance with the Committee. The Committee also formally assessed Mr. Male’s performance against his pre-established individual objectives as part of this process. The Committee then met in executive session to consider Mr. Male’s recommendations and to make final payout determinations. The NEO and Company performance objectives in 2018 were as follows:

✓	Manage and deploy digital equipment in connection with the Company’s transit franchise agreement with the MTA
✓	Implement strategic sales and real estate initiatives
✓	Static billboard to digital conversions and deployment of new digital displays
✓	Technology enhancements of our business, assets and products
✓	Establish diversity and inclusion program
✓	Renew 18 labor union agreements expiring in 2018

After reviewing Mr. Male’s recommendations, the Committee determined that for the 33% individual performance component of each NEO’s annual bonus, the funding would be set at the same funding level as the 101.6% financial performance component because the Committee believes that the NEOs equally collaborate on the Company’s performance objectives, and their respective individual performances are tied to the Company’s financial performance.

2018 Final Payouts
	Target Bonus Opportunity		Actual Bonus Paid
NEO	As a % of Base Salary	($)	As a % of Target Bonus Opportunity	($)
Jeremy J. Male	100%	1,350,000	116%	1,566,000
Matthew Siegel*	75%	281,815	116%	326,905
Andrew Sriubas	85%	552,500	116%	640,900
Clive Punter	75%	465,000	116%	539,400
Richard H. Sauer	65%	373,750	116%	433,550
Donald R. Shassian*	85%	552,500	—	—

* In 2018, Mr. Siegel’s target bonus was pro-rated based on his June 4, 2018 hire date. In connection with Mr. Shassian’s retirement from the Company effective as of June 1, 2018, and the execution of the Release (as defined below), Mr. Shassian received, among other things, a lump-sum cash payment of $230,208.33, representing the pro-rata portion of his 2018 target bonus prior to year-end. See “—Employment Agreements.”

Performance-Based Compensation—Long-Term Equity Incentive Compensation

The Company provides long-term equity incentive compensation to the NEOs that is intended to:

✓	Balance stockholder alignment, line-of-sight to critical financial metrics and long-term retention

✓	Reflect typical market practice of our peer group

✓	Align with our stated pay-for-performance compensation philosophy

The Company’s long-term equity incentive compensation is comprised of two separate components:

Type of Long-Term Equity Incentive Compensation	Weighting	Overview	Rationale
PRSUs	60%	✓ Earned based on one-year Adjusted OIBDA and AFFO performance weighted 75% and 25%, respectively	✓ Based on financial metrics that are (1) directly linked to stock price growth, (2) market-competitive, and (3) understood by management
		✓ Any earned PRSUs are also subject to ratable vesting over a three-year period following the grant date	✓ Provides alignment with stockholders
			✓ Fosters retention
TRSUs	40%	✓ Vests ratably over a three-year period following the grant date	✓ Provides alignment with stockholders
			✓ Fosters retention

On February 22, 2018, the Company made a grant of PRSUs to its NEOs. Grants of PRSUs follow the same process as that of awards under the Amended and Restated Executive Bonus Plan in that the grants of PRSUs are at-risk and subject to the Minimum Funding Threshold. If the Minimum Funding Threshold is achieved, the Committee compares the weighted average achievement of both financial metrics to the performance and payout schedule approved by the Committee in early 2018, with threshold, target and maximum goals, as set forth below. The Committee applies an increased payout of 25% for every 2.5% weighted average achievement above target, and a decreased payout of 12.5% for every 5% weighted average achievement below target. If the performance achievement results in a percentage between two performance levels on the scale, the grant payout is interpolated. The Committee may exercise discretion to adjust any of the grants of PRSUs, subject to any limitations set forth in the Omnibus SIP.

Performance and Payout Schedule	Level of Performance (Relative to Target Performance)	Level of Payout (Relative to Target # of PRSUs Granted)
Below Threshold	<80%	0%
Threshold	80%	60%
Target	100%	100%
Maximum	≥110%	120%

The Committee considered a number of factors when establishing each NEO’s 2018 total grant value:

✓	Recommendations from the Chief Executive Officer (excluding for his own role) based on the Company performance objectives described above

✓	Market data and consultation provided by ClearBridge

✓	Existing contractual obligations through employment agreements

✓	Potential levels of dilution

✓	Internal equity amongst the NEO group

✓	The desire to place more emphasis on long-term incentives from a pay mix perspective

The table below provides the total 2018 grant-date value and the number of target PRSUs and TRSUs that were granted to each NEO.

	Total 2018	Number of Units Granted in 2018
NEO	Grant Value	Target PRSUs	TRSUs
Jeremy J. Male	$3,500,000	97,583	65,055
Matthew Siegel*	$300,000	—	15,045
Andrew R. Sriubas	$2,000,000	55,762	37,174
Clive Punter	$825,000	23,001	15,334
Richard H. Sauer	$600,000	16,728	11,152
Donald R. Shassian*	$2,300,000	64,126	42,750

*
In 2018, the Committee awarded a one-time grant of TRSUs to Mr. Siegel, with a value of $300,000, in connection with entering into his employment agreement. In connection with Mr. Shassian’s retirement from the Company effective as of June 1, 2018, and the execution of the Release, Mr. Shassian received, among other things, accelerated vesting of 23,198 TRSUs and 30,502 PRSUs previously granted to him, but forfeited his 2018 PRSU and TRSU grants. See “—Employment Agreements,” “—2018 Summary Compensation Table” and “—Potential Payments Upon Termination or Change in Control.”

In February 2019, the Committee determined the requisite threshold level of AFFO and Adjusted OIBDA performance was attained (as described above for the Amended and Restated Executive Bonus Plan for 2018) and, accordingly, the number of PRSUs actually earned based on our performance relative to the performance goals established by the Committee for the 2018 calendar year. The number of shares earned upon vesting of the PRSUs is determined in accordance with the performance and payout schedule described in the table above. For 2018, we achieved 101.6% of the weighted average achievement of a combination of target Adjusted OIBDA and target AFFO, which resulted in final PRSUs eligible to vest in 2018 at 103% of target PRSUs. The table below sets forth the number of PRSUs earned in 2018 and eligible to vest in accordance with the time-based vesting schedule described below.

NEO	Target Number of PRSUs in 2018	Actual Number of PRSUs Earned Based on 2018 Performance
Jeremy J. Male	97,583	100,511
Matthew Siegel*	—	—
Andrew R. Sriubas	55,762	57,436
Clive Punter	23,001	23,694
Richard H. Sauer	16,728	17,232
Donald R. Shassian*	64,126	—

*
Mr. Siegel joined the Company on June 4, 2018, after the 2018 PRSUs were granted. In connection with Mr. Shassian’s retirement from the Company effective as of June 1, 2018, and the execution of the Release, Mr. Shassian received, among other things, accelerated vesting of 23,198 TRSUs and 30,502 PRSUs previously granted to him, but forfeited his 2018 PRSU and TRSU grants. See “—Employment Agreements,” “—2018 Summary Compensation Table” and “—Potential Payments Upon Termination or Change in Control.”

The TRSUs and the earned PRSUs generally vest in equal installments on each of February 22, 2019, 2020, and 2021 subject to each NEO’s respective continued employment through the applicable vesting date and the terms of his employment agreement and/or equity award. If we pay regular cash dividends with respect to our common stock, the holders of TRSUs and PRSUs will be eligible for dividend equivalent payments in shares of our common stock when and to the extent that the related TRSUs or PRSUs vest and are settled.

Retirement and Deferred Compensation Plans

The Company maintains a broad-based tax-qualified defined contribution plan (the “401(k) Plan”) and a nonqualified deferred compensation plan (the “Excess 401(k) Plan”), effective as of January 1, 2014. During 2018, we provided participating NEOs with matching contributions in the 401(k) Plan and the Excess 401(k) Plan as we believe this benefit is reasonable and market-competitive.

Information regarding the participation by our NEOs in the Excess 401(k) Plan is set forth in the 2018 Nonqualified Deferred Compensation table and the narratives following this table. The Excess 401(k) Plan provides our senior executives with the opportunity to save for retirement beyond the qualified plan limitations.

Stock Ownership Guidelines

To better align the interests of our executive team with those of our stockholders, we have adopted stock ownership guidelines for our executive officers. Ownership in the Company is evidence of the confidence our executives have in the Company’s long-term performance.

✓	Chief Executive Officer: 5x base salary

✓	Chief Financial Officer: 3x base salary

✓	Other executive officers: 2x base salary

Shares considered “owned” for purposes of complying with the stock ownership guidelines are:

✓	Shares of stock owned individually or jointly, or in trusts owned by the executive

✓	TRSUs

✓	PRSUs once performance level and number of PRSUs earned have been determined

Each executive officer has five years from the time he becomes subject to the ownership guidelines to meet the guideline. Once the executive’s qualified holdings reach the guideline, the executive will be deemed to have met the guideline going forward. The executive will need to maintain a level of ownership in either the number of shares held when the guideline was met (to mitigate the need to increase the number of shares owned when there is a reduction in the share price) or the current dollar guideline (to have the ability to reduce the number of shares when the share price increases). Management will present a progress report annually to the Committee regarding ownership levels.

With the exception of Mr. Siegel, who joined the Company in June 2018, as of or prior to December 31, 2018, all of the NEOs have met their respective ownership guidelines.

Clawback Policy

In 2017, the Board voluntarily adopted a recoupment or “clawback” policy. In the event the Company is required to prepare an accounting restatement due to the Company’s material noncompliance with any financial reporting requirement under the securities laws to correct a material error, and the Board determines that an officer (as defined under SEC Rule 16a-1(f)) has willfully committed an act of fraud or dishonesty in the performance of his or her duties that contributed to the material noncompliance that resulted in the Company’s obligation to prepare the accounting restatement, then the Board will direct the Company to recoup from the culpable officer all excess incentive compensation received during the reporting period or periods impacted by the accounting restatement.

Compensation Deductibility Policy

Section 162(m) of the Code generally limits to $1 million the federal tax deductibility of compensation paid in one year to certain of our executive officers (and, beginning in 2018, certain former executive officers). Historically, compensation that satisfied the Code’s requirements for “performance-based compensation” was not subject to this deduction limitation. This performance-based exception has now been repealed, effective for taxable years beginning after December 31, 2017, except for certain compensation arrangements in place as of November 2, 2017 for which transition relief is available. Our Committee considers deductibility as just one factor in determining the form and terms of compensation we provide. In certain circumstances, the Committee may have granted compensation that will not qualify as “performance-based” for purposes of Section 162(m) as in effect prior to 2018, including when, in the Committee’s judgment, certain compensation was needed to achieve the Committee’s overall compensation objectives.

We continue to evaluate the impact of the recent revisions to Section 162(m), but regardless of that impact we reserve the right to provide compensation that may not be deductible for federal income tax purposes. Moreover, even if the Committee intended to grant compensation that might qualify as “performance-based” for purposes of Section 162(m), we cannot guarantee that such compensation will so qualify or ultimately will be deductible.

Compensation Risk Assessment

In 2018, as part of the Company’s enterprise risk management process, our Chief Financial Officer, Chief Human Resources Officer, General Counsel, Vice President, Internal Audit, Controller, Corporate Secretary and Director of Compensation evaluated our compensation programs for potential areas of risk. During this initial risk assessment, we reviewed our compensation and benefit programs to identify potential risks and risk mitigation factors. On the basis of this initial assessment, management concluded that the Company’s compensation programs are structured in a way that does not create risks that are reasonably likely to have a material adverse effect on the Company. The Committee reviewed the results of this assessment at the end of 2018 and agreed with management’s conclusion.

COMPENSATION COMMITTEE REPORT

The following Compensation Committee Report does not constitute “soliciting material” and shall not be deemed “filed” or incorporated by reference into any filing under the Securities Act of 1933, as amended (the “Securities Act”) or the Securities Exchange Act of 1934, as amended (the “Exchange Act”), except to the extent OUTFRONT Media Inc., a Maryland corporation (the “Company”), specifically requests that the information be treated as soliciting material or specifically incorporates such information by reference into a document filed under the Securities Act or the Exchange Act.

The Compensation Committee (the “Compensation Committee”) of the Board of Directors (the “Board”) of the Company has reviewed and discussed with the Company’s management the Compensation Discussion and Analysis (“CD&A”) included in the Company’s proxy statement for the 2019 Annual Meeting of Stockholders (the “Proxy Statement”). Based on that review and discussion, the Compensation Committee has recommended to the Board that the CD&A be included in the Proxy Statement and incorporated by reference from the Proxy Statement into the Company’s Annual Report on Form 10-K for the year ended December 31, 2018, which was filed with the Securities and Exchange Commission on February 27, 2019.

Members of the Compensation Committee

Peter Mathes, Chair
Nicolas Brien
Angela Courtin

2018 Summary Compensation Table

The following table presents summary information regarding the compensation awarded to, earned by, or paid to each of the NEOs for services rendered to us for the years ended December 31, 2018, 2017 and 2016, as applicable.

Name and Principal Position(a)	Year (b)	Salary ($)(c)(1)	Bonus ($)(d)	Stock Awards ($)(e)(2)	Option Awards ($)(f)	Non-Equity Incentive Plan Compensation ($)(g)(1)(3)	Change in Pension Value and Non-qualified Deferred Compens-ation Earnings ($)(h)	All Other Compensation ($)(i)(4)	Total ($)(j)
Jeremy J. Male	2018	1,349,999	—	3,499,970	—	1,566,000	—	1,260	6,417,229
Chairman and Chief Executive Officer	2017	1,349,999	—	2,999,970	—	1,053,000	—	1,260	5,404,229
	2016	1,349,999	—	2,299,987	—	1,228,500	—	1,260	5,579,746
Matthew Siegel	2018	362,500	—	299,997	—	326,905	—	12,194	1,001,596
Executive Vice President, Chief Financial Officer(5)	2017	—	—	—	—	—	—	—	—
	2016	—	—	—	—	—	—	—	—
Andrew Sriubas	2018	650,000	—	1,999,983	—	640,900	—	10,444	3,301,327
Chief Commercial Officer	2017	590,769	—	1,399,979	—	368,721	—	10,143	2,369,612
	2016	550,000	—	749,983	—	375,375	—	9,969	1,685,327
Clive Punter	2018	620,000	—	824,969	—	539,400	—	10,318	1,994,687
Executive Vice President, Chief Revenue Officer	2017	565,077	—	749,986	—	331,511	—	73,999	1,720,572
	2016	550,000	—	749,983	—	375,375	—	80,970	1,756,327
Richard H. Sauer	2018	575,000	—	599,978	—	433,550	—	10,350	1,618,878
Executive Vice President, General Counsel	2017	561,442	—	599,978	—	282,226	—	10,080	1,453,726
	2016	493,365	—	599,975	—	273,000	—	9,855	1,376,195
Donald R. Shassian	2018	287,500	—	2,299,972	—	—	—	256,902	2,844,374
Former Executive Vice President, Chief Financial Officer(5)	2017	650,000	—	2,299,978	—	430,950	—	10,269	3,391,197
	2016	650,000	—	1,699,969	—	443,625	—	10,094	2,803,688

(1)	Salary and Non-Equity Incentive Plan Compensation for 2018 include amounts deferred under qualified and nonqualified arrangements.

(2)
For stock awards made in 2018, these amounts reflect the aggregate grant date fair values of grants under the Omnibus SIP, determined in accordance with FASB ASC Topic 718, Compensation—Stock Compensation. For the PRSUs granted in 2018 to Messrs. Male, Sriubas, Punter, Sauer and Shassian (representing $2,099,986, $1,199,998, $494,982, $359,987 and $1,379,992, respectively, of the aggregate grant date values included in column (e)), the maximum grant date value, determined in accordance with FASB ASC Topic 718, would be $2,519,983, $1,439,998, $593,978, $431,984 and $1,665,990, respectively. The assumptions upon which these amounts are based are set forth in note 14 to our consolidated financial statements contained in our Annual Report on Form 10-K for the fiscal year ended December 31, 2018. In connection with Mr. Shassian’s retirement from the Company effective as of June 1, 2018, and the execution of the Release, Mr. Shassian received, among other things, accelerated vesting of 30,502 PRSUs previously granted to him, but forfeited his 2018 PRSU grants. See “—Employment Agreements” and “—Potential Payments Upon Termination or Change in Control.”

(3)
Amounts represent the annual bonus earned for 2018 under the Amended and Restated Executive Bonus Plan. See “—Compensation Discussion and Analysis—Elements of 2018 NEO Compensation—Performance-based Compensation—Executive Cash Bonus Plan.”

(4)	The following table and footnotes describe each component of the “All Other Compensation” column for 2018:

Named Executive Officer	Company Contribution to 401(k) Plan ($)	Company Contribution to 401(k) Excess Plan/Deferred Compensation Arrangement ($)	Company-Paid Life Insurance ($)	Tax Reimbursement ($)	Severance Payments/Benefits ($)(a)	Total ($)
Jeremy J. Male	—	—	1,260	—	—	1,260
Matthew Siegel	9,625	1,750	819	—	—	12,194
Andrew Sriubas	9,625	—	819	—	—	10,444
Clive Punter	9,625	—	693	—	—	10,318
Richard H. Sauer	9,625	—	725	—	—	10,350
Donald R. Shassian	9,625	—	819	—	246,458	256,902

(a)
For Mr. Shassian, the amount shown includes the lump-sum cash payment, representing the pro-rata portion of his 2018 target bonus prior to year-end and payments for accrued vacation time, in connection with Mr. Shassian’s retirement from the Company effective as of June 1, 2018, and the execution the Release. See “—Employment Agreements,” and “—Potential Payments Upon Termination or Change in Control.”

(5)
Mr. Shassian, the Company’s former Executive Vice President, Chief Financial Officer, retired from the Company effective as of June 1, 2018. Mr. Siegel was elected as the Company’s Executive Vice President, Chief Financial Officer effective as of June 4, 2018.

2018 Grants of Plan-Based Awards

The following table sets forth information concerning grants of non-equity and equity incentive awards to the NEOs under the Company’s Amended and Restated Executive Bonus Plan and the Omnibus SIP for the year ended December 31, 2018.

		Committee Action Date(1)	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(2)			Estimated Possible Payouts Under Equity Incentive Plan Awards(3)					All Other Stock Awards:Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)(4)
Name	Grant Date		Threshold ($)(2)	Target ($)(2)	Maximum ($)(2)	Threshold ($)(3)		Target ($)(3)		Maximum ($)(3)
Jeremy J. Male	2/22/2018	2/22/2018	—	—	—	—		—		—	65,055(5)	—	—	1,399,984
	2/22/2018	2/22/2018	—	—	—	58,550		97,583		117,100	—	—	—	2,099,986
	—	—	675,000	1,350,000	2,700,000	—		—		—	—	—	—	—
Matthew Siegel	6/4/2018	6/4/2018	—	—	—	—	—	—	—	—	15,045	—	—	299,997
	—	—	—	—	—	—	—	—	—	—	—	—	—	—
	—	—	140,908	281,815	563,630	—		—		—	—	—	—	—
Andrew R. Sriubas	2/22/2018	2/22/2018	—	—	—	—		—		—	37,174(5)	—	—	799,984
	2/22/2018	2/22/2018	—	—	—	33,457		55,762		66,914	—	—	—	1,199,998
	—	—	276,250	552,500	1,105,000	—		—		—	—	—	—	—
Clive Punter	2/22/2018	2/22/2018	—	—	—	—		—		—	15,334(5)	—	—	329,988
	2/22/2018	2/22/2018	—	—	—	13,801		23,001		27,601	—	—	—	494,982
	—	—	232,500	465,000	930,000	—		—		—	—	—	—	—
Richard H. Sauer	2/22/2018	2/22/2018	—	—	—	—		—		—	11,152(5)	—	—	239,991
	2/22/2018	2/22/2018	—	—	—	10,037		16,728		20,074	—	—	—	359,987
	—	—	186,875	373,750	747,500	—		—		—	—	—	—	—
Donald R. Shassian	2/22/2018	2/22/2018	—	—	—	—		—		—	42,750(5)	—	—	919,980
	2/22/2018	2/22/2018	—	—	—	38,476		64,126		76,951	—	—	—	1,379,992
	—	—	276,250	552,500	1,105,000	—		—		—	—	—	—	—

(1)
The “Committee Action Date” refers to the date on which the Committee approved the equity grant. See “—Compensation Discussion and Analysis—Elements of 2018 NEO Compensation—Performance-Based Compensation—Long-Term Equity Incentive Compensation.”

(2)
Amounts shown in these columns represent the annual bonus opportunity under the Amended and Restated Executive Bonus Plan for 2018 for each participating NEO. The actual bonus earned for 2018 was determined by the Committee in early 2019, as described above under “—Compensation Discussion and Analysis—Elements of 2018 NEO Compensation—Performance-Based Compensation—Executive Cash Bonus Plan,” and is set forth in the “Non-Equity Incentive Plan Compensation” column of the 2018 Summary Compensation Table for all NEOs, except for Mr. Shassian, who did not receive an actual payout under the Amended and Restated Executive Bonus Plan due to his resignation from the Company, but instead received a lump-sum cash payment, representing the pro-rata portion of his 2018 target bonus prior to year-end pursuant to the Release. Mr. Siegel’s target bonus was pro-rated for 2018 based on the effective date of his employment agreement. See “—Employment Agreements.” The amounts shown in the “Threshold” column represent the amount that the NEO could earn based on achievement of the Minimum Funding Threshold, weighted 67%, and achievement of the individual performance component at 50%, weighted 33%. The amounts shown in the “Target” column represent the amount that the NEO could earn based on (a) achievement of 100% of the weighted average target Adjusted OIBDA and target AFFO metric for 2018, weighted 67% and (b) achievement of the individual performance component at 100%, weighted 33%. The amounts shown in the “Maximum” column represents the amount that the NEO could earn based on (a) achievement of 110% of the weighted average target Adjusted OIBDA and target AFFO for 2018, weighted 67% and (b) achievement of the individual performance component at 200%, weighted 33%.

(3)
Amounts shown in these columns represent the PRSU portion of the 2018 long-term incentive award granted to each participating NEO under the Omnibus SIP. The actual number of PRSUs earned and eligible to vest for 2018 was determined by the Committee in early 2019, as described under “—Compensation Discussion and Analysis—Elements of 2018 NEO Compensation—Performance-Based Compensation—Long-Term Equity Incentive Compensation.” The amounts shown in the “Threshold” column represent the number of PRSUs (in other words, 60% of the target award) that would become eligible to vest at achievement of the Minimum Funding Threshold. The amounts shown in the “Target” column represent the number of PRSUs (in other words 100% of the target award) that would become eligible to vest at 100% achievement of the weighted average target Adjusted OIBDA and target AFFO metric for 2018. The amounts shown in the “Maximum” column represent the number of PRSUs (in other words, 120% of the target award) that would become eligible to vest at achievement equal to or greater than 110% of the weighted average target Adjusted OIBDA and target AFFO metric for 2018. To the extent earned, the PRSUs generally vest in equal installments on each of February 22, 2019, 2020 and 2021, subject to the NEO’s continued service on each applicable vesting date and the terms of his employment agreement and/or equity awards. In connection with Mr. Shassian’s retirement from the Company effective as of June 1, 2018, and the execution of the Release, Mr. Shassian received, among other things, accelerated vesting of 30,502 PRSUs previously granted to him, but forfeited his 2018 PRSU grants. See “—Employment Agreements” and “—Potential Payments Upon Termination or Change in Control.”

(4)
Amounts reflect the fair value on the date of grant, and, for awards subject to performance-based vesting conditions, based on the probable outcome of the performance conditions as of the grant date of the awards reported in the table, in all cases, calculated in accordance with FASB ASC Topic 718, Compensation—Stock Compensation.

(5)
Represents the TRSU portion of the 2018 long-term equity incentive award granted to each participating NEO under the Omnibus SIP, described under “—Compensation Discussion and Analysis—Elements of 2018 NEO Compensation—Performance-Based Compensation—Long-Term Equity Incentive Compensation.” The TRSUs were granted under the Omnibus SIP and generally vest in equal installments on each of February 22, 2019, 2020 and 2021, and with respect to Mr. Siegel’s one-time equity grant on June 4, 2018, such one-time equity vests in equal installments on each of June 4, 2019, 2020 and 2021, subject to the NEOs continued service on each applicable vesting date and the terms of his employment agreement and/or equity award. In connection with Mr. Shassian’s retirement from the Company and execution of the Release, Mr. Shassian received, among other things, accelerated vesting of 23,198 TRSUs previously granted to him, but forfeited his 2018 TRSU grants. See “—Employment Agreements” and “—Potential Payments Upon Termination or Change in Control.”

Description of Plan-Based Awards

Non-equity incentive awards and equity awards reported in the 2018 Grants of Plan-Based Awards table were granted to the applicable NEOs under the Amended and Restated Executive Bonus Plan and the Omnibus SIP, respectively.

Annual Bonuses under the Amended and Restated Executive Bonus Plan

Please refer to the section entitled “—Compensation Discussion and Analysis—Elements of 2018 NEO Compensation—Performance-Based Compensation—Executive Cash Bonus Plan” above for a description of the 2018 annual cash bonus award opportunities.

PRSU and TRSU Awards

The number of PRSUs and TRSUs awarded to each NEO was determined by dividing the target value to be delivered to each NEO by the closing price of a share of our common stock on the NYSE on February 22, 2018, the date of grant. As described above, the number of PRSUs actually earned by an NEO is determined based on the achievement of the applicable performance goal for 2018; any earned PRSUs generally vest in substantially equal installments on each of February 22, 2019, 2020 and 2021. The TRSUs generally vest in substantially equal installments on each of February 22, 2019, 2020 and 2021.

Employment Agreements

As described above, all of the NEOs entered into or had employment arrangements during 2018 that set forth the terms and conditions of their employment with us. For the vesting terms of long-term equity incentive awards granted to the NEOs during 2018, see “—2018 Grants of Plan-Based Awards.” For a description of the payments and benefits that would be provided to the NEOs in connection with a termination of their employment, see “—Potential Payments upon Termination or Change in Control.”

Jeremy J. Male

Effective September 18, 2013, we entered into an employment agreement with Mr. Male (the “2013 employment agreement”) that provided for his employment as our Chief Executive Officer through September 17, 2016. In 2015, we exercised our option to extend Mr. Male’s term for a one-year period ending September 17, 2017, pursuant to the terms of his employment agreement. The 2013 employment agreement provided for an annual base salary of $1.35 million, and an annual target bonus opportunity equal to 85% of his annual salary (with a maximum bonus opportunity equal to 200% of his annual salary), which compensation was subject to review and increase at the discretion of the Committee. In 2015, the Committee, in its discretion, increased Mr. Male’s annual target bonus opportunity to 100% of his annual salary. Effective September 18, 2017, we entered into a new employment agreement with Mr. Male that provides for his continued employment as our Chief Executive Officer through September 17, 2020, with automatic one-year extensions if the employment agreement is not otherwise terminated by the Company or Mr. Male (the “2017 employment agreement”). The 2017 employment agreement provides for an annual base salary of $1.35 million, and an annual target bonus opportunity equal to 100% of his annual salary (with a maximum bonus opportunity equal to 200% of his annual salary), which compensation is subject to review and increase at the discretion of the Committee.

Under the terms of the 2013 employment agreement, Mr. Male became eligible to receive annual grants of long-term equity incentive compensation, as determined by the Committee, based on a target value of $2 million. In 2015, the Committee approved an increase of Mr. Male’s target long-term equity incentive value to $3 million based on a competitive market review. In 2016, the Committee re-approved Mr. Male’s target long-term equity incentive value of $3 million. In connection with the IPO, Mr. Male was afforded the opportunity to purchase shares of our common stock at the public offering price having an aggregate value of up to $4 million. For each share of our common stock purchased, Mr. Male received 0.625 RSUs payable in shares of our common stock under the Omnibus SIP. Under the terms of the 2017 employment agreement, Mr. Male is eligible to receive annual grants of long-term equity incentive compensation based on a target value of $3.5 million.

Mr. Male is entitled to participate in arrangements for benefits, business expenses and perquisites generally available to our other senior executives.

Mr. Male’s employment agreement also contains restrictive covenants imposing non-competition and non-disparagement obligations, restricting solicitation of employees, protecting confidential information and ownership of work product and requiring cooperation in litigation, as well as other covenants, during his employment and for specified periods after the termination of employment.

Matthew Siegel

Effective May 24, 2018, we entered into an employment agreement with Mr. Siegel that provides for his employment as our Executive Vice President and Chief Financial Officer from June 4, 2018 through June 3, 2021, with automatic one-year extensions if the Agreement is not otherwise terminated by the Company or Mr. Siegel. The employment agreement provides for an annual base salary of $650,000, and an annual target bonus opportunity equal to 75% of his annual salary, which compensation is subject to review and increase at the discretion of the Committee.

Under the terms of his employment agreement, Mr. Siegel is eligible to receive annual grants of long-term incentive compensation as determined by the Committee based on a target value of $1.2 million. Mr. Siegel received a one-time grant of long-term equity incentive compensation in the form of RSUs with a value of $300,000 in connection with entering into the employment agreement.

Mr. Siegel also is entitled to participate in arrangements for benefits, business expenses and perquisites generally available to our other senior executives.

Mr. Siegel’s employment agreement also contains restrictive covenants imposing non-competition and non-disparagement obligations, restricting solicitation of employees, protecting confidential information and ownership of work product and requiring cooperation in litigation, as well as other covenants, during his employment and for specified periods after the termination of employment.

Andrew R. Sriubas

Effective July 28, 2014, we entered into an employment agreement with Mr. Sriubas that provided for his employment as our Executive Vice President, Strategic Planning & Development through July 27, 2017. The employment agreement provided for an annual base salary of $550,000, and an annual target bonus opportunity equal to 75% of his annual salary, which compensation was subject to review and increase at the discretion of the Committee. Effective July 28, 2017, we entered into a new employment agreement with Mr. Sriubas that provides for his service as the Company’s Chief Commercial Officer through July 27, 2020 with automatic one-year was extension if the employment agreement is not otherwise terminated by the Company or Mr. Sriubas. The employment agreement provides for an annual salary of $650,000, and an annual target bonus opportunity equal to 85% of his annual base salary (with a maximum bonus opportunity of 200% of his annual salary if the applicable performance goals are exceeded) which compensation is subject to review and increase at the discretion of the Committee. The employment agreement also provides that Mr. Sriubas’s 2017 annual target bonus be calculated on a pro-rata basis using his applicable annual base salary and annual target bonus percentage before and after July 28, 2017.

Under the terms of Mr. Sriubas’s previous employment agreement with the Company, Mr. Sriubas received annual grants of long-term equity compensation as determined by the Committee, based on a target value of $750,000. Under the terms of his new employment agreement, commencing in 2018, Mr. Sriubas is eligible to receive, annual grants of long-term equity compensation based on a target value of $2,000,000, as well as an additional equity award if the Company renewed its contract with the MTA in an amount and on the terms and conditions to be determined by the Board and the Chief Executive Officer in their sole discretion. In connection with the Company renewing its contract with the MTA, Mr. Sriubas received a one-time TRSU award in the amount of $650,000 in November 2017.

Mr. Sriubas is entitled to participate in arrangements for benefits, business expenses and perquisites generally available to our other senior executives.

Mr. Sriubas’s employment agreement also contains restrictive covenants imposing non-competition and non-disparagement obligations, restricting solicitation of employees, protecting confidential information and ownership of work product and requiring cooperation in litigation, as well as other covenants, during his employment and for specified periods after the termination of employment.

Clive Punter

Effective as of October 6, 2014, we entered into an employment agreement with Mr. Punter that provided for his employment as our Executive Vice President, Chief Revenue Officer through October 5, 2017. The employment agreement provided for an annual base salary of $550,000 and an annual target bonus opportunity equal to 75% of his annual salary which compensation was subject to review and increase at the discretion of the Committee. Effective as of October 6, 2017, we entered into a new employment agreement with Mr. Punter that provides for his continued employment as our Executive Vice President, Chief Revenue Officer until his employment is terminated by the Company or Mr. Punter. The employment agreement provides for an annual base salary of $620,000, and an annual target bonus opportunity equal to 75% of his annual salary, which compensation is subject to review and increase at the discretion of the Committee.

Under the terms of Mr. Punter’s previous employment agreement with the Company, Mr. Punter received annual grants of long term equity incentive compensation, as determined by the Committee, based on a target value of $750,000. Under the terms of his new employment agreement, commencing in 2018, Mr. Punter is eligible to receive annual grants of long-term incentive equity compensation based on a target value of $825,000, which is subject to review and a performance increase by $175,000 at the discretion of the Committee commencing in 2019. The terms and conditions of Mr. Punter’s previously granted long-term equity incentive compensation, as approved by the Committee, include a provision that the equity awards will continue to vest beyond termination of employment if Mr. Punter voluntarily resigns on or after the second vesting date but prior to the third vesting date of equity awards with three year time vesting, and on or after the third vesting date but prior to the fourth vesting date of equity awards with four year time vesting. The terms and conditions of any long term equity compensation granted to Mr. Punter after October 6, 2017 do not contain this provision. See “—Potential Payments Upon Termination or Change in Control.”

Mr. Punter is entitled to participate in arrangements for benefits, business expenses and perquisites generally available to our other senior executives.

Mr. Punter’s employment agreement also contains restrictive covenants imposing non-competition and non-disparagement obligations, restricting solicitation of employees, protecting confidential information and ownership of work product and requiring cooperation in litigation, as well as other covenants, during his employment and for specified periods after the termination of employment.

Richard H. Sauer

Effective February 17, 2014, we entered into an employment agreement with Mr. Sauer that provided for his employment as our Executive Vice President, General Counsel and Corporate Secretary through February 25, 2015, with an option for us to extend the agreement for an additional two-year period, which we exercised. The employment agreement provided for an annual base salary of $450,000 for the first year of the term and $475,000 for each of the second and third years of the term, and an annual target bonus opportunity equal to 50% of his annual salary, which compensation was subject to review and increase at the discretion of the Committee. In 2016, the Committee approved an increase of Mr. Sauer’s annual base salary to $500,000 and Mr. Sauer’s annual target bonus opportunity to 60% of his annual salary, based on a competitive market review. Effective March 1, 2017, we entered into a new employment agreement with Mr. Sauer that provides for his service as our Executive Vice President, General Counsel until his employment is terminated by the Company or Mr. Sauer. The employment agreement provides for an annual base salary of $575,000, and an annual target bonus opportunity equal to 65% of his annual salary, which compensation is subject to review and increase at the discretion of the Committee.

Under the terms of Mr. Sauer’s previous employment agreement with the Company, Mr. Sauer received annual grants of long-term equity incentive compensation, as determined by the Committee, based on a target value of $275,000 for the first year of the term, and $350,000 for each of the second and third years of the term. In 2015, the Committee approved an increase of Mr. Sauer’s long-term equity incentive compensation based on a target value of $600,000. Under the terms of his new employment agreement, Mr. Sauer is eligible to receive annual grants of long-term incentive compensation based on a target value of $600,000.

Mr. Sauer also is entitled to participate in arrangements for benefits, business expenses and perquisites generally available to other senior executives.

Mr. Sauer’s employment agreement also contains restrictive covenants imposing non-competition and non-disparagement obligations, restricting solicitation of employees, protecting confidential information and ownership of work product and requiring cooperation in litigation, as well as other covenants, during his employment and for specified periods after the termination of employment.

Donald R. Shassian

Effective January 1, 2017, we entered into an employment agreement with Mr. Shassian that provided for his continued employment as our Executive Vice President, Chief Financial Officer from January 1, 2017 through December 31, 2019 with automatic one-year extensions if the employment agreement was not otherwise terminated by the Company or Mr. Shassian.

The employment agreement provided for an annual base salary of $650,000, and an annual target bonus opportunity equal to 85% of his annual salary, which compensation was subject to review and increase at the discretion of the Committee.

Under the terms of his employment agreement, Mr. Shassian was eligible to receive annual grants of long-term equity incentive compensation, as determined by the Committee based on a target value of $2.3 million. Under the terms of Mr. Shassian’s previous employment agreement with the Company, Mr. Shassian received a grant of long-term equity incentive compensation of $1.35 million, which was increased in 2015 by the Committee, to $1.7 million based on a competitive market review. In 2016, the Committee re-approved Mr. Shassian’s long term equity incentive compensation at $1.7 million. In connection with the IPO, Mr. Shassian was afforded the opportunity to purchase shares of our common stock at the public offering price having an aggregate value of up to $2 million. For each two shares of our common stock purchased, Mr. Shassian received one RSU payable in shares of our common stock under the Omnibus SIP.

Mr. Shassian also was entitled to participate in arrangements for benefits, business expenses and perquisites generally available to our other senior executives.

Mr. Shassian’s employment agreement also contained restrictive covenants imposing non-competition and non-disparagement obligations, restricting solicitation of employees, protecting confidential information and ownership of work product and requiring cooperation in litigation, as well as other covenants, during his employment and for specified periods after the termination of employment.

On March 19, 2018, Mr. Shassian announced his decision to retire from the Company. Mr. Shassian retired from the Company effective as of June 1, 2018. In connection with Mr. Shassian’s retirement, on May 24, 2018, Mr. Shassian executed a release (the “Release”), pursuant to which Mr. Shassian released the Company from all claims and liabilities against the Company relating to his employment (upon expiration of the applicable revocation period and to the extent permitted by applicable laws) in consideration for a lump-sum cash payment of $230,208.33, representing the pro-rata portion of Mr. Shassian’s 2018 annual target bonus, and accelerated vesting of 23,198 RSUs and 30,502 PRSUs granted under the Omnibus SIP. The Release also reaffirmed certain restrictive covenants in Mr. Shassian’s employment agreement imposing non-competition and non-disparagement obligations, restricting solicitation of employees, protecting confidential information and ownership of work product and requiring cooperation in litigation for specified periods following Mr. Shassian’s separation from the Company. For more information, see “—Potential Payments Upon Termination or Change in Control.”

2018 Outstanding Equity Awards at Fiscal Year-End

The following table sets forth information concerning the outstanding equity awards held by the NEOs as of December 31, 2018, including stock option grants that were granted by CBS Corporation (“CBS”) prior to the IPO and our separation from CBS and that were converted into options with respect to our common stock in connection with the IPO and our separation from CBS, PRSUs and TRSUs granted in 2016, 2017 and 2018. The market values in this table were calculated using the closing price of a share of our common stock on the NYSE on December 31, 2018, the last trading day of 2018, which was $18.12. One of our NEOs, Mr. Shassian, who retired from the Company effective as of June 1, 2018, did not have any outstanding equity awards as of December 31, 2018, and therefore is excluded from the following table. See “—Employment Agreements” and “—Potential Payments Upon Termination or Change in Control.”

		Option Awards				Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable(1)	Number of Securities Underlying Unexercised Options (#) Unexercisable(1)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units That Have Not Vested (#)(2)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Jeremy J. Male	9/18/2013	103,413	—	26.39	9/18/2021	—	—	—	—
	2/18/2016	—	—	—	—	50,396	913,176	—	—
	2/16/2017	—	—	—	—	65,590	1,188,491	—	—
	2/22/2018	—	—	—	—	165,566	3,000,056
Matthew Siegel	6/4/2018	—	—	—	—	15,045	272,615	—	—
Andrew R. Sriubas	2/18/2016	—	—	—	—	12,600	228,312	—	—
	2/16/2017	—	—	—	—	16,399	297,150	—	—
	11/9/2017	—	—	—	—	17,702	320,760	—	—
	2/22/2018	—	—	—	—	94,610	1,714,333	—	—
Clive Punter	2/18/2016	—	—	—	—	12,600	228,312	—	—
	2/16/2017	—	—	—	—	16,399	297,150	—	—
	2/22/2018	—	—	—	—	39,028	707,187	—	—
Richard H. Sauer	2/18/2016	—	—	—	—	10,080	182,650	—	—
	2/16/2017	—	—	—	—	13,118	237,698	—	—
	2/22/2018	—	—	—	—	28,384	514,318	—	—

(1)	This option grant is fully vested.

(2)
Set forth below is a schedule of the vesting related to each grant date for the equity awards identified in this column in the above table. The number of units in this table (subject to time-based vesting after December 31, 2018) reflects actual achievement of the applicable performance metrics for PRSUs for 2016, 2017 and 2018. The material terms governing such awards are described above under “—Compensation Discussion and Analysis—Elements of 2018 NEO Compensation—Performance-Based Compensation Long-Term Equity Incentive Compensation.” All awards listed below are subject to the NEO’s continued service on each applicable vesting date and the terms of his employment agreement and/or equity award, except that if Mr. Punter voluntarily resigns on or after the second vesting date but prior to the third vesting date of the February 18, 2016 and February 16, 2017 equity awards, such equity awards will continue to vest. See “—Employment Agreements” and “—Potential Payments Upon Termination or Change in Control.”

Grant Date	Stock Awards Vesting Schedule
2/18/2016	Vests in three equal installments beginning on February 18, 2017
2/16/2017	Vests in three equal installments beginning on February 16, 2018
11/9/2017	Vests in three equal installments beginning on November 9, 2018
2/22/2018	Vests in three equal installments beginning on February 22, 2019
6/4/2018	Vests in three equal installments beginning on June 4, 2019

2018 Option Exercises and Stock Vested

The following table sets forth information concerning the vesting of stock awards with respect to the NEOs for the year ended December 31, 2018.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Jeremy J. Male	—	—	159,157	3,354,381
Matthew Siegel	—	—	—	—
Andrew R. Sriubas	—	—	43,511	934,278
Clive Punter	—	—	35,034	739,752
Richard H. Sauer	—	—	25,324	543,723
Donald R. Shassian	—	—	151,262	3,123,597

2018 Pension Benefits

The Company does not provide any qualified or nonqualified defined benefit pension plan participation to its NEOs.

2018 Nonqualified Deferred Compensation

Except as described below, none of our NEOs participated in a nonqualified deferred compensation arrangement in 2018. The following table sets forth information concerning nonqualified deferred compensation with respect to the NEOs for the year ended December 31, 2018.

Name	Plan Name	Executive Contributions in Last FY ($)(1)	Company Contributions in Last FY ($)(2)	Aggregate Earnings in Last FY ($)(3)	Aggregate Withdrawals/Distributions ($)	Aggregate Balance at Last FYE ($)(4)
Jeremy J. Male	—	—	—	—	—	—
Matthew Siegel	Outfront Media Excess 401(k) Plan	7,500	1,750	72	—	9,322
Andrew R. Sriubas	—	—	—	—	—	—
Clive Punter	Outfront Media Excess 401(k) Plan	—	—	(7,109)	—	115,102
Richard H. Sauer	—	—	—	—	—	—
Donald R. Shassian	—	—	—	—	—	—

(1)	The amount reported is included in the “Salary” column of the 2018 Summary Compensation Table.

(2)	The amount reported is included in the “All Other Compensation” column of the 2018 Summary Compensation Table.

(3)	The Outfront Media Excess 401(k) Plan does not offer above market earnings. As a result, these earnings are not included in the 2018 Summary Compensation Table.

(4)
The aggregate balance for the Outfront Media Excess 401(k) Plan includes the following amounts previously reported as compensation in the 2018 Summary Compensation Table: $105,769 with respect to Mr. Punter.

Description of Nonqualified Deferred Compensation

Set forth below is information with respect to the plan under which deferral of compensation is reflected in the table above.

Outfront Media Excess 401(k) Plan

The Outfront Media Excess 401(k) Plan (the “Excess 401(k) Plan”) is an unfunded nonqualified deferred compensation plan intended to provide benefits to employees who are eligible to participate in the Company’s 401(k) Plan and whose annual eligible compensation exceeds the federal annual limit. A participant can defer between 1% and 15% of his or her eligible compensation through payroll deductions on a pre-tax basis. Eligible compensation generally includes base pay or salary, including pre-tax contributions to the Company’s 401(k) Plan and the Company’s group health and welfare plans, flexible spending accounts and contributions to the commuter reimbursement account plan, plus overtime, bonus, commissions, hazard pay and shift differential pay. For 2018, the Company matched Excess 401(k) Plan contributions based on the rate of matching contributions under the Company’s 401(k) Plan (70% of the first 5% of eligible compensation deferred on a pre-tax basis). Company matching contributions are fully vested after five years of service. Matching contributions made by the Company to the Company’s 401(k) Plan and the Excess 401(k) Plan are made with respect to a portion of a participant’s eligible annual compensation up to $750,000.

Deferred amounts are reflected in phantom notional accounts and are credited with earnings and/or losses as if the deferred amounts were actually invested in accordance with the participant’s investment elections in the Excess 401(k) Plan. Company matching contributions are also reflected in phantom notional accounts, which are credited in the same manner. The Company’s 401(k) Plan offers 19 investment options in which amounts in the Excess 401(k) Plan balances may be notionally invested, and participants generally may change or reallocate investment directions on any business day on which the NYSE is open. The vested portion of a participant’s Excess 401(k) Plan account is distributed in cash after termination of employment in accordance with the participant’s distribution election, either in a lump sum payment or in installment payments.

Potential Payments upon Termination or Change in Control

During 2018, the NEOs had employment arrangements providing for separation payments upon certain types of termination of employment. The table below sets forth estimated potential payments that would have been made to the applicable NEO (other than Mr. Shassian) if his employment had terminated as of December 31, 2018, except for benefits that are provided pursuant to plans or arrangements that do not discriminate in favor of executive officers and are available generally to all salaried employees, such as amounts accrued under the Company’s 401(k) Plan and the Excess 401(k) Plan, disability benefits and accrued vacation pay. In addition, in 2015, the Committee approved and adopted an Executive Change in Control Severance Plan (the “CIC Plan”), effective January 1, 2016, for the benefit of the Company’s executive officers, including NEOs.

Payments made to an NEO would be made subject to any applicable requirements of Section 409A of the Code. Receipt of the payments and benefits shown below upon a termination without “Cause” or for “Good Reason”, each as defined below, or termination following a “Change in Control” (as defined in each of the Omnibus SIP, the related equity award terms and conditions, and the CIC Plan, as applicable), is conditioned on the NEO’s execution of a release in favor of the Company. In determining the benefits payable upon certain terminations of employment, we assumed in all cases that the NEO has complied and continues to comply with, as applicable, all of the restrictive and other covenants included in his employment agreement and has not become employed by a new employer in those cases where the employment agreement requires mitigation by the NEO.

To estimate the payment amounts, the Company used the closing price of our common stock on December 31, 2018, the last trading day of 2018, which was $18.12.

On March 19, 2018, Mr. Shassian announced his decision to retire from the Company. Mr. Shassian retired from the Company effective as of June 1, 2018. In connection with Mr. Shassian’s retirement, on May 24, 2018, Mr. Shassian executed the Release, pursuant to which Mr. Shassian released the Company from all claims and liabilities against the Company relating to his employment (upon expiration of the applicable revocation period and to the extent permitted by applicable laws) in consideration for (1) a lump-sum cash payment of $230,208.33, representing the pro-rata portion of Mr. Shassian’s 2018 annual target bonus, and (2) accelerated vesting of 23,198 RSUs and 30,502 PRSUs granted under the Omnibus SIP, with an intrinsic value of $1,068,630 based on the closing price of a share of our common stock on June 1, 2018, which was $19.90.

Name	Salary and Other Cash Compensation ($)(1)	Annual Bonus ($)(2)	Pro-Rated Bonus ($)(3)	Deferred Compensation ($)	Continuation of Medical, Dental and Life Insurance ($)(4)	Other Payments(5)	Vesting of Equity Awards ($)(6)	Total ($)
Jeremy J. Male
Termination for Cause	—	—	—	—	—	—	—	—
Voluntary termination without Good Reason	—	—	—	—	—	—	—	—
Without Cause or Good Reason termination	1,350,000	1,350,000	—	—	23,981	200,014	4,507,477	7,431,472
Termination following Change in Control(7)	4,050,000	4,050,000	—	—	71,943	200,014	5,101,722	13,473,679
Disability(8)	—	—	675,000	—	—	200,014	5,101,722	5,976,736
Death	—	—	—	—	—	—	5,101,722	5,101,722
Matthew Siegel
Termination for Cause	—	—	—	—	—	—	—	—
Voluntary termination without Good Reason	—	—	—	—	—	—	—	—
Without Cause or Good Reason termination	650,000	487,500	—	—	13,374	—	90,872	1,241,746
Termination following Change in Control(7)	1,300,000	975,000	—	—	26,748	—	272,615	2,574,363
Disability(8)	—	—	243,750	—	—	—	272,615	516,365
Death	—	—	—	—	—	—	272,615	272,615
Andrew R. Sriubas
Termination for Cause	—	—	—	—	—	—	—	—
Voluntary termination without Good Reason	—	—	—	—	—	—	—	—
Without Cause or Good Reason termination	650,000	552,500	—	—	23,981	—	2,560,555	3,787,036
Termination following Change in Control(7)	1,300,000	1,105,000	—	—	47,962	—	2,560,555	5,013,517
Disability(8)	—	—	276,250	—	—	—	2,560,555	2,836,805
Death	—	—	—	—	—	—	2,560,555	2,560,555

Name	Salary and Other Cash Compensation ($)(1)	Annual Bonus ($)(2)	Pro-Rated Bonus ($)(3)	Deferred Compensation ($)	Continuation of Medical, Dental and Life Insurance ($)(4)	Other Payments(5)	Vesting of Equity Awards ($)(6)	Total ($)
Clive Punter
Termination for Cause	—	—	—	—	—	—	—	—
Voluntary termination without Good Reason	—	—	—	—	—	—	228,312	228,312
Without Cause or Good Reason termination	620,000	—	—	—	7,826	—	707,187	1,335,013
Termination following Change in Control(7)	1,240,000	930,000	—	—	15,652	—	1,232,649	3,418,301
Disability(8)	—	—	232,500	—	—	—	1,232,649	1,465,149
Death	—	—	—	—	—	—	1,232,649	1,232,649
Richard H. Sauer
Termination for Cause	—	—	—	—	—	—	—	—
Voluntary termination without Good Reason	—	—	—	—	—	—	—	—
Without Cause or Good Reason termination	575,000	—	—	—	19,344	—	514,318	1,108,662
Termination following Change in Control(7)	1,150,000	747,500	—	—	38,688	—	934,666	2,870,854
Disability(8)	—	—	186,875	—	—	—	934,666	1,121,541
Death	—	—	—	—	—	—	934,666	934,666

(1)
With respect to a termination without “Cause” or for “Good Reason”, for each NEO, the amounts reflect the continuation of his base salary for a period of twelve months (in this instance, January 1, 2019 through December 31, 2019). See “—2018 Summary Compensation Table” and “—Employment Agreements.”

(2)	With respect to a termination without “Cause” or for “Good Reason”, the amount reflects the payment of twelve months of each of Messrs. Male, Siegel and Sriubas’s respective annual target bonuses.

(3)
All NEOs are eligible to receive a pro-rated bonus in the event of a termination without “Cause,” for “Good Reason” or following a Change in Control. In addition, in the event of death, all NEOs are also eligible to receive a bonus earned in the prior year not yet paid and a pro-rated bonus for the calendar year in which the death occurs. Assuming a December 31, 2018 termination, pro-rated bonuses were not included with respect to a termination without “Cause,” for “Good Reason” or following a Change in Control or due to death, as these amounts are assumed to have been earned by the NEOs, and therefore do not represent enhanced benefits. The amounts of these bonuses are as follows: Male, $1,350,000; Siegel, $281,815 (reflecting his 2018 pro-rated target bonus based on the effective date of his employment agreement); Sriubas, $552,500; Punter, $465,000; and Sauer, $373,750.

(4)
With respect to a termination without “Cause” or for “Good Reason,” the amounts shown reflect our cost of providing continued health insurance benefits for twelve months following the termination date for each of Messrs. Male, Siegel, Sriubas, Punter, and Sauer as provided in their respective employment agreements. In the event of termination following a Change in Control, the amounts shown reflect our cost of providing continued health insurance benefits for three years following the termination date for Mr. Male, and two years following the termination date for each of Messrs. Siegel, Sriubas, Punter and Sauer.

(5)
In the event of a termination without “Cause” or for “Good Reason,” for disability or following a Change in Control, Mr. Male would receive payment of expenses associated with his and his family’s repatriation back to the United Kingdom during the twelve months following his termination, plus an additional payment in an amount that after payment of all taxes payable by him with respect to such additional payment, will equal the amount of all taxes payable by him with respect to the related reimbursement.

(6)
The calculation of the value associated with the acceleration or continuation (as the case may be) of the vesting of equity grants was based on the closing price of a share of our common stock on the NYSE on December 31, 2018, the last trading day of 2018, which was $18.12, with the inclusion of the PRSUs awarded during 2018 reflecting actual achievement of the applicable performance conditions. See “—2018 Outstanding Equity Awards at Fiscal Year-End” for more information about the equity awards included in the above calculation.

(7)
With respect to salary and bonus, represents a lump sum payment of three times the base salary plus three times the annual bonus target for Mr. Male, and represents a lump sum payment of two times the base salary plus two times the annual bonus target for Messrs. Siegel, Sriubas, Punter, and Sauer. With respect to vesting of equity awards, represents accelerated vesting of unvested TRSUs and PRSUs granted in 2016,

2017 and 2018 for Messrs. Male Sriubas, Punter and Sauer, and for Mr. Siegel, represents accelerated vesting of unvested TRSUs granted in 2018 for a Qualifying Separation (as defined below) following a Change in Control pursuant to the Omnibus SIP and related equity award terms and conditions.

(8)
In the event of a termination due to disability, the NEOs would generally receive the pro-rated bonus for the calendar year in which the disability occurs and a pro-rated target bonus for the period during which the NEO receives short-term disability benefits under the Company’s short-term disability program. For this purpose, we have assumed that the NEO would receive short-term disability benefits for six months (which is the maximum under the short-term disability plan), and the amount shown represents six months of NEO’s pro-rated target bonus.

None of the NEO’s employment arrangements provide for (1) post-termination payments and benefits solely in the event of a Change in Control (that is, there are no “single trigger” benefits) or (2) tax “gross-ups” in the event any payment or benefit owed to him under his respective arrangement is subject to the excise tax imposed by Section 4999 of the Code.

Termination for Cause or Voluntary Termination Without Good Reason

Each NEO’s employment arrangement includes a definition of “Cause” (as discussed below) for which the executive’s employment may be terminated. Except with respect to Messrs. Male and Punter, each NEO will not receive incremental payments and benefits under their respective employment arrangements in the event of a termination by us for “Cause” or a NEO’s voluntary termination without “Good Reason”.

If Mr. Male voluntarily terminates his employment without Good Reason on or after September 18, 2019 and provides the Company with adequate advance written notice and a general release, Mr. Male is entitled to continued time vesting of equity awards granted after September 18, 2017, subject to the satisfaction of certain performance-based conditions applicable to the PRSU awards and, with respect to continued time vesting of awards, proration and non-compete conditions.

If Mr. Punter voluntarily terminates his employment, he is entitled to continued time vesting of equity awards granted on February 18, 2016 and February 16, 2017, only if he voluntarily terminates his employment with the Company on or after the second vesting date but before the third vesting date.

Termination Without “Cause” by Us or for “Good Reason” by the NEO

Each NEO will receive termination payments and benefits if we terminate his employment without “Cause,” or if he resigns for “Good Reason” pursuant to his employment agreement. If a termination occurs without “Cause” or for “Good Reason”, then, in addition to compensation the applicable NEO would have earned as of the termination date and benefits generally available to all salaried employees:

✓
Mr. Male would have received (1) a cash severance amount equal to the sum of 12 months of his annual salary and his annual target cash bonus; (2) Company-paid medical and dental benefits for up to 12 months; (3) continued ability to exercise outstanding vested stock option awards before the expiration date of the stock option awards for the 12-month period following termination of his employment; (4) accelerated vesting of RSUs and PRSUs granted before September 18, 2017 that would have vested during the 12-month period following his termination of employment, subject to the satisfaction of certain performance-based conditions applicable to the PRSU awards; (5) accelerated vesting or continued time vesting of all RSU and PRSU awards granted after September 18, 2017 depending on the date of Mr. Male’s termination, subject to the satisfaction of certain performance-based conditions applicable to the PRSU awards and, with respect to continued time vesting of awards, proration and non-compete conditions; and (6) payment of reasonable expenses associated with his repatriation back to the United Kingdom during the 12-month period following his termination, plus an additional payment equal to the amount of all taxes payable by him with respect to the related reimbursement.

✓
Mr. Siegel would have received (1) a cash severance amount equal to 12 months of his annual salary and his annual target cash bonus; (2) Company-paid medical and dental benefits for up to 12 months; and (3) accelerated vesting of RSU awards granted on or after June 4, 2018 that would have vested during the 12-month period following his termination of employment.

✓
Mr. Sriubas would have received (1) a cash severance amount equal to 12 months of his annual salary and his annual target cash bonus; (2) Company-paid medical and dental benefits for up to 12 months; (3) accelerated vesting of RSU and PRSU awards granted prior to January 1, 2017 that would have vested during the 12-month period following his termination of employment; and (4) accelerated vesting of all RSU and PRSU awards granted after January 1, 2017, subject to the satisfaction of the performance-based conditions applicable to the PRSU awards.

✓
Mr. Punter would have received (1) a cash severance amount equal to 12 months of his annual salary; (2) Company-paid medical and dental benefits for up to 12 months; and (3) accelerated vesting of all RSU and

PRSU awards granted after October 6, 2017, subject to the satisfaction of certain performance-based conditions applicable to the PRSU awards.

✓
Mr. Sauer would have received (1) a cash severance amount equal to 12 months of his annual salary; (2) Company-paid medical and dental benefits for up to 12 months; and (3) accelerated vesting of all RSU and PRSU awards granted after March 1, 2017, subject to the satisfaction of the performance-based conditions applicable to the PRSU awards

Each NEO is also eligible to receive a pro-rated bonus based on the number of months that NEO rendered services to the Company prior to his termination. The pro-rated bonus would be determined in a manner consistent with other Company executives. The employment arrangements for the NEOs require that salary continuation and, in the case of Messrs. Male and Sriubas bonus continuation be paid over the applicable severance period. If the employment of any NEO was terminated without “Cause” or for “Good Reason,” each of them would be required to execute and deliver a general release and would be subject to certain restrictive covenants relating to non-competition, solicitation of our employees, protection of our confidential information and our ownership of work product and cooperation in litigation.

Definition of Termination for “Cause”

We generally would be entitled to terminate the employment of each of Messrs. Sriubas, Punter, or Sauer for “Cause” upon the following events: dishonesty, embezzlement, fraud or other conduct which would constitute a felony or a misdemeanor involving fraud or perjury; willful unauthorized disclosure of confidential information; failure to obey a material lawful directive that is appropriate to his position from an executive in his reporting line; failure to comply with our written policies, including the Company’s Code of Conduct; material breach of his employment arrangement; failure (except in the event of disability) or refusal to substantially perform the material obligations under his employment arrangement; willful failure to cooperate with a bona fide internal investigation or investigation by regulatory or law enforcement authorities or the destruction or failure to preserve documents or other material reasonably likely to be relevant to such an investigation, or the inducement of others to fail to cooperate or to destroy or fail to produce documents or other material; or conduct which is considered an offense involving moral turpitude under federal, state or local laws, or which might bring him to public disrepute, scandal or ridicule or reflect unfavorably upon any of our businesses or those who conduct business with us and our affiliated entities. With respect to Mr. Sauer, voluntary resignation during the term other than due to death or disability would also be considered termination for “Cause.” With respect to Mr. Sriubas, the acts of dishonesty and embezzlement or other conduct which would constitute a felony or a misdemeanor involving fraud or perjury must be proven prior to terminating for “Cause.”

We generally would be entitled to terminate the employment of Mr. Male for “Cause” upon the following events: embezzlement, fraud or other conduct which would constitute a felony or a misdemeanor involving fraud or perjury; willful unauthorized disclosure of confidential information; failure to obey a material lawful directive that is appropriate to his position from an executive having authority to give such directive; failure to comply with our written policies, including the Company’s Code of Conduct; material breach of his employment agreement; resignation without Good Reason other than due to his death or disability; willful failure or refusal after being given written notice (except in the event of disability) to substantially perform his material duties and responsibilities under the employment agreement; willful failure to cooperate with a bona fide internal investigation or investigation by regulatory or law enforcement authorities or the destruction or failure to preserve documents or other material reasonably likely to be relevant to such an investigation, or the inducement of others to fail to cooperate or to destroy or fail to produce documents or other material; conduct which is considered an offense involving moral turpitude under federal, state or local laws; or willful misconduct which brings him to public disrepute or scandal that does or is likely to do significant harm to our businesses or those who conduct business with us and our affiliated companies.

We generally would be entitled to terminate the employment of Mr. Siegel for “Cause” upon the following events: fraud, misappropriation or embezzlement; conviction of a felony or a misdemeanor involving fraud, perjury or moral turpitude; his repeated willful failure to perform services under the agreement; or his material breach of certain provisions in his agreement.

Definition of “Good Reason” Termination

A “Good Reason” termination for Mr. Male generally would be triggered by the occurrence of one of the following events without his consent: (1) a material reduction in his annual salary, bonus or long-term incentive compensation opportunity; (2) a material reduction in his positions, titles, authorities, duties or responsibilities; (3) the assignment of duties or responsibilities that are materially inconsistent with his current authorities, duties and responsibilities or which materially impair his ability to function as our Chief Executive Officer (provided that assignment of authorities, duties or responsibilities relating to operations of a public company or which are consistent with those of a public company Chief Executive Officer would not trigger “Good Reason”); (4) material breach by us of any of our obligations under his employment agreement; or (5) the requirement that he relocate outside the New York metropolitan area.

A “Good Reason” termination for Messrs. Siegel, Sriubas, Punter or Sauer generally would be triggered by the occurrence of one of the following events without each NEO’s respective consent: (1) a material reduction in the executive’s salary or target percentage bonus in effect prior to such reduction; (2) a material reduction in the positions, authorities, titles, duties or responsibilities in effect immediately prior to such reduction; (3) the assignment to an executive of duties or responsibilities that are inconsistent with his authorities, duties or responsibilities as they exist on the effective date of such executive’s employment agreement or that impair an executive’s ability to function in the role identified in such executive’s employment agreement; (4) the material breach by the Company of any of its obligations under the executive’s employment agreement or any other agreement between an executive and the Company; or (5) the requirement that the executive relocate more than a 50 mile radius outside the Borough of Manhattan. In addition, Mr. Sriubas may terminate for “Good Reason” in the event of: (x) a material reduction in his long-term incentive compensation opportunity from the level in effect on the date of his employment agreement, or such higher level as may be in effect at any time after such date, or (y) a material reduction in the scope or value of Mr. Sriubas retirement or welfare benefits in the aggregate (other than any such reduction that is generally applicable to all employees of the Company). In addition, Mr. Siegel may terminate for “Good Reason” in the event that there is a change in the person to who Mr. Siegel reports to and such person is not a senior executive officer of the Company.

Termination Following a Change in Control

Pursuant to the Omnibus SIP and the related equity award terms and conditions, if an NEO (1) is involuntarily terminated by the Company without Cause (as defined in the NEO’s employment agreement or if not included in the NEO’s employment agreement, as defined in the each of the Omnibus SIP, the related equity award terms and conditions, and the CIC Plan, as applicable) other than due to death or disability, (2) voluntarily terminates his employment with the Company for Good Reason (as defined in the NEO’s employment agreement or if not included in the NEO’s employment agreement, as defined in the each of the Omnibus SIP, the related equity award terms and conditions, and the CIC Plan, as applicable), or (3) is terminated as a result of the death or disability of the NEO ((1), (2) and (3) are collectively referred to as a “Qualifying Separation”), following the consummation of a Change in Control, vesting of any outstanding, unvested equity awards granted to the NEO will accelerate, subject to the satisfaction of certain performance-based conditions applicable to any PRSU awards.

Pursuant to the CIC Plan, if an NEO experiences a Qualifying Separation, within a period of two years following the consummation of a Change in Control, the NEO is entitled to receive the following severance payments and benefits:

✓
A single lump sum cash payment equal to the sum of two times the NEO’s base salary and two times the NEO’s target annual bonus, except for Mr. Male, who would receive three times his base salary and target annual bonus;

✓	A single lump sum cash payment of the NEO’s pro-rated target annual bonus for the year in which the Qualifying Separation occurs; and

✓
Premium payments for continuation health insurance coverage until the earlier of (a) two years (or three years with respect to Mr. Male) after the Qualifying Separation or (b) the date on which the NEO becomes eligible for health insurance coverage from a third party.

As a condition of participation in the CIC Plan, among others, each NEO must execute a participation agreement (the “Participation Agreement”) in which the NEO agrees to the terms of his participation under the CIC Plan, and, except as otherwise provided in certain NEO’s Participation Agreement with respect to life insurance or expense reimbursement benefits, that the severance payments and benefits provided under the CIC Plan are in place of any other severance payments or benefits to which the NEO may be entitled under his employment agreement upon a Qualifying Separation. In addition, the Participation Agreement for each NEO provides that the non-competition and non-solicitation provisions set forth in the CIC Plan will supersede any similar restrictive covenants in each NEO’s employment agreement upon a Qualifying Separation. The CIC Plan does not replace or modify any accelerated equity vesting rights held by an NEO, which remain governed by the Omnibus SIP and related equity award terms and conditions, and each NEO’s employment agreement, as applicable.

Termination Due to Disability

If Messrs. Siegel, Sriubas, Punter and Sauer were to be terminated during the employment term as a result of disability, they would receive salary earned through the date of termination, a pro-rated bonus for the calendar year in which the disability occurs (which the executive would have earned), a pro-rated target bonus for the period during which they receive short-term disability benefits under our short-term disability program. In the event of their permanent disability, Messrs. Male, Siegel, Sriubas, Punter and Sauer would also receive accelerated vesting of all outstanding RSU and PRSU awards, subject to the satisfaction of certain performance-based conditions applicable to the PRSU awards. If Mr. Male were to be terminated during the employment term as a result of disability, he would also receive the above payments and benefits, including accelerated vesting of all outstanding RSU and PRSU awards upon his termination (subject to the satisfaction of certain performance-based conditions applicable to the PRSU awards), the continued ability to exercise outstanding vested stock option awards before the expiration date of the stock option awards for a three-year period following his termination (or a greater period if so provided in his equity award terms and conditions), and the payment of expenses associated with his and his family’s repatriation back to the United Kingdom during the 12-month period following the date of termination, plus an additional payment equal to the amount of all taxes payable by him with respect to the related reimbursement.

Termination Due to Death

If Messrs. Male, Siegel, Sriubas, Punter and Sauer were to decease during the employment term, their beneficiaries or estates would receive salary earned through the date of death, any unpaid bonus for the prior calendar year, and a pro-rated bonus for the calendar year in which death occurs. Messrs. Male, Siegel, Sriubas, Punter and Sauer would also receive accelerated vesting of all of their outstanding RSU and PRSU awards, subject to the satisfaction of certain performance-based conditions applicable to the PRSU awards. In addition, with respect to Mr. Male, his beneficiaries or estate would receive the continued ability to exercise outstanding vested stock option awards for a two-year period following Mr. Male’s death (or a greater period if so provided in his equity award terms and conditions). With respect to Mr. Siegel, his beneficiaries or estate would receive payment for any accrued but unused vacation days to which Mr. Siegel was entitled and any reimbursement for business expenses incurred but not yet approved and/or paid as of the date of his death. No additional payments or benefits would be due under each NEO’s respective employment agreement.

CEO Pay Ratio

Ratio of CEO Pay to Median Employee Pay. The annual total compensation of our median employee for 2018 was $68,269. As disclosed in the section entitled “—2018 Summary Compensation Table” our Chairman and Chief Executive Officer’s annual total compensation for 2018 was $6,417,229. Based on this information for 2018, the ratio of the compensation of the Chairman and Chief Executive Officer to the median annual total compensation of all other employees was reasonably estimated to be 94 to 1.

How We Identified the Median Employee. The median employee identified in 2017 remains the same for the purposes of calculating our CEO pay ratio as of December 31, 2018. We reasonably believe that there have been no meaningful changes to our employee population or compensation arrangements that would result in a significant impact to our pay ratio disclosure. In 2017, we identified our median employee by first identifying our total employee population as of December 31, 2017, including our employees located in Canada, and in accordance with the SEC rules, excluded the Chairman and Chief Executive Officer. We then used total annual gross pay (including base salary, cash bonuses and long-term equity compensation), as reflected in our payroll records from January 1, 2017 to December 31, 2017, which we annualized for any employee who did not work for the entire year, to determine the median employee. Since our total employee population included an even number of employees, we took the average of the total annual gross pay of two employees. For the Company’s employees located in Canada, we applied an exchange rate as of December 31, 2017 to convert Canadian currency into U.S. dollars. The SEC rules for identifying the median employee and calculating the pay ratio allow companies to use different methodologies, exemptions, estimates and assumptions. As a result, the Company’s pay ratio disclosure may not be comparable to the pay ratio reported by other companies.

Equity Compensation Plan Information

The following table sets forth certain information as of December 31, 2018 regarding the only equity compensation plan maintained by the Company on that date, the Omnibus SIP. As of December 31, 2018, there were no other equity awards outstanding or securities available for future issuance under equity compensation plans not previously approved by security holders.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights (b)(1)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)(c)
Equity compensation plans approved by security holders	1,865,827	$23.08	2,769,591
Equity compensation plans not approved by security holders	—	—	—
Total:	1,865,827	—	2,769,591

(1)
The weighted-average exercise price in column (b) includes stock options only, and does not reflect the shares that will be issued in connection with the settlement of RSUs since RSUs have no exercise price.

(2)
The amount shown in column (a) includes the following awards that were granted under the Omnibus SIP: 1,723,980 shares of our common stock issuable in connection with the settlement of PRSUs and TRSUs, for which the number of PRSUs was determined based on the number of shares that could be earned assuming target achievement of the applicable performance conditions, as described above under “—Compensation Discussion and Analysis—Elements of 2018 NEO Compensation—Performance-Based Compensation—Long-Term Equity Incentive Compensation,” and 141,847 shares issuable upon the exercise of outstanding stock options.

(3)
The amount shown in column (c) represents shares of common stock remaining available for issuance under the Omnibus SIP, under which the Committee is authorized to make awards of options, stock appreciation rights, restricted and unrestricted stock, RSUs, dividend equivalents, performance awards (including performance share units) and other equity-related awards.

STOCK OWNERSHIP INFORMATION

Security Ownership of Certain Beneficial Owners and Management

The table below sets forth certain information with respect to the beneficial ownership of our common stock as of March 31, 2019 by: (1) each stockholder known to us to beneficially own more than 5% of our common stock; (2) each of our directors and each director nominee; (3) each of our NEOs; and (4) all of our directors and executive officers as a group.

Beneficial ownership is determined according to the rules of the SEC and generally means that a person has beneficial ownership of a security if he, she or it possesses sole or shared voting or investment power of that security, including options that are currently exercisable or exercisable within, or RSUs that will vest on or within, 60 days of March 31, 2019. Securities that can be so acquired within 60 days of March 31, 2019 are deemed to be outstanding for purposes of computing such person’s ownership percentage, but not for purposes of computing any other person’s percentage. Unless otherwise indicated below, we believe, based on the information furnished to us that the persons named in the table below have sole voting and investment power with respect to all shares of our common stock shown that they beneficially own, subject to community property laws, where applicable. As of March 31, 2019, there were 141,634,024 shares of our common stock outstanding. Unless otherwise indicated below, the address of each named person is c/o OUTFRONT Media Inc., 405 Lexington Avenue, 17th Floor, New York, New York 10174.

	Shares of Common Stock Beneficially Owned
Name of Beneficial Owner	Number of Shares	Percent of Shares
5% Beneficial Owners:
The Vanguard Group(1) 100 Vanguard Blvd Malvern, PA 19355	19,769,545	13.96%
JPMorgan Chase & Co.(2) 270 Park Avenue New York, NY 10017	16,798,011	11.86%
FMR LLC(3) 245 Summer Street Boston, MA 02210	12,076,468	8.53%
BlackRock Inc.(4) 55 East 52nd Street New York, NY 10055	7,168,234	5.06%
Directors and Named Executive Officers:
Nicolas Brien(5)	20,096	*
Angela Courtin(5)	5,593	*
Manuel A. Diaz(5)	17,210	*
Jeremy J. Male(5)(6)	576,116	*
Peter Mathes(5)	25,747	*
Clive Punter(5)	71,714	*
Richard H. Sauer(5)	63,778	*
Donald R. Shassian(7)	—	*
Matthew Siegel(7)	—	*
Andrew R. Sriubas(5)	102,500	*
Susan M. Tolson(5)	17,213	*
Joseph H. Wender(5)	18,335	*
All directors and executive officers as a group (13 persons)(5)(6)	1,008,125	*

*	Less than 1%.

(1)
Based solely on information contained in a report on Amendment No. 5 to Schedule 13G, filed with the SEC on February 11, 2019 (the “Vanguard 13G/A”), by The Vanguard Group (“Vanguard”), reporting beneficial ownership as of December 31, 2018. The Vanguard 13G/A reported that Vanguard has sole voting power over 65,372 shares, shared voting power over 17,360 shares, sole dispositive power of 19,699,259 shares and shared dispositive power of 70,286 shares. Vanguard Fiduciary Trust Company, a wholly-owned subsidiary of Vanguard, is the beneficial owner of 52,926 shares as a result of serving as investment manager of collective trust accounts. Vanguard Investments Australia, Ltd., a wholly-owned subsidiary of Vanguard, is the beneficial owner of 29,806 shares as a result of serving as investment manager of Australian investment offerings.

(2)
Based solely on information contained in a report on Amendment No. 4 to Schedule 13G/A, filed with the SEC on January 25, 2019 (the “JPM 13G”), by JPMorgan Chase & Co. (“JPM”), reporting beneficial ownership as of December 31, 2018. The JPM 13G/A reported that JPM has sole voting power over 16,250,341 shares, sole dispositive power of 16,797,869 shares and shared dispositive power of 142 shares.

(3)
Based solely on information contained in a report on Amendment No. 4 to Schedule 13G, filed with the SEC on February 13, 2019 (the “FMR 13G/A”), by FMR LLC (“FMR”), reporting beneficial ownership as of December 31, 2018. The FMR 13G/A reported that FMR has sole voting power over 6,142,051 shares and sole dispositive power of 12,076,468 shares.

(4)
Based solely on information contained in a report on Amendment No. 3 to Schedule 13G, filed with the SEC on February 8, 2019 (the “BlackRock 13G/A”), by BlackRock, Inc. (“BlackRock”), reporting beneficial ownership as of December 31, 2018. The BlackRock 13G/A reported that BlackRock has sole voting power over 6,410,142 shares and sole dispositive power of 7,168,234 shares.

(5)	Includes shares acquired due to the settlement of dividend equivalents into shares of our common stock at vesting.

(6)
Includes (i) 103,413 shares of our common stock, which Jeremy J. Male had the right to acquire on or within 60 days of March 31, 2019 upon the exercise of stock options, and (ii) 80,000 shares of our common stock, which Jeremy J. Male sold pursuant to his Rule 10b5-1 trading plan on April 1, 2019.

(7)
Mr. Shassian, the Company’s former Executive Vice President, Chief Financial Officer, retired from the Company effective as of June 1, 2018. Mr. Siegel was elected as the Company’s Executive Vice President, Chief Financial Officer effective as of June 4, 2018.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires the Company’s directors, executive officers and persons who own more than 10% of our common stock to file reports of ownership and changes in ownership with the SEC and the NYSE. Based solely on our review of the reports filed during 2018 and questionnaires from our directors and executive officers, we determined that no director, executive officer or beneficial owner of more than 10% of our common stock failed to file a report on a timely basis during 2018.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Transactions with Related Persons

For a description of the related person transaction involving Nicolas Brien, a member of the Company’s Board of Directors, see “Directors, Executive Officers and Corporate Governance—Compensation Committee Interlocks and Insider Participation.”

Review, Approval or Ratification of Transactions with Related Persons

The Company has a written policy regarding the review and approval, ratification or other action to be taken with respect to transactions with related persons. Pursuant to this policy, the Nominating and Governance Committee will review and approve, ratify or take other actions it deems appropriate with respect to a related person transaction that, under the rules of the SEC, is required to be disclosed in the Company’s proxy statement or Annual Report on Form 10-K. In its review, the Nominating and Governance Committee will be provided with the details of a proposed related person transaction, including the terms of the related person transaction, the business purpose of the related person transaction, and the benefits to the Company and to the relevant related persons that are derived from the related person transaction. In determining whether to approve, ratify or take any other action it deems appropriate with respect to the related person transaction, the Nominating and Governance Committee will consider, among other factors, the following factors to the extent relevant to the related person transaction: (a) whether the terms of the related person transaction are fair to the Company and on the same basis would apply if the transaction did not involve a related person; (b) whether there are business reasons for the Company to enter into the related person transaction; (c) whether the related person transaction would impair the independence of an outside director; and (d) whether the related person transaction would present an improper conflict of interest for any director or executive officer of the Company, taking into account several factors. Any member of the Nominating and Governance Committee who is a related person with respect to a transaction under review will abstain from voting on any action to be taken with respect to the related person transaction but may, if so requested by the chair of the Nominating and Governance Committee, participate in some or all of the discussions with respect to the related person transaction. Under the policy, the Company’s legal staff is primarily responsible for determining whether a related person has a direct or indirect material interest in a transaction with the Company that is required to be disclosed. The determination will be made after a review of the information obtained from the related person and information available from the Company’s records.

PROPOSAL NO. 1—ELECTION OF DIRECTORS

Upon the recommendation of the Nominating and Governance Committee, the full Board of Directors has considered and nominated the following slate of Class II nominees for a term expiring at the 2022 Annual Meeting of Stockholders and when their respective successors are duly elected and qualify: Nicolas Brien and Angela Courtin. Action will be taken at the Annual Meeting for the election of these two Class II nominees.

Unless otherwise instructed, the persons named in the form of proxy card attached to this proxy statement intend to vote the proxies received by them for the election of Nicolas Brien and Angela Courtin. If, for any reason, either of the director nominees become unavailable for election, the persons named in the form of proxy card, or any validly substituted person, may exercise his or her discretion to vote for substitute nominees proposed by the Board. Each of the director nominees has indicated that he or she will be able to serve if elected and has agreed to do so.

The relevant experiences, qualifications, attributes or skills of each director nominee that led the Board to recommend the above persons as nominees for director are described in the section entitled “Directors, Executive Officers and Corporate Governance.”

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF EACH OF THE CLASS II DIRECTOR NOMINEES NAMED ABOVE.

PROPOSAL NO. 2—RATIFICATION OF THE APPOINTMENT OF THE INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has appointed PricewaterhouseCoopers LLP (“PwC”) as the Company’s independent registered public accounting firm for the year ending December 31, 2019, subject to stockholder ratification. Although ratification is not required by the Bylaws or otherwise, the Board is submitting the selection of PwC to our stockholders for ratification because we value our stockholders’ views on the Company’s independent registered public accounting firm. If our stockholders fail to ratify the selection, it will be considered as notice to the Board and the Audit Committee to consider the selection of a different firm. Even if the selection is ratified, the Audit Committee, in its discretion, may select a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company.

As part of its engagement process and in order to assure continuing auditor independence, the Audit Committee periodically considers whether there should be a rotation of the Company’s independent registered public accounting firm. In determining whether to reappoint the independent auditor, the Audit Committee considers the independent auditor’s qualifications, its independence and the length of time the firm has been engaged, in addition to considering the quality of the work performed by the independent auditor and an assessment of the past performance of both the lead audit partner and PwC. PwC has served as the Company’s independent registered public accounting firm since and prior to the IPO. PwC rotates its lead audit engagement partner every five years, at which time, the Audit Committee interviews proposed candidates and selects the lead audit engagement partner. The Audit Committee believes that there are significant benefits to having an independent registered public accounting firm with an extensive history with the Company, including the operational and cost efficiencies of using a firm with institutional knowledge of the Company’s business, operations, accounting policies, financial systems and internal control framework.

Representatives of PwC are expected to be present at the Annual Meeting and will be given an opportunity to make a statement if they desire to do so. They will also be available to respond to questions at the Annual Meeting.

Audit and Non-Audit Fees

The following table sets forth fees for professional services rendered by PwC to the Company and its subsidiaries for each of the years ended December 31, 2017 and 2018.

	2017	2018
Audit Fees(1)	$2,080,200	$1,786,000
Audit-Related Fees(2)	72,300	105,696
Tax Fees(3)	34,500	103,003
All Other Fees(4)	—	900
Total	$2,187,000	$1,995,599

(1)
Audit Fees consist of professional services rendered in connection with the audit of our annual consolidated financial statements, including quarterly financial statement reviews, statutory audits, engagements required by Federal or state regulatory agencies, and comfort letters.

(2)
Audit-Related Fees consist of fees for professional services for assurance and related services that are reasonably related to the performance of the audit or review of our consolidated financial statements other than those included in “Audit Fees.” These services include due diligence related to the Company’s acquisition activities, contractually required audits, audits of the Company’s pension plans, carve-out audits related to divestitures, and consultations for the required lease accounting implementation changes.

(3)
Tax Fees consist of fees for professional services for tax compliance, tax advice and tax planning, including international tax compliance, transfer pricing studies and tax due diligence and planning related to the Company’s acquisition and divestiture activity.

(4)	All Other Fees consist of the purchase of a software license for a financial statement disclosure application.

All audit and non-audit services provided to the Company by PwC for 2018 were pre-approved by either the full Audit Committee or the Chair of the Audit Committee. Pursuant to the Audit Committee’s pre-approval policies and procedures in effect during 2018, the Chair of the Audit Committee was authorized to pre-approve the engagement of PwC to provide certain specified audit and non-audit services, and the engagement of any accounting firm to provide certain specified audit services, up to a maximum amount of $100,000 per engagement, with the total amount of such authorizations outstanding that have not been reported to the Audit Committee not to exceed an aggregate of $250,000. The Audit Committee receives regular reports on the engagements approved by the Chair pursuant to this delegation. For 2019, the Audit Committee adopted the same pre-approval policies and procedures that were in effect for 2018, and at the same per engagement and aggregate authorized amounts that were in effect for 2018.

In appointing PwC as the Company’s independent registered public accounting firm for the year ending December 31, 2019, and in recommending that the Company’s stockholders ratify the appointment, the Audit Committee has considered whether the non-audit services provided by PwC were compatible with maintaining PwC’s independence from the Company and has determined that such services do not impair PwC’s independence.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP TO SERVE AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL YEAR 2019.

REPORT OF THE AUDIT COMMITTEE

The following Report of the Audit Committee (the “Audit Committee”) of the Board of Directors (the “Board”) of OUTFRONT Media Inc., a Maryland corporation (the “Company”), does not constitute “soliciting material” and shall not be deemed “filed” or incorporated by reference into any filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Securities Exchange Act of 1934, as amended (the “Exchange Act”), except to the extent the Company specifically requests that the information be treated as soliciting material or specifically incorporates such information by reference into a document filed under the Securities Act or the Exchange Act.

The charter of the Audit Committee provides that the purpose of the Audit Committee is to oversee the accounting and financial reporting processes of the Company and the audit of the consolidated financial statements of the Company. The Audit Committee also assists in the Board’s oversight of:

•	The quality and integrity of the Company’s consolidated financial statements and related disclosures;

•	The evaluation of the effectiveness of the Company’s internal control over financial reporting, disclosure controls and procedures and risk management procedures;

•	The Company’s compliance with legal and regulatory requirements;

•	The independent auditor’s qualifications and independence; and

•	The performance of the Company’s internal audit function and independent auditor.

A brief description of the primary responsibilities of the Audit Committee is included in the Company’s proxy statement for the 2019 Annual Meeting of Stockholders in the section entitled “Directors, Executive Officers and Corporate Governance—Board Committees—Audit Committee.”

The Audit Committee also discusses certain matters with the independent auditor on a regular basis, including the Company’s critical accounting policies, certain communications between the independent auditor and management, and the qualifications of the independent auditor.

The Company’s management is responsible for the preparation of the Company’s consolidated financial statements, the financial reporting processes and maintaining effective internal control over financial reporting. The independent auditor is responsible for performing an audit of the consolidated financial statements in accordance with the standards of the Public Company Accounting Oversight Board (“PCAOB”) and expressing an opinion on the conformity of the audited consolidated financial statements to U.S. generally accepted accounting principles and as to the effectiveness of our internal control over financial reporting.

As part of its oversight role, the Audit Committee has reviewed and discussed with management and the Company’s independent auditor, PricewaterhouseCoopers LLP (“PwC”), the Company’s audited consolidated financial statements for the year ended December 31, 2018, and the Company’s disclosures in the section entitled “Management’s Discussion and Analysis of Results of Operations and Financial Condition” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2018.

The Audit Committee has also discussed with PwC all required communications, including the matters required to be discussed pursuant to Auditing Standards No. 1301 adopted by the PCAOB regarding “Communication with Audit Committees.” In addition, the Audit Committee has received the written disclosures and the letter from PwC required by applicable requirements of the PCAOB regarding the independent accountant’s communications with the Audit Committee concerning independence, and has discussed with PwC the firm’s independence from the Company.

Based on the Audit Committee’s review and discussions referred to above, the Audit Committee recommended to the Board that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2018.

Members of the Audit Committee

Joseph H. Wender, Chair
Peter Mathes
Susan M. Tolson

PROPOSAL NO. 3—NON-BINDING ADVISORY VOTE TO APPROVE THE COMPENSATION OF
THE COMPANY’S NAMED EXECUTIVE OFFICERS

In accordance with the requirements of Section 14A of the Exchange Act and the related rules of the SEC, we are including in these proxy materials a separate resolution subject to stockholder vote to approve, on a non-binding advisory basis, the compensation of the Company’s named executive officers, as disclosed in this proxy statement in the section entitled “Executive Compensation.” As an advisory vote, this proposal is not binding. However, the Board and the Compensation Committee, which is responsible for designing and administering our executive compensation program, value the opinions expressed by stockholders in their vote on this proposal, and expect to consider the outcome of the vote when making future compensation decisions for our named executive officers.

The text of the resolution with respect to Proposal No. 3 is as follows:

“RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed in this proxy statement pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion, is hereby APPROVED.”

As more fully discussed in the section entitled “Executive Compensation—Compensation Discussion and Analysis,” the Company’s compensation programs are designed to motivate and reward business success and to increase stockholder value. The core objectives of these programs are to provide compensation arrangements that are stockholder value focused, market-based, performance-based and flexible. In particular, stockholders should note the following:

•
A significant portion of our named executive officers’ total compensation is tied to the achievement of the Company’s financial goals and individual accomplishments that contribute to the Company’s success in the short- and long-term.

•
Long-term equity incentive grants, which constitute a key component of our executive compensation, typically have a multi-year vesting period designed to motivate our named executive officers to make business decisions that, over the long-term, should increase the price of our common stock.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” APPROVAL, ON A NON-BINDING ADVISORY BASIS, OF THE COMPENSATION OF THE COMPANY’S NAMED EXECUTIVE OFFICERS.

PROPOSAL NO. 4—VOTE TO APPROVE AMENDMENTS TO THE CHARTER TO ELIMINATE THE SUPERMAJORITY VOTING REQUIREMENTS FOR THE REMOVAL OF DIRECTORS

The Board of Directors has approved and declared advisable, and recommends for your approval, amendments to the Charter that would eliminate the supermajority voting requirements for the removal of directors contained in the Charter. The summary of the material terms of the amendments to the Charter provided below does not purport to be complete, and is qualified in its entirety by reference to the full text of the amendments to the Charter, a copy of which is attached to this proxy statement as Appendix A and is incorporated by reference herein.

In advance of the Annual Meeting, the Nominating and Governance Committee initiated a comprehensive review of the Charter and the Bylaws, including engaging experienced Maryland legal counsel to provide advice and to make recommendations regarding any necessary or desirable amendments to the Charter and the Bylaws, with a view towards continuing the Company’s commitment to best practices in corporate governance. In regards to this Proposal No. 4, the Nominating and Governance Committee considered the view generally held by corporate governance proponents and institutional stockholders that majority vote requirements are more friendly with respect to stockholder rights than supermajority vote requirements. On February 21, 2019, after careful consideration, the Nominating and Governance Committee recommended to the Board that it was advisable and in the best interests of the Company to amend the Charter to eliminate the supermajority voting requirements for the removal of directors. The Board considered carefully the recommendation of the Nominating and Governance Committee as well as the reasons for that recommendation and determined that it was advisable and in the best interests of the Company to amend the Charter to eliminate the supermajority voting requirements for the removal of directors.

If the amendments to the Charter are approved by the Company’s stockholders, then the Company will file Articles of Amendment (the “Articles of Amendment”) containing the text of the amendments set forth in Sections 5.2 and 5.8 and Article VIII of Appendix A to this proxy statement with the State Department of Assessments and Taxation of Maryland (the “SDAT”). Following the effectiveness of the filing of the Articles of Amendment with the SDAT, which we expect to occur promptly after the Annual Meeting, the Charter will provide that any director, or the entire Board of Directors, may be removed from office at any time, but only for cause (as defined in the Charter) and only by the affirmative vote of holders of shares entitled to cast a majority of all the votes entitled to be cast generally in the election of directors. If this proposal is approved by stockholders, the Charter will contain no supermajority vote requirements to approve any matter on which stockholders are entitled to vote. If the amendments to Sections 5.2 and 5.8 and Article VIII of the Charter are not approved by the Company’s stockholders, then the Charter will continue to provide that any director, or the entire Board of Directors, may be removed from office at any time, but only for cause (as defined in the Charter) and only by the affirmative vote of holders of shares entitled to cast at least two-thirds of all the votes entitled to be cast generally in the election of directors.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” APPROVAL OF THE AMENDMENTS TO THE CHARTER TO ELIMINATE THE SUPERMAJORITY VOTING REQUIREMENTS FOR THE REMOVAL OF DIRECTORS.

PROPOSAL NO. 5—VOTE TO APPROVE AMENDMENT TO THE CHARTER TO DECLASSIFY THE BOARD

The Board of Directors has approved and declared advisable, and recommends for your approval, an amendment to the Charter that would eliminate the classified board structure contained in the Charter and, therefore, when implemented, provide for the annual election of all directors. The summary of the material terms of the amendment to the Charter provided below does not purport to be complete, and is qualified in its entirety by reference to the full text of the amendment to the Charter, a copy of which is attached to this proxy statement as Appendix A and is incorporated by reference herein.

In advance of the Annual Meeting, the Nominating and Governance Committee and the Board reviewed and reconsidered the advantages and disadvantages of a classified board structure for the Company, many of which were set forth in the Company’s previously filed 2018 proxy statement, as well as other factors. Arguments for eliminating the classification of a board of directors include that the annual election of directors could have the effect of increasing director accountability, would give stockholders the opportunity to express their views on the performance of each director annually, and has become the norm for many public companies. Arguments against eliminating the classification of a board of directors include that classified three-year terms for directors can be consistent with and supportive of a company’s long-term business and investment strategy, that a classified board structure can help to safeguard against coercive attempts to acquire control over a company, and that a classified board assists in attracting candidates for the board by giving them adequate time to become familiar with the company, the board and management. On February 21, 2019, after careful consideration, the Nominating and Governance Committee recommended to the Board that, although there continued to be strong arguments in favor of continuing a classified board, it was advisable and in the best interests of the Company to amend the Charter to eliminate the classification of the Board. The Board considered carefully the recommendation of the Nominating and Governance Committee as well as the reasons for that recommendation, and determined that it was advisable and in the best interests of the Company to amend the Charter to eliminate the classification of the Board.

If the amendment to the Charter is approved by the Company’s stockholders, then the Company will file Articles of Amendment containing the text of the amendment set forth in Section 5.1 of Appendix A to this proxy statement with the SDAT. Following the effectiveness of the filing of the Articles of Amendment with the SDAT, which we expect to occur promptly after the Annual Meeting, the Charter will provide that the directors elected at the Annual Meeting will serve until the 2022 Annual Meeting of Stockholders, the directors elected at the 2020 Annual Meeting of Stockholders will serve until the 2022 Annual Meeting of Stockholders, and the directors elected at the 2021 Annual Meeting of Stockholders will serve until the 2022 Annual Meeting of Stockholders. Accordingly, if the amendment is approved by the Company's stockholders, then following the Company's 2021 Annual Meeting of Stockholders, the transition to a declassified Board would be complete and, at the 2022 Annual Meeting of Stockholders, all members of the Board would be elected to serve until the next annual meeting of stockholders and until their respective successors are duly elected and qualify. If the amendment to the Charter is not approved by stockholders, the Board will remain classified, and directors elected at future annual meetings of stockholders will serve three-year terms and until their respective successors are duly elected and qualify, or until their earlier resignation or removal.

For a description of the other proposed changes to the Charter contained in Appendix A, see “Proposal No. 4—Vote to Approve Amendments to the Charter to Eliminate the Supermajority Voting Requirements for the Removal of Directors.” If either or both of Proposal No. 4 or Proposal No. 5 are approved by the Company’s stockholders, the Charter will also be amended to effect a ministerial change to remove Article X (Corporate Opportunities and Conflicts of Interest) from the Charter, which provisions expired once CBS Corporation ceased to beneficially own 20% or more of the outstanding shares of our common stock and any then-current directors or officers of CBS Corporation ceased to be members of the Board. If only one of Proposal No. 4 or Proposal No. 5 are approved by the Company’s stockholders, the Articles of Amendment will be revised accordingly.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” APPROVAL OF THE AMENDMENT TO THE CHARTER TO DECLASSIFY THE BOARD.

PROPOSAL NO. 6—VOTE TO APPROVE THE AMENDED AND RESTATED OMNIBUS STOCK INCENTIVE PLAN

On April 15, 2019, the Board approved and recommended for approval by the Company’s stockholders the OUTFRONT Media Inc. Amended and Restated Omnibus Stock Incentive Plan (the “Amended and Restated Omnibus SIP”). The stockholders are being asked to approve the adoption of the Amended and Restated Omnibus SIP as the plan through which we provide equity-based compensation to our eligible employees, consultants and non-employee directors. The Company’s original Omnibus Stock Incentive Plan was approved by the Board on March 18, 2014, and approved by the Company’s sole stockholder on March 27, 2014, in connection with the IPO. The Omnibus SIP was approved the Board on February 19, 2015, and approved by the Company’s stockholders on June 9, 2015. The Amended and Restated Omnibus SIP will assist the Company in attracting, motivating and retaining eligible employees, consultants and non-employee directors of the Company and its subsidiaries by affording the Board the flexibility to design performance-based incentive awards to eligible participants.

Our principal reason for adopting the Amended and Restated Omnibus SIP and submitting it to our stockholders at the Annual Meeting is to obtain stockholder approval of an increase in the number of shares of our common stock reserved for issuance under the Omnibus SIP by 5,100,000 shares. If the Amended and Restated Omnibus SIP is approved by our stockholders, the number of shares reserved for issuance under the Amended and Restated Omnibus SIP will be 13,100,000 shares, comprised of the 8,000,000 shares initially reserved for issuance under the original Omnibus Stock Incentive Plan as of the date such plan first became effective on March 27, 2014, plus the 5,100,000 new shares. As of March 31, 2019, 1,539,896 shares remained available for issuance under the Omnibus Plan. Accordingly, if the Amended and Restated Omnibus SIP is approved by our stockholders, the number of shares available for future awards under the Amended and Restated Omnibus SIP will be 6,639,896 shares. If our stockholders do not approve the Amended and Restated Omnibus SIP, we will continue to grant awards under the Omnibus SIP until the expiration of the Omnibus SIP or the date that shares authorized for issuance under the Omnibus SIP are completely depleted, whichever occurs first. The Amended and Restated Omnibus SIP makes certain other substantive changes to the Omnibus SIP, which are described below. These changes do not require stockholder approval under the terms of the Omnibus SIP or the applicable stock exchange rules and regulations.

Why We Believe You Should Vote to Approve Proposal No. 6

The Amended and Restated Omnibus SIP authorizes the Compensation Committee to provide equity-based compensation in the form of stock options, stock appreciation rights, restricted shares, RSUs, shares of our common stock, dividend equivalents, performance awards and other awards for the purposes of providing non-employee directors, officers, employees and certain individual consultants and individual advisors providing services to the Company and our subsidiaries incentives and rewards for performance. Some of the key features of the Amended and Restated Omnibus SIP that reflect our commitment to effective management of equity and incentive compensation are set forth below.

We believe our future success depends in part on our ability to attract, motivate and retain talented individuals and that the ability to provide equity-based compensation under the Amended and Restated Omnibus SIP is critical to achieving this success. The use of shares of our common stock as part of our compensation program is also important to our continued success because we believe it fosters a pay-for-performance culture that is an important element of our overall compensation philosophy. We believe that equity compensation motivates directors and employees to create stockholder value because the value such individuals realize from their equity compensation is based on our stock price performance. Equity compensation also aligns the compensation interests of our directors and employees with the investment interests of our stockholders and promotes a focus on long-term value creation, because our equity compensation awards are subject to vesting and/or performance criteria.

The following includes aggregated information regarding the overhang and dilution associated with the Amended and Restated Omnibus SIP. This information is as of March 31, 2019. As of that date and inclusive of the February 2019 equity grants, there were approximately 141,634,024 shares of our common stock issued and outstanding:

•
Outstanding full-value awards (restricted shares, RSUs, shares of common stock, performance shares and performance share units), assuming that the outstanding awards achieve maximum performance: 2,525,727 shares (1.78% of our outstanding shares of common stock);

•
Outstanding stock options: 126,528 shares (0.09% of our outstanding shares of common stock) (outstanding stock options have a weighted average exercise price of $24.57 and a weighted average remaining term of 2.26 years);

•	Total shares of common stock subject to outstanding awards, as described above (full-value awards and stock options): 2,652,255 shares (1.87% of our outstanding shares of common stock);

•	Total shares of common stock available for future awards under the Amended and Restated Omnibus SIP: 1,539,896 shares (1.09% of our outstanding shares of common stock); and

•
The total number of shares of common stock subject to outstanding awards (2,652,255 shares), plus the total number of shares available for future awards if the additional share reserve under the Amended and Restated Omnibus SIP is approved by the Company’s stockholders (6,639,896 shares), which would represent an overhang percentage of 6.16% (in other words, the potential dilution of our stockholders represented by the Amended and Restated Omnibus SIP).

The closing price on the NYSE for our shares of common stock on March 29, 2019 was $23.40 per share. In 2018, we granted awards under the Omnibus SIP covering 1,221,430 shares of common stock and, with respect to outstanding awards under the Omnibus SIP, awards covering 907,054 shares of common stock vested. These amounts include 104,524 shares granted to employees voluntarily swapping cash bonuses for equity bonuses, and 80,863 shares issued to consultants, terminated and retiring employees. Based on our basic weighted average shares outstanding for 2018 of 139,300,000, RSUs and PRSUs granted and certified, and using a full value share multiplier equal to 2.5x, while not taking into account forfeitures, our 2018 burn rate was 2.04%. As noted below, the Compensation Committee retains full discretion under the Amended and Restated Omnibus SIP to determine the number and amount of awards to be granted under the Amended and Restated Omnibus SIP, subject to the terms of the Amended and Restated Omnibus SIP, and future benefits that may be received by recipients under the Amended and Restated Omnibus SIP are not determinable at this time. We recognize that equity compensation awards dilute stockholder equity, so we have carefully managed our equity incentive compensation. Our equity compensation practices are intended to be competitive and consistent with market practices, and we believe our 2018 share usage has been responsible and mindful of stockholder interests, as described above.

Summary of Material Terms of the Amended and Restated Omnibus SIP

The Amended and Restated Omnibus SIP is substantially similar to the Omnibus SIP, except that the Amended and Restated Omnibus SIP:

•	increases the number of shares reserved for issuance under the plan by 5,100,000 shares;

•
provides that dividends declared on, and dividend equivalents credited in respect of, outstanding awards may not vest or become payable unless and until the underlying award becomes vested and nonforfeitable;

•	sets forth how outstanding awards will be treated upon a “change in control” of the Company, as described below; and

•	contains a modified form of the Section 280G “safe harbor cap,” as described below.

The summary of the material terms of the Amended and Restated Omnibus SIP provided below does not purport to be complete, and is qualified in its entirety by reference to the full text of the Amended and Restated Omnibus SIP, a copy of which is attached to this proxy statement as Appendix B and is incorporated by reference herein. All defined terms used herein but not otherwise defined shall have the meanings given such terms in the Amended and Restated Omnibus SIP.

Administration

The Amended and Restated Omnibus SIP will be administered by the Board or the Compensation Committee or such other committee as the Board may designate to administer the Amended and Restated Omnibus SIP (the “Committee”). The Committee has broad authority to administer the Amended and Restated Omnibus SIP, including selecting eligible participants, the types of awards to be granted and the number of shares of common stock subject to awards, and the terms and conditions of such awards, including vesting, forfeiture and recoupment provisions. The Committee generally has the discretion to accelerate the vesting of awards under the Amended and Restated Omnibus SIP. In addition, the Committee generally may amend the terms of outstanding awards and may waive any conditions or restrictions applicable to awards, provided that no such amendment may materially impair the rights of the participant who holds the award without such participant’s consent.

All questions of interpretation, administration and application of the Amended and Restated Omnibus SIP will be determined by a majority of the members of the Committee then in office and the determination of such majority will be final and binding as to all matters relating to the Amended and Restated Omnibus SIP. The Committee may from time to time delegate all or any part of its authority under the Amended and Restated Omnibus SIP to an administrator consisting of one or more members of the Committee and/or one or more officers of the Company. However, the Committee may not delegate its authority to (1) make awards to eligible persons who are subject to the reporting rules under Section 16(a) of the Exchange Act or to officers of the Company who are delegated authority to administer the Amended and Restated Omnibus SIP, (2) interpret the Amended and Restated Omnibus SIP or any award, or (3) amend or terminate the Amended and Restated Omnibus SIP.

Any awards or formula for granting awards to directors under the Amended and Restated Omnibus SIP will be approved by the Board or such other committee to which the Board may so delegate (the “Director Grant Committee”). With respect to awards to directors, all rights, powers and authorities vested in the Committee under the Amended and Restated Omnibus SIP will instead be exercised by the Board or the Director Grant Committee.

Eligibility

Any person who is selected by the Committee to receive an award under the Amended and Restated Omnibus SIP and who is at that time (1) an employee or non-employee director of the Company or any subsidiary, (2) an individual consultant or advisor providing services to the Company or any subsidiary, or (3) an individual who is eligible to receive awards granted upon assumption of, or in substitution for, outstanding awards previously granted by a company or other entity of which all or a portion of the assets or equity is acquired by the Company or with which the Company merges or otherwise combines (“Substitute Awards”), is eligible to participate in the Amended and Restated Omnibus SIP.

As of March 31, 2019, there were approximately 1,600 employees, six non-employee directors and one consultant of the Company and its subsidiaries eligible to participate in the Amended and Restated Omnibus SIP.

Shares Reserved for Awards under the Amended and Restated Omnibus SIP

Subject to adjustment as described in the Amended and Restated Omnibus SIP, the maximum number of shares of our common stock that may be issued or transferred pursuant to awards granted under the Amended and Restated Omnibus SIP may not in the aggregate exceed 13,100,000 shares (the “Aggregate Share Limit”), which includes the 8,000,000 shares initially reserved for issuance under the original Omnibus Stock Incentive Plan as of the date such plan first became effective on March 27, 2014, plus the 5,100,000 new shares, all of which may be issued pursuant to the exercise of Incentive Stock Options. The shares that are subject to awards granted under the Amended and Restated Omnibus SIP may be made available from authorized but unissued shares of common stock.

Share Limits Under the Amended and Restated Omnibus SIP

The Amended and Restated Omnibus SIP also provides that, subject to adjustment as described in the Amended and Restated Omnibus SIP:

•
no participant will be granted stock options or stock appreciation rights (regardless of whether stock appreciation rights are settled in cash, shares of common stock, other Company securities or a combination thereof) covering, in the aggregate, more than 5,000,000 shares of common stock during any calendar year;

•	no participant will be granted stock-based awards (other than stock options or stock appreciation rights) in any calendar year covering, in excess of 4,000,000 shares of common stock;

•	no participant will be granted cash-based awards in any calendar year having a value in excess of $25 million; and

•	no non-employee director of the Company will be granted in any calendar year awards in excess of 50,000 shares of common stock.

Share Counting and Recycling

The Aggregate Share Limit will be reduced by the number of shares of our common stock subject to an award and, for awards that are not denominated in shares of common stock, the number of shares that are actually delivered upon payment or settlement of the award. Shares of common stock underlying awards or portions thereof that are settled in cash and shares of common stock that are subject to an award or any portion of an award that expires or is cancelled, forfeited or terminated without having been exercised or paid will be added back to the Aggregate Share Limit and will again be available for issuance as awards.

Shares of common stock delivered to the Company by a participant to purchase shares upon exercise of an award or to satisfy tax withholding obligations (including shares withheld from the award creating the tax withholding obligation) and shares of common stock repurchased by the Company on the open market using the proceeds from the exercise of an award will not be added back to the Aggregate Share Limit. In addition, the number of shares of common stock subject to a stock option or stock appreciation right that is settled in shares of common stock will be counted against the Aggregate Share Limit, regardless of the number of shares of common stock actually delivered upon exercise of the stock option or stock appreciation right (or portion thereof).

Shares of common stock underlying Substitute Awards will not be counted against the Aggregate Share Limit and the lapse, expiration, termination, forfeiture or cancellation of any Substitute Award without the issuance of shares of common stock or payment of cash will not result in an increase in the number of shares of common stock available for issuance under the Amended and Restated Omnibus SIP.

Types of Awards under the Amended and Restated Omnibus SIP

Pursuant to the Amended and Restated Omnibus SIP, the Company may grant stock options, stock appreciation rights, restricted shares, RSUs, unrestricted shares of common stock, dividend equivalents, performance awards and certain other equity-based or equity-related awards or cash payments.

Each grant of an award under the Amended and Restated Omnibus SIP (other than an award of unrestricted shares of common stock) will be evidenced by an award agreement or agreements, or an Agreement, which will contain such terms and provisions as the Committee may determine, including vesting, exercisability, payment and other restrictions, as applicable, consistent with the Amended and Restated Omnibus SIP. A brief description of the types of awards which may be granted under the Amended and Restated Omnibus SIP is set forth below.

Stock Options

A stock option is a right to purchase shares of common stock upon exercise of a stock option. Stock options granted to an employee under the Amended and Restated Omnibus SIP may consist of either an incentive stock option intended to satisfy the requirements of Section 422 of the Internal Revenue Code (an “Incentive Stock Option”) or a non-qualified stock option that does not comply with those requirements, or a combination of both. Incentive Stock Options may only be granted to employees of the Company or certain of our related corporations. Except with respect to awards issued in substitution for, in conversion of, or in connection with an assumption of stock options held by awardees of an entity engaging in a corporate acquisition or merger with us or any of our subsidiaries, Incentive Stock Options and non-qualified stock options must have an exercise price per share that is not less than the fair market value of a share of common stock on the date of grant. The term of an option may not extend more than ten years after the date of grant.

Each grant of a stock option will specify the applicable terms of the stock option, including the number of shares of common stock subject to the stock option and the applicable vesting and forfeiture provisions. In addition, each grant will specify the form of consideration to be paid in satisfaction of the exercise price, which may include cash, delivery or attestation of shares of common stock or other securities of the Company, or a combination of cash, shares or such other securities or any other form of valid consideration that is acceptable to the committee in its discretion. If specified in an Agreement, the exercise price may be paid in whole or in part using a net share settlement procedure or through the withholding of shares subject to the stock option with a value equal to the exercise price or through a broker-assisted cashless exercise procedure.

Stock Appreciation Rights

The Amended and Restated Omnibus SIP provides for the grant of stock appreciation rights (“SARs”), which may be granted in tandem with stock options or on a stand-alone basis (“Stand-Alone SARs”). A tandem stock appreciation right may be granted either at the time of grant of the stock option or by amendment at any time prior to the exercise, expiration or termination of the stock option. The tandem SARs will be subject to the same terms and conditions as the related stock option and will be exercisable only at such times and to the same extent as the related stock option. A Stand-Alone SAR is granted alone and will be subject to such terms as the Committee establishes and sets forth in the applicable Agreement. The exercise price of an SAR may not be less than 100% of the fair market value of a share of common stock on the date of grant and its term may not extend more than ten years from the date of grant. The exercise price of an SAR may be paid in cash, or in the discretion of the Committee, in shares of common stock or other securities of the Company designated by the Committee, or a combination of cash, shares of common stock or such other securities. Each grant of SARs will be evidenced by an Agreement which specifies the applicable terms and conditions of the award, including any vesting and forfeiture provisions.

Restricted Shares

Restricted shares awarded under the Amended and Restated Omnibus SIP will consist of shares of common stock which are subject to a vesting schedule which will specify the period of time, the increments in which a participant will vest in the restricted shares and/or any applicable performance goals, subject to any restrictions that the Committee will determine and specify in the applicable Agreement. Participants will have all rights of a holder of shares of common stock as to restricted share awards granted under the Amended and Restated Omnibus SIP, including, the right to receive dividends and to vote; provided that, unless the Committee determines otherwise, the participant will not be registered on the books and records of the Company as a stockholder until such shares have vested and none of the restricted shares may be sold, transferred, assigned, pledged or otherwise encumbered or disposed of until the shares have vested. Dividends declared or paid on restricted shares will not vest or become payable unless and until the restricted shares to which the dividends apply become vested and nonforfeitable. Each grant of restricted shares will be evidenced by an Agreement which specifies the applicable terms and conditions of the award, including any vesting and forfeiture provisions.

Restricted Share Units

Each RSU awarded under the Amended and Restated Omnibus SIP corresponds to one share of common stock. The Committee will establish the vesting schedules applicable to RSUs, which will specify the period of time and increments in which a participant will vest in the award and/or any applicable performance goals. Upon vesting or at such later date as the

Committee may determine (in accordance with the requirements of, or an exemption from, Section 409A of the Code), RSUs will be settled in shares of common stock, in cash equal to the fair market value of the shares subject to such RSUs, other securities of the Company designated by the Committee or in a combination of any of the foregoing. Each grant of an RSU award will be evidenced by an Agreement which specifies the applicable terms and conditions of the award, including any vesting and forfeiture provisions.

Performance Awards

Performance awards granted under the Amended and Restated Omnibus SIP may consist of stock options, stock appreciation rights, restricted shares, RSUs, unrestricted shares of common stock, dividend equivalents or other awards or any combination of the foregoing, the grant, vesting, exercisability, payment and/or settlement of which are conditioned in whole or in part on the attainment of one or more performance goals established by the Committee. The Committee may establish performance goals related to one or more of the performance metrics, including subjective metrics, as the Committee deems appropriate, including, without limitation, the performance metrics set forth in the Amended and Restated Omnibus SIP. The performance goals may be established in terms of objectives that are related to the individual participant or that are Company-wide or related to a subsidiary, division, department, region, function or business unit and may be measured on an absolute or cumulative basis on the basis of percentage of improvement over time, and may be measured in terms of Company performance (or performance of the applicable subsidiary, division, department, region, function or business unit) or measured relative to selected reference companies or a market index. Each grant of a performance award will be evidenced by an Agreement which specifies the applicable terms and conditions of such award, including any vesting and forfeiture provisions.

The Committee may make such adjustments or modifications in the calculation of the performance goals as it determines in its discretion to be appropriate to reflect any recapitalization, reorganization, stock split or dividend, merger, acquisition, divestiture, consolidation, split-up, spin-off, split-off, combination, liquidation, dissolution, sale of assets or similar corporate transaction or event, or to exclude the effect of any items that are either of an “unusual nature” or of a type that indicates “infrequency of occurrence” under GAAP, including, without limitation, any changes in accounting standards, and/or to reflect any other extraordinary events or circumstances that occur and that have the effect, as determined by the Committee, of distorting the applicable performance goals.

The Committee retains the right to reduce, including to zero, any award such that the amount of the award is less than the maximum award that could be paid, based on the degree of attainment of the applicable performance goals.

Dividend Equivalents

The Committee has the authority to specify whether the recipient of an award other than a stock option or stock appreciation right is entitled to receive, interest or dividends or dividend equivalents with respect to the shares of common stock covered by such award. The Committee may provide that such amounts, if any, will be deemed to have been reinvested in additional shares of common stock or otherwise reinvested and/or that they will be subject to the same terms and conditions (including vesting and forfeiture) as the related award. However, if there are insufficient shares of common stock available for such reinvestment of dividends or dividend equivalents, such reinvestment or payment will be made in the form of a grant of RSUs equal in number to the shares of our common stock that would have been obtained, the terms of which will provide for settlement in cash and for dividend equivalent reinvestment in further RSUs. Dividends or dividend equivalents credited in respect of an award may not vest or become payable unless and until the award to which the dividends or dividend equivalents apply becomes vested and nonforfeitable.

Other Awards

The Committee may grant other equity-based or equity-related awards or cash payments, which may be based on one or more criteria determined by the Committee. Other awards may be granted in tandem with, or independent of, awards granted under the Amended and Restated Omnibus SIP.

Awards of Common Stock

The Committee may make awards of unrestricted shares of common stock to eligible recipients.

Transferability of Awards

The rights of a participant with respect to an award granted under the Amended and Restated Omnibus SIP will be exercisable during the participant’s lifetime only by the participant. Awards are not transferable, except by will or by the laws of descent and distributions; provided, that the Committee may permit other transferability, subject to any conditions and limitations that it may, in its discretion, impose.

Adjustments; Corporate Transactions

In the event of a merger, consolidation, acquisition of property or shares, stock rights or offering, liquidation, disposition for consideration of the Company’s direct or indirect ownership or a subsidiary or affiliate (including by reason of a disaffiliation), or similar event affecting the Company or any of its subsidiaries (each, a “Corporate Transaction”), the Committee or the Board may, in its discretion, make such substitutions or adjustments as it deems appropriate and equitable to (1) the aggregate number and kind of shares of common stock or other securities reserved for issuance and delivery under the Amended and Restated Omnibus SIP; (2) the Aggregate Share Limit and other award limits under the Amended and Restated Omnibus SIP, (3) the number and kind of shares of common stock or other securities subject to outstanding awards; and (4) the exercise price of outstanding awards.

In the event of a stock dividend, stock split, reverse stock split, reorganization, share combination, or recapitalization or similar event affecting the capital structure of the Company, or a disaffiliation, separation or spin-off, in each case without consideration, or other extraordinary dividend of cash or other property to the Company’s stockholders (each, a “Share Change”), the Committee or the Board will make such substitutions or adjustments as it deems appropriate to (1) the aggregate number and kind of shares of common stock or other securities reserved for issuance and delivery under the Amended and Restated Omnibus SIP; (2) the Aggregate Share Limit and other award limits under the Amended and Restated Omnibus SIP, (3) the number and kind of shares of common stock or other securities subject to outstanding awards; and (4) the exercise price of outstanding awards.

In the case of a Corporate Transaction, such adjustments may include, without limitation: (1) the cancellation of outstanding awards in exchange for payments of cash, property or a combination thereof having an aggregate value equal to the value of such awards, as determined by the Committee or the Board in its sole discretion; (2) the substitution of other property (including, without limitation, cash or other securities of the Company and securities of entities other than the Company) for the shares of common stock subject to outstanding awards; and (3) in connection with any disaffiliation, arranging for the assumption of awards, or replacement of awards with new awards based on other property or other securities (including, without limitation, other securities of the Company and securities of entities other than the Company), by the affected subsidiary, affiliate, or division or by the entity that controls such subsidiary, affiliate, or division following such disaffiliation.

Change in Control

Except as otherwise provided in the applicable award agreement or in another agreement with a participant, if the Company experiences a “change in control” (as defined in the Amended and Restated Omnibus SIP) in which awards will not be assumed or continued by the surviving entity: (i) immediately before the change in control, except for performance awards, all restricted shares, restricted share units, and dividend equivalents will vest, and all shares of common stock and/or cash subject to such awards will be delivered, and (ii) at the Committee’s discretion, (a) all stock options and stock appreciation rights will become exercisable at least 15 days before the change in control and terminate if unexercised upon the consummation of the change in control, and/or (b) all stock options, stock appreciation rights, restricted shares, restricted share units, and dividend equivalents will be terminated and cashed out or redeemed for securities of equivalent value. Performance awards will be treated as though target performance has been achieved. Other awards will be governed by the terms of the applicable award agreement.

Except as otherwise provided in the applicable award agreement or in another agreement with a participant, if the Company experiences a change in control in which awards will be assumed or continued by the surviving entity: (i) the awards will adjusted as appropriate as to the number of shares to which the awards relate and, for stock options and stock appreciation rights, as to the exercise price, and (ii) if the participant’s employment is terminated (x) due to his or her death or “permanent disability” (as defined in the Amended and Restated Omnibus SIP) or (y) by the Company (or it successor), other than due to a “termination for cause” (as defined in the Amended and Restated Omnibus SIP), in each case within the eighteen (18)-month period following the consummation of such change in control (or for such longer period as the Committee may determine), the participant’s award will become fully vested as of such termination and may be exercised in full, to the extent applicable, beginning on the date of such termination and for the one-year period immediately following such termination or for such longer period as the Committee may determine (but in no event later than the original expiration of the award). With respect to each outstanding performance award, if the change in control occurs prior to the end of the applicable performance period, then the performance award will be treated as though target performance has been achieved.

Prohibition on Repricing

Except in connection with certain corporate transactions or changes in the capital structure of the Company, the Committee may not take any of the following actions, or any other action, that has the same effect at a time when the award’s exercise price exceeds the fair market value of a share of common stock: (1) amend a stock option or Stand-Alone SAR to reduce its exercise price, (2) cancel a stock option or Stand-Alone SAR in exchange for a stock option, restricted share or other equity award or cash, or (3) take any other action that is treated as a repricing under GAAP.

Deferral of Awards

The Committee may establish procedures pursuant to which the payment of an award may be deferred. If an award or any deferral of the payment of an award constitutes a deferral of compensation subject to Section 409A of the Code, the Committee will set forth in writing, on or before the date the applicable deferral election is required to be irrevocable in order to comply with Section 409A of the Code, the conditions under which such election may be made. The Company’s obligation to pay deferred awards will be reflected on its books as a general, unsecured and unfunded obligation and the rights of the participant to receive payments from the Company as a result of any such deferral will be solely those of a general, unsecured creditor.

Grants to Non-U.S. Based Participants

To comply with securities, exchange control, labor, tax or other applicable laws, rules or regulations in countries outside of the United States in which the Company and its subsidiaries operate or have eligible participants, the Committee has the authority to (1) amend or modify the terms and conditions of any award granted to a participant; (2) establish, adopt, interpret or revise any rules and procedures to the extent such actions may be necessary or advisable, including the adoption of rules, procedures or sub-plans (provided that no such sub-plans or modifications will increase the Aggregate Share Limit or any of the other share limits under the Amended and Restated Omnibus SIP or otherwise require stockholder approval; and (3) take any action, before or after an award is made, that it deems advisable to obtain approval or comply with any necessary local governmental regulatory exemptions or approvals. The Committee may not take any actions and no awards will be granted that would violate the Securities Act, the Exchange Act, the Code, any securities law or governing statute.

Withholding

The Company or any subsidiary has the authority and right to deduct or withhold or require a participant to remit to the Company or any subsidiary, an amount sufficient to satisfy applicable taxes and withholding in connection with any payment made or benefit realized by a participant under the Amended and Restated Omnibus SIP. The Company or a subsidiary may take such actions as may be necessary to satisfy withholding obligations, including but not limited to (1) withholding from a participant’s wages or other cash compensation; (2) withholding from the proceeds for the sale of shares of common stock underlying the award either through a voluntary sale or mandatory sale arranged by the Company on the participant’s behalf; (3) withholding taxes through a net share settlement procedure or through a broker-assisted cashless exercise procedure; or (4) in the Committee’s sole discretion and in satisfaction of the foregoing requirement, withhold shares of our common stock otherwise issuable under an award having a fair market value equal to the amounts required to be withheld. To avoid negative accounting treatment, the number of shares of our common stock which may be withheld with respect to the issuance, vesting, exercise or payment of an award or which may be repurchased from the participant to satisfy applicable taxes or withholding may be limited to the number of shares of common stock which have a fair market value on the date of withholding or repurchase equal to the aggregate amount of such liabilities based on the minimum statutory withholding rates or other applicable minimum withholding rates. No shares of common stock will be delivered to any participant until the participant has made arrangements acceptable to the Company for the satisfaction of applicable taxes and withholdings.

No Right to Awards or Continued Service

The Amended and Restated Omnibus SIP does not confer upon any participant any right to continued service with the Company or any subsidiary or the right to be entitled to any remuneration or benefits not set forth in the Amended and Restated Omnibus SIP or award agreement, including the right to receive any future awards under the Amended and Restated Omnibus SIP.

Governmental Regulations

The Amended and Restated Omnibus SIP and all awards granted under the Amended and Restated Omnibus SIP will be subject to all applicable rules and regulations of governmental or other authorities, including, without limitation, any rules or regulations promulgated under or issued pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act.

REIT Status

To the extent that the Company is a REIT, the Amended and Restated Omnibus SIP will be interpreted and construed in a manner consistent with the Company’s status as a REIT and no award will be granted or awarded, and with respect to any award granted under the Amended and Restated Omnibus SIP, such award will not vest, be exercisable or be settled to the extent that the grant, vesting, exercise or settlement could cause the participant or any other person to be in violation of the capital stock ownership limit or aggregate capital stock ownership limit prescribed by the Charter, or, if, in the discretion of the Committee, the grant, vesting, exercise or settlement of the award could impair the Company’s status as a REIT.

Effective Date of the Amended and Restated Omnibus SIP

The Company’s original Omnibus Stock Incentive Plan first became effective on March 27, 2014 (the “Effective Date”). The Omnibus SIP first become effective on June 9, 2015. The terms of the Amended and Restated Omnibus SIP were adopted by the Board on April 15, 2019, contingent upon stockholder approval at the Annual Meeting.

Amendment and Termination of the Amended and Restated Omnibus SIP

The Board may alter, amend, suspend or terminate the Amended and Restated Omnibus SIP at any time, in whole or in part; provided, that no alteration or amendment will be effective without stockholder approval if such approval is required by law or under the rules of the NYSE or other principal stock exchange on which our common stock is listed. No alteration, amendment, suspension or termination of the Amended and Restated Omnibus SIP may materially adversely affect the rights of a participant under an award without the participant’s consent. Notwithstanding the foregoing, the Committee has broad authority to amend the Amended and Restated Omnibus SIP or any outstanding award under the Amended and Restated Omnibus SIP without a participant’s approval if the Committee deems such amendment necessary or appropriate to (1) comply with applicable tax laws, securities laws, accounting rules and other applicable laws, rules and regulations or (2) avoid adverse tax consequences under Section 409A of the Code with respect to any award, even if such amendment would otherwise be detrimental to such person.

Final Date for Awards

Unless previously terminated, the Amended and Restated Omnibus SIP will expire at midnight on the day prior to the tenth anniversary of the Effective Date and no further awards may be granted under the Amended and Restated Omnibus SIP on or after such date.

New Plan Benefits

No individual awards have been granted to any employee, director or consultant under the Omnibus SIP that are contingent on the approval of the Company’s stockholders. It is not possible to determine the specific amounts and types of awards that may be granted in the future under the Amended and Restated Omnibus SIP because the grant and actual settlement of awards under the Amended and Restated Omnibus SIP are subject to the discretion of the Committee. For information regarding awards issued to the Company’s named executive officers during 2018, see the section entitled “Executive Compensation—Grants of Plan-Based Awards for 2018.”

Federal Income Tax Consequences

The following is a brief summary of certain of the Federal income tax consequences of certain transactions under the Amended and Restated Omnibus SIP based on Federal income tax laws in effect. This summary, which is presented for the information of stockholders considering how to vote on this proposal and not for Amended and Restated Omnibus SIP participants, is not intended to be complete and does not describe Federal taxes other than income taxes (such as Medicare and Social Security taxes), or state, local or foreign tax consequences.

Tax Consequences to Participants

Nonqualified Stock Options

In general, (1) no income will be recognized by a participant at the time a nonqualified stock option is granted, (2) at the time of exercise of a nonqualified option right, ordinary income will be recognized by the participant in an amount equal to the difference between the option price paid for the shares of common stock and the fair market value of the shares, if unrestricted, on the date of exercise, and (3) at the time of sale of shares of common stock acquired pursuant to the exercise of a nonqualified option right, appreciation (or depreciation) in value of the shares after the date of exercise will be treated as either short-term or long-term capital gain (or loss) depending on how long the shares have been held.

Incentive Stock Options

No income generally will be recognized by a participant upon the grant or exercise of an incentive stock option. The exercise of an incentive stock option, however, may result in alternative minimum tax liability. If shares of common stock are issued to the participant pursuant to the exercise of an incentive stock option, and if no disqualifying disposition of such shares is made by such participant within two years after the date of grant or within one year after the transfer of such shares to the participant, then upon sale of such shares, any amount realized in excess of the option price will be taxed to the participant as a long-term capital gain and any loss sustained will be a long-term capital loss.

If shares of common stock acquired upon the exercise of an incentive stock option are disposed of prior to the expiration of either holding period described above, the participant generally will recognize ordinary income in the year of disposition in an amount equal to the excess (if any) of the fair market value of such shares of common stock at the time of exercise (or, if less, the amount realized on the disposition of such shares if a sale or exchange) over the option price paid for such shares. Any further gain (or loss) realized by the recipient generally will be taxed as short-term or long-term capital gain (or loss) depending on the holding period.

Stock Appreciation Rights

No income will be recognized by a recipient in connection with the grant of a tandem stock appreciation right or a Stand-Alone SAR. When the stock appreciation right is exercised, the recipient generally will be required to include as taxable ordinary income in the year of exercise an amount equal to the amount of cash received and the fair market value of any unrestricted shares of common stock received on the exercise.

Restricted Shares

The recipient of restricted shares generally will be subject to tax at ordinary income rates on the fair market value of the restricted shares (reduced by any amount paid by the recipient for such restricted shares) at such time as the shares are no longer subject to forfeiture or restrictions on transfer for purposes of Section 83 of the Code (“Restrictions”). However, a recipient who so elects under Section 83(b) of the Code within 30 days of the date of transfer of the shares will have taxable ordinary income on the date of transfer of the shares equal to the excess of the fair market value of such shares (determined without regard to the Restrictions) over the purchase price, if any, of such restricted shares. If a Section 83(b) election has not been made, any dividends received with respect to restricted shares that are subject to the Restrictions generally will be treated as compensation that is taxable as ordinary income to the recipient.

Restricted Share Units

No income generally will be recognized upon the award of RSUs. The recipient of an RSU award generally will be subject to tax at ordinary income rates on the fair market value of unrestricted shares of common stock on the date that such shares are transferred to the recipient under the award (reduced by any amount paid by the participant for such RSUs), and the capital gains/loss holding period for such shares will also commence on such date.

Performance Shares; Performance Share Units

No income generally will be recognized upon the grant of performance shares or performance share units. Upon payment in respect of the earn-out of performance shares or performance share units, the recipient generally will be required to include as taxable ordinary income in the year of receipt an amount equal to the amount of cash received and the fair market value of any unrestricted shares of common stock received.

Dividends and Dividend Equivalents

A recipient of a dividend equivalent right generally will not recognize taxable income at the time of grant. When a dividend equivalent right is paid, the participant generally will recognize taxable income. A recipient of a dividend generally will recognize taxable income at the time it is paid.

Other Awards

With respect to other awards granted under the Amended and Restated Omnibus SIP, generally when the participant receives payment in respect of the award, the amount of cash and/or the fair market value of any common stock or other property received will be ordinary income to the participant.

Section 280G

Certain payments made to employees and other service providers in connection with a change in control may constitute “parachute payments” subject to tax penalties imposed on both the Company and the recipient under Sections 280G and 4999 of the Code. In general, when the value of parachute payments equals or exceeds three times the employee’s “base amount,” the employee is subject to a 20% nondeductible excise tax on the excess over the base amount and the Company is denied a tax deduction for the payments. The base amount is generally defined as the employee’s average compensation for the five calendar years prior to the date of the change in control. The value of accelerated vesting of equity awards in connection with a change in control can constitute a parachute payment. The Amended and Restated Omnibus SIP contains a modified form of a “safe harbor cap,” which limits the amount of potential parachute payments that a recipient may receive to no more than 299% of the recipient’s base amount, but only if such cutback results in larger after-tax payments to the recipient.

Tax Consequences to the Company or any Subsidiary

To the extent that a recipient recognizes ordinary income in the circumstances described above, the Company or subsidiary for which the recipient performs services generally will be entitled to a corresponding deduction provided that, among other things, the income meets the test of reasonableness, is an ordinary and necessary business expense, is not an “excess parachute payment” within the meaning of Section 280G of the Code and is not disallowed by the $1 million limitation on certain executive compensation under Section 162(m) of the Code.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” APPROVAL OF THE AMENDED AND RESTATED
OMNIBUS SIP.

STOCKHOLDER PROPOSALS FOR THE 2020 ANNUAL MEETING OF STOCKHOLDERS

If any stockholder wishes to propose a matter for consideration at our 2020 Annual Meeting of Stockholders, the proposal should be mailed to the Company’s Corporate Secretary at OUTFRONT Media Inc., 405 Lexington Avenue, 17th Floor, New York, New York 10174. To be eligible under the SEC rules for inclusion in the Company’s proxy statement and form of proxy relating to the 2020 Annual Meeting of Stockholders, a proposal must be received by our Company’s Corporate Secretary on or before December 28, 2019. Failure to deliver a proposal in accordance with this procedure may result in it not being deemed timely received.

In addition, the Bylaws permit stockholders to nominate directors and present other business for consideration at our 2020 Annual Meeting of Stockholders, but not for inclusion in the Company’s proxy statement and form of proxy relating to the 2020 Annual Meeting of Stockholders. To make a director nomination or present other business for consideration at the 2020 Annual Meeting of Stockholders, you must submit a timely notice in accordance with the procedures described in the Bylaws. To be timely, a stockholder’s notice must be delivered to the Company’s Corporate Secretary, at OUTFRONT Media Inc., 405 Lexington Avenue, 17th Floor, New York, New York 10174 not earlier than the 150th day nor later than 5:00 p.m., Eastern Time, on the 120th day prior to the first anniversary of the date of the proxy statement for the preceding year’s annual meeting. Therefore, to be presented at our Annual Meeting to be held in 2020, such a proposal must be received on or after November 28, 2019, but not later than 5:00 p.m. Eastern Time on December 28, 2019. In the event that the date of the Annual Meeting of Stockholders to be held in 2020 is advanced or delayed by more than 30 days from the first anniversary of the date of the preceding year’s annual meeting, as originally convened, such notice by the stockholder must be so delivered not earlier than the 150th day nor later than 5:00 p.m., Eastern Time, on later of the 120th day prior to the date of such annual meeting or the tenth day following the day on which public announcement of the date of such annual meeting is first made.

An eligible stockholder or group of stockholders that wants to nominate directors for inclusion in the Company’s proxy statement and form of proxy relating to the 2020 Annual Meeting of Stockholders pursuant to the proxy access provisions in the Bylaws must submit a timely notice in accordance with the procedures described in the Bylaws. To be timely, a stockholder’s notice must be received by the Company’s Corporate Secretary, at OUTFRONT Media Inc., 405 Lexington Avenue, 17th Floor, New York, New York 10174 on or after November 28, 2019, but not later than 5:00 p.m. Eastern Time on December 28, 2019. In the event that the date of the Annual Meeting of Stockholders to be held in 2020 is advanced or delayed by more than 30 days from the first anniversary of the date of the preceding year’s annual meeting, such notice by the stockholder must be so delivered not earlier than the 150th day nor later than 5:00 p.m., Eastern Time, on later of the 120th day prior to the date of such annual meeting, as originally convened, or the tenth day following the day on which public announcement of the date of such annual meeting is first made.

Director nominations will be considered only if in compliance with the requirements set forth in the Bylaws, the charter of the Nominating and Governance Committee and the Company’s Corporate Governance Guidelines. See “Directors, Executive Officers and Corporate Governance—Board Committees—Policy Regarding Director Nominations.”

OTHER MATTERS

As of the date of this proxy statement, the Board does not know of any other matters which are likely to be brought before the Annual Meeting. The proxy card grants to the persons named in the proxy card, or any validly substituted person, the power to vote in his or her discretion on any other matter properly raised at the Annual Meeting.

By Order of the Board of Directors,

LOUIS J. CAPOCASALE
Corporate Secretary
April 26, 2019

We make available, free of charge, on our website all of our filings that are made electronically with the SEC, including Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. To access these filings, go to the Investor Relations section of our website, at www.outfrontmedia.com. Copies of our Annual Report on Form 10-K for the year ended December 31, 2018, including the related financial statements and schedules, filed with the SEC, are also available without charge to stockholders upon written request addressed to the Company’s Corporate Secretary, Louis J. Capocasale, at OUTFRONT Media Inc., 405 Lexington Avenue, 17th Floor, New York, New York 10174. We may impose a reasonable fee for expenses associated with providing copies of separate exhibits to any SEC report when such exhibits are requested.

APPENDIX A — ARTICLES OF AMENDMENT TO OUTFRONT MEDIA INC.’S
CHARTER

OUTFRONT MEDIA INC.
ARTICLES OF AMENDMENT
OUTFRONT Media Inc., a Maryland corporation (the “Corporation”), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

FIRST: The charter of the Corporation (the “Charter”) is hereby amended by deleting therefrom in its entirety Section 5.1 of Article V and inserting in lieu thereof new Section 5.1 of Article V to read as follows:

“Section 5.1 Number of Directors. The business and affairs of the Corporation shall be managed under the direction of the Board of Directors. The number of directors of the Corporation initially shall be seven, which number may be increased or decreased only by the Board of Directors pursuant to the Bylaws of the Corporation (the “Bylaws”), but shall never be less than the minimum number required by the MGCL. At the annual meeting of stockholders of the Corporation held in 2020, each of the successors to the class of directors whose terms expire at the annual meeting of stockholders in 2020 shall be elected to serve until the annual meeting of stockholders of the Corporation held in 2022 and until his or her successor is duly elected and qualifies. At the annual meeting of stockholders of the Corporation held in 2021, each of the successors to the class of directors whose terms expire at the annual meeting of stockholders in 2021 shall be elected to serve until the annual meeting of stockholders of the Corporation held in 2022 and until his or her successor is duly elected and qualifies. Beginning with the annual meeting of stockholders in 2022, all directors shall be elected to serve until the next annual meeting of stockholders and until their respective successors are duly elected and qualify. The directors may fill any vacancy, whether resulting from an increase in the number of directors or otherwise, on the Board of Directors in the manner provided in the Bylaws.

The Corporation elects, effective at such time as it becomes eligible under Section 3-802 of the MGCL to make the election provided for under Section 3-804(c) of the MGCL, that, except as may be provided by the Board of Directors in setting the terms of any class or series of stock, any and all vacancies on the Board of Directors may be filled only by the affirmative vote of a majority of the remaining directors in office, even if the remaining directors do not constitute a quorum, and any director elected to fill a vacancy shall serve for the remainder of the full term of the class of directors in which such vacancy occurred and until a successor is elected and qualifies.”

SECOND: The Charter is hereby amended by deleting therefrom in its entirety Section 5.2 of Article V and inserting in lieu thereof new Section 5.2 of Article V to read as follows:

“Section 5.2 Extraordinary Actions. Notwithstanding any provision of law requiring any action to be approved by the affirmative vote of stockholders entitled to cast a greater number of votes, any such action shall be effective and valid if declared advisable by the Board of Directors and approved by the affirmative vote of stockholders entitled to cast a majority of all of the votes entitled to be cast on the matter.”

THIRD: The Charter is hereby amended by deleting therefrom in its entirety Section 5.8 of Article V and inserting in lieu thereof new Section 5.8 of Article V to read as follows:

“Section 5.8 Removal of Directors. Subject to the rights of holders of shares of one or more classes or series of Preferred Stock (as defined below) to elect or remove one or more directors, any director, or the entire Board of Directors, may be removed from office at any time, but only for cause and only by the affirmative vote of holders of shares entitled to cast a majority of all the votes entitled to be cast generally in the election of directors. For the purpose of this paragraph, “cause” shall mean, with respect to any particular director, conviction of a felony or a final judgment of a court of competent jurisdiction holding that such director caused demonstrable, material harm to the Corporation through bad faith or active and deliberate dishonesty.”

FOURTH: The Charter is hereby amended by deleting therefrom in its entirety Article VIII and inserting in lieu thereof new Article VIII to read as follows:

“ARTICLE VIII
AMENDMENTS

The Corporation reserves the right from time to time to make any amendment to the Charter, now or hereafter authorized by law, including any amendment altering the terms or contract rights, as expressly set forth in the Charter, of any shares of outstanding stock. All rights and powers conferred by the Charter on stockholders, directors and officers are granted subject to this reservation. Except for those amendments permitted to be made without stockholder approval under Maryland law or by specific provision in the Charter, any amendment to the Charter shall be valid only if declared advisable by the Board of Directors and approved by the affirmative vote of holders of shares entitled to cast a majority of all the votes entitled to be cast on the matter.”

FIFTH: The Charter is hereby amended by deleting therefrom in its entirety Article X (CORPORATE OPPORTUNITIES AND CONFLICTS OF INTEREST).

SIXTH: The amendments to the Charter as set forth above have been duly advised by the Board of Directors of the Corporation and approved by the stockholders of the Corporation as required by law.

SEVENTH: There has been no increase in the authorized shares of stock of the Corporation effected by the amendments to the Charter as set forth above.

EIGHTH: The number of directors of the Corporation is currently seven, and the names of the current directors are as follows:

Jeremy J. Male (class expiring 2020)
Joseph H. Wender (class expiring 2020)
Manuel A. Diaz (class expiring 2021)
Peter Mathes (class expiring 2021)
Susan M. Tolson (class expiring 2021)
Nicolas Brien (class expiring 2022)
Angela Courtin (class expiring 2022)

NINTH: The undersigned acknowledges these Articles of Amendment to be the corporate act of the Corporation and as to all matters or facts required to be verified under oath, the undersigned acknowledges that to the best of his knowledge, information and belief, these matters and facts are true in all material respects and that this statement is made under the penalties for perjury.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the Corporation has caused these Articles of Amendment to be executed in its name and on its behalf by its Executive Vice President and General Counsel and attested by its Corporate Secretary on this ___ day of June, 2019.

ATTEST:	OUTFRONT MEDIA INC.

_____________________________            By:_____________________________

Louis J. Capocasale	Richard H. Sauer

Corporate Secretary	Executive Vice President and General Counsel

APPENDIX B — OUTFRONT MEDIA INC. AMENDED AND RESTATED OMNIBUS STOCK INCENTIVE PLAN

OUTFRONT MEDIA INC.
OMNIBUS STOCK INCENTIVE PLAN
(AS AMENDED AND RESTATED AS OF JUNE 10, 2019)

ARTICLE I
GENERAL

Section 1.1Purpose.e

The purpose of the OUTFRONT Media, Inc. Omnibus Stock Incentive Plan (as amended and restated as of June 10, 2019) (the “Plan”) is to benefit and advance the interests of OUTFRONT Media, Inc., a Maryland corporation (formerly known as CBS Outdoor Americas, Inc.) (the “Company”), and its Subsidiaries (as defined below) by attracting, retaining and motivating Participants (as defined below) and to compensate Participants for their contributions to the financial success of the Company and its Subsidiaries.
Section 1.2Definitions.

As used in the Plan, the following terms shall have the following meanings:
(a)“Adjusted Awards” shall mean Awards granted under the CBS Stock Plans that are converted into Awards in respect of Common Stock pursuant to the transactions contemplated by the Separation Agreement.

(b)“Administrator” shall mean the individual or individuals to whom the Committee delegates authority under the Plan in accordance with Section 1.3 hereof.

(c)“Affiliate” means a corporation or other entity controlled by, controlling or under common control with the Company.

(d)“Agreement” shall mean the written agreement and/or certificate or other documentation governing an Award under the Plan.

(e)“Amendment Date” shall mean June 10, 2019, the date on which the Company’s stockholders approved an amendment and restatement of the Plan.

(f)“Awards” shall mean any Stock Options, Stock Appreciation Rights, Restricted Shares, Restricted Share Units, unrestricted shares of Common Stock, Dividend Equivalents, Performance Awards or Other Awards or a combination of any of the above awarded under the Plan, including Adjusted Awards and Substitute Awards.

(g)“Benefit Arrangement” shall mean any formal or informal plan or other arrangement for the direct or indirect provision of compensation to a Participant (including groups or classes of Participants or beneficiaries of which the Participant is a member), whether or not such compensation is deferred, is in cash, or is in the form of a benefit to or for the Participant.

(h)“Board” shall mean the Board of Directors of the Company.

(i)“Change in Control” shall mean, subject to Section 10.11, the occurrence of any of the following events:

(i)the acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) (a “Person”) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 35% or more of the then combined voting power of the then-outstanding securities entitled to vote generally in the election of Directors in the case of the Company, or members of the board of directors or similar body in the case of another entity (the “Voting Power”); provided, however, that the following acquisitions will not be deemed to result in a Change in Control: (A) any acquisition directly from the Company; (B) any acquisition by the Company; (C) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any Subsidiary; or (D) any acquisition by any Person pursuant to a transaction that complies with clauses (A), (B) and (C) of clause (h)(iii) below;

(ii)individuals who, as of April 15, 2019, constitute the Board (the “Incumbent Board”) cease for any reason (other than death or disability) to constitute at least a majority of the Board; provided, however, that any individual becoming a Director subsequent to April 15, 2019, whose election, or nomination for election by the Company’s stockholders, was approved by a vote of at least two-thirds of the Directors then comprising the Incumbent Board (either by a specific vote or by approval of the proxy statement of the Company in which such person is named as a nominee for Director, without objection to such nomination) will be considered as though such individual was a member of the Incumbent Board, but excluding for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of Directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board;

(iii)consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company (a “Business Combination”), in each case, unless following such Business Combination, (A) all or substantially all of the individuals and entities who were the beneficial owners of the Voting Power immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of, respectively, the then-outstanding shares of common stock and the combined voting power of the then-outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the entity resulting from such Business Combination (including, without limitation, an entity that as a result of such transaction owns the Company or substantially all of the Company’s assets either directly or through one or more subsidiaries) in substantially the same proportions relative to each other as their ownership immediately prior to such Business Combination of the Voting Power, (B) no Person (excluding any entity resulting from such Business Combination or any employee benefit plan (or related trust) sponsored or maintained by the Company or such entity resulting from such Business Combination) beneficially owns, directly or indirectly, 35% or more of, respectively, the then-outstanding shares of common stock of the entity resulting from such Business Combination, or the combined voting power of the then-outstanding voting securities of such corporation except to the extent that such ownership existed prior to the Business Combination and (C) at least a majority of the members of the board of directors of the entity resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or the action of the Board providing for such Business Combination; or

(iv)approval by the stockholders of the Company of a complete liquidation or dissolution of the Company.

The Board shall have full and final authority, in its sole discretion, to determine conclusively whether a Change in Control has occurred pursuant to the above definition, the date of the occurrence of such Change in Control, and any incidental matters relating thereto.
(j)“Compensation Committee” shall mean the Compensation Committee of the Board.

(k)“CBS Stock Plan” shall mean each of the CBS Corporation 2009 Long-Term Incentive Plan, the CBS Corporation 2004 Long-Term Management Incentive Plan and the Viacom Inc. 2000 Long-Term Management Incentive Plan.

(l)“Code” shall mean the Internal Revenue Code of 1986, as amended, including any successor law thereto, and the rules and regulations promulgated thereunder.

(m)“Committee” shall mean the Compensation Committee of the Board or such other committee as may be appointed or designated by the Board to administer the Plan in accordance with Section 1.3(a) hereof.

(n)“Common Stock” shall mean shares of the Company’s common stock, par value $0.01 per share.

(o)“Consultant” shall mean an individual, other than an Employee or a Director, who provides services to the Company or any of its Subsidiaries as a consultant or advisor.

(p)“Corporate Transaction” shall have the meaning set forth in Section 8.1(a) hereof.

(q)“Date of Grant” shall mean the effective date of the grant of an Award under the Plan; provided, however, that in the case of a Substitute Award, the Date of Grant shall be the effective date of the grant of such award under the original plan under which the award was authorized, and in the case of an Adjusted Award, the Date of Grant shall be the effective date of the grant of such award under a CBS Stock Plan.

(r)“Director” shall mean each member of the Board who is not employed by (i) the Company, (ii) any of the Company’s Subsidiaries or (iii) any entity which directly or indirectly owns an equity or similar interest corresponding to more than 50% of the voting power normally entitled to vote for the election of directors of the Company (or comparable voting power).

(s)“Director Grant Committee” shall have the meaning set forth in Section 1.3(d) hereof.

(t)“Disaffiliation” means a Subsidiary’s or Affiliate’s ceasing to be a Subsidiary or Affiliate for any reason (including, without limitation, as a result of a public offering, or a spin-off or sale by the Company, of the stock of the Subsidiary or Affiliate) or a sale of a division of the Company and its Affiliates.

(u)“Disqualified Individual” shall have the meaning set forth in Section 280G(c) of the Code.

(v)“Dividend Equivalent” shall mean a right to receive a payment based upon the value of the regular cash dividend paid on a specified number of shares of Common Stock as set forth in Section 7.1 hereof. Payments in respect of Dividend Equivalents may be in cash, or, in the discretion of the Committee, in shares of Common Stock or other securities of the Company designated by the Committee or in a combination of cash, shares of Common Stock or such other securities.

(w)“Earnings Per Share” shall have the meaning provided by GAAP.

(x)“EBITDA” shall mean earnings before interest, taxes, depreciation and amortization.

(y)“Effective Date” shall have the meaning set forth in Section 14.1 hereof.

(z)“Eligible Person” shall have the meaning set forth in Section 1.4 hereof.

(aa)“Employee” shall mean an individual who is employed by the Company or any of its Subsidiaries.

(bb)“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, including any successor law thereto, and the rules and regulations promulgated thereunder.

(cc)“Expiration Date” shall have the meaning set forth in Section 14.2 hereof.

(dd)“Fair Market Value” of a share of Common Stock on a given date shall be, unless the Committee determines otherwise, the 4:00 p.m. (New York time) closing price on such date on the New York Stock Exchange or other principal stock exchange on which the Common Stock is then listed, as reported by The Wall Street Journal or any other authoritative source selected by the Company.

(ee)“Free Cash Flow” shall mean OIBDA, less cash interest, taxes paid, working capital requirements and capital expenditures.
(ff)“GAAP” shall mean generally accepted accounting principles in the United States.

(gg)“Incentive Stock Option” means any Stock Option designated in the applicable Agreement as an “incentive stock option” within the meaning of Section 422 of the Code, and that in fact so qualifies.

(hh)“IPO” means the initial public offering of Common Stock.

(ii)“Net Earnings” shall have the meaning provided by GAAP.

(jj)“Net Earnings from Continuing Operations” shall have the meaning provided by GAAP.

(kk)“Net Revenue” shall have the meaning provided by GAAP.

(ll)“OIBDA” shall mean the Company’s Operating Income before depreciation and amortization.

(mm)“Operating Income” shall have the meaning provided by GAAP.

(nn)“Other Agreement” shall mean any agreement, contract, or understanding heretofore or hereafter entered into by a Participant with the Company or an Affiliate, except an agreement, contract, or understanding that expressly addresses Section 280G of the Code and/or Section 4999 of the Code.

(oo)“Other Awards” shall mean any form of award authorized under Section 7.2 hereof, other than a Stock Option, Stock Appreciation Right, Restricted Share, Restricted Share Unit, unrestricted share of Common Stock, or Dividend Equivalent.

(pp)“Outstanding Stock Option” shall mean a Stock Option granted to a Participant which has not yet been exercised and which has not yet expired or been terminated in accordance with its terms.

(qq)“Parachute Payment” shall mean a “parachute payment” within the meaning of Section 280G(b)(2) of the Code.

(rr)“Participant” shall mean any Eligible Person to whom an Award has been made under the Plan, including a recipient of a Substitute Award or an Adjusted Award.

(ss)“Performance Award” shall mean an Award (which may consist of Stock Options, Stock Appreciation Rights, Restricted Shares, Restricted Share Units, unrestricted shares of Common Stock, Dividend Equivalents or Other Awards, or any combination thereof) the grant, vesting, exercisability, payment and/or settlement of which is conditioned in whole or in part on the attainment of one or more Performance Goals. In addition to other terms of the Plan applicable to such Award, including, without limitation, Article II, III, IV, V or VII, as applicable, a Performance Award shall be subject to the terms and conditions set forth in Article VI.

(tt)“Performance Goal” shall mean an amount, target or objective that is related to a Performance Metric and the attainment of which is designated as a condition to the award, vesting, exercisability, payment or settlement of a Performance Award.

(uu)“Performance Metrics” shall have the meaning set forth in Section 6.2 hereof.

(vv)“Performance Period” shall mean a period of time over which performance is measured as determined by the Committee in its discretion.

(ww)“Permanent Disability” shall, unless otherwise determined by the Committee, have the same meaning as such term or a similar term has under the long-term disability plan or policy maintained by the Company or a

Subsidiary under which the Participant has coverage and which is in effect on the date of the onset of the Participant’s disability; provided, that if the Participant is not covered by a long-term disability plan or policy, “Permanent Disability” shall have the meaning set forth in Section 22(e) of the Code. Notwithstanding the foregoing, in the case of Incentive Stock Options, “Permanent Disability” shall always have the meaning set forth in Section 22(e) of the Code.

(xx)“REIT” means a real estate investment trust within the meaning of Sections 856 through 860 of the Code.

(yy)“Reprice” shall have the meaning set forth in Section 2.5 with respect to Stock Options and in Section 3.3(e) with respect to Stand-Alone SARs.

(zz)“Restricted Share” shall mean a share of Common Stock granted to a Participant pursuant to Article IV and which is subject to the terms, conditions and restrictions as are set forth in the Plan and the applicable Agreement.

(aaa)“Restricted Share Unit” shall mean a contractual right granted to a Participant pursuant to Article V to receive, in the discretion of the Committee, shares of Common Stock, a cash payment equal to the Fair Market Value of Common Stock, or other securities of the Company designated by the Committee or a combination of cash, shares of Common Stock or such other securities, subject to the terms and conditions set forth in the Plan and the applicable Agreement.

(bbb)“Retirement” shall, unless the Committee determines otherwise, mean the termination of a Participant’s Service (other than by reason of death or for a Termination for Cause) when the Participant is at least 55 years of age and has completed at least ten years of service (as determined pursuant to the Company’s applicable practices) with the Company and/or its Subsidiaries.

(ccc)“Revenue” shall have the meaning provided by GAAP.

(ddd)“Section 409A” shall mean Section 409A of the Code.

(eee)“Separation Agreement” shall mean the master separation agreement and/or such other agreement entered into by and between CBS Corporation and the Company in connection with the IPO that addresses the adjustment of Participant awards granted under the CBS Stock Plans.

(fff) “Service” shall mean (i) an Employee’s employment with the Company or any of its Subsidiaries, (ii) a Director’s service on the Board or (iii) a Consultant’s provision of services to the Company or any of its Subsidiaries.

(ggg)“Share Change” shall have the meaning set forth in Section 8.1(b) hereof.

(hhh)“Stand-Alone SAR” shall have the meaning set forth in Section 3.3 hereof.

(iii)“Stock Appreciation Right” shall mean a contractual right granted to a Participant pursuant to Article III to receive an amount determined in accordance with Section 3.2 or 3.3 hereof, as applicable, subject to such other terms and conditions as are set forth in the Plan and the applicable Agreement.

(jjj)“Stock Option” shall mean a contractual right granted to a Participant pursuant to Article II to purchase shares of Common Stock at such time and price, and subject to such other terms and conditions, as are set forth in the Plan and the applicable Agreement. Stock Options may be Incentive Stock Options or nonqualified stock options, which are not intended to be treated as Incentive Stock Options.

(kkk)“Subsidiary” shall mean a corporation or other entity with respect to which the Company owns or controls, directly or indirectly, more than 50% of the outstanding shares of stock normally entitled to vote for the election of directors (or comparable voting power), provided, that the Committee may also designate any other corporation or other entity in which the Company, directly or indirectly, has an equity or similar interest corresponding to 50% or less of such voting power as a Subsidiary for purposes of the Plan.

(lll)“Substitute Awards” means Awards granted upon assumption of, or in substitution for, outstanding awards previously granted by a company or other entity (i) all or a portion of the assets or equity of which is acquired by the Company or (ii) with which the Company merges or otherwise combines.

(mmm)“Tax-Related Items” means any federal, national, provincial, state, and/or local tax liability (including, but not limited to, income tax, social insurance contributions, payment on account, employment tax obligations, stamp taxes, and any other taxes) that may be due or required by law to be withheld, and/or any employer tax liability shifted to a Participant.

(nnn)“Termination for Cause” shall mean a termination of a Participant’s Service by reason of:

(i)“cause” as such term or a similar term is defined in any employment or consulting agreement that is in effect and applicable to the Participant at the time of the Participant’s termination of Service, or

(ii)if there is no such employment or consulting agreement, or if such employment or consulting agreement contains no such term, unless the Committee determines otherwise, the Participant’s: (A) commission of any dishonest or fraudulent act that has caused or may reasonably be expected to cause injury to the interest or business reputation of the Company or any of its Subsidiaries; (B) conduct constituting a felony, a financial crime, embezzlement or fraud, whether or not related to the Participant’s Service; (C) willful unauthorized disclosure of confidential information; (D) failure, neglect of or refusal to substantially perform the duties of the Participant’s Service; (E) commission or omission of any other act which is a material breach of the Company’s policies regarding employment practices or the applicable federal, state and local laws prohibiting discrimination or which is materially injurious to the financial condition or business reputation of the Company or any Subsidiary; (F) failure to comply with the written policies of the Company, including the Company’s Business Conduct Statement or successor conduct statement as they apply from time to time; (G) willful failure to cooperate with a bona fide internal investigation or an investigation by regulatory or law enforcement authorities, whether or not related to Service, after being instructed by the Company or the Participant’s employer to participate; (H) willful destruction or failure to preserve documents or other material known to be relevant to an investigation referred to in the preceding clause (G); or (I) willful inducement of others to engage in any of the conduct described in the preceding clauses (A) through (H).

(ooo)“Trading Day” means a day on which the Common Stock is traded on the New York Stock Exchange or other principal stock exchange on which the Common Stock is then listed.

Section 1.3Administration of the Plan.

(a)Board or Committee to Administer. The Plan shall be administered by the Board or by a Committee appointed by the Board, consisting of at least two members of the Board. In the event that the Board is not also serving as the Committee, the Board, in its discretion, may at any time and from time to time exercise any and all rights and duties of the Committee under the Plan.

(b)Powers of the Committee.

(i)The Committee shall adopt such rules as it may deem appropriate in order to carry out the purpose of the Plan. All questions of interpretation, administration and application of the Plan shall be determined by a majority of the members of the Committee then in office, except that the Committee may authorize any one or more of its members, or any officer of the Company, to execute and deliver documents on behalf of the Committee. The determination of such majority shall be final and binding as to all matters relating to the Plan.

(ii)The Committee shall have authority to select Participants from among the Eligible Persons specified in Section 1.4 below, to determine the type of Award to be granted, to determine the number of shares of Common Stock subject to an Award or the cash amount payable in connection with an Award, to determine the terms and conditions of each Award in accordance with the terms of the Plan, to establish blackout periods, to determine transfer restrictions, clawback or repayment provisions and determine whether shares of Common Stock issuable under an Award will be subject to such further restrictions or conditions as the Committee may determine, including, but not limited to, conditions on vesting or transferability, forfeiture provisions and tax withholding conditions. The Committee may also determine a Participant’s rights to Awards upon a termination of Service. Except as provided herein, the Committee shall also have the authority to amend the terms of any outstanding Award or waive any conditions or restrictions applicable to any Award; provided, however, that, subject to Sections 10.3 and 10.11 and Article XI hereof, no amendment shall materially impair the rights of the holder thereof without the holder’s consent. With respect to any restrictions in the Plan or in any Agreement that are based on the requirements of Section 422 of the Code, the rules of any exchange upon which the Company’s securities are listed, or any other applicable law, rule or restriction, to the extent that any such restrictions are no longer required, the Committee shall have the discretion and authority to grant Awards that are not subject to such restrictions and/or to waive any such restrictions with respect to outstanding Awards.

(c)Delegation by the Committee. The Committee may, but need not, from time to time delegate some or all of its authority under the Plan to an Administrator consisting of one or more members of the Committee and/or one or more officers of the Company; provided, however, that the Committee may not delegate its authority (i) to make Awards to Eligible Persons (A) who are subject on the date of the Award to the reporting rules under Section 16(a) of the Exchange Act or (B) who are officers of the Company delegated authority by the Committee hereunder, (ii) to interpret the Plan or any Award, or (iii) under Article XI hereof. Any delegation hereunder shall be subject to the restrictions and limits that the Committee specifies at the time of such delegation or thereafter. Nothing in the Plan shall be construed as obligating the Committee to delegate authority to an Administrator, and the Committee may at any time rescind the authority delegated to an Administrator appointed hereunder or appoint a new Administrator. At all times, the Administrator appointed under this Section 1.3(c) shall serve in such capacity at the pleasure of the Committee. Any action undertaken by the Administrator in accordance with the Committee’s delegation of authority shall have the same force and effect as if undertaken directly by the Committee, and any reference in the Plan to the Committee shall, to the extent consistent with the terms and limitations of such delegation, be deemed to include a reference to the Administrator.

(d)Grants to Directors. Any Awards or formula for granting Awards under the Plan made to Directors shall be approved by the Board or such other committee to which the Board may so delegate (the “Director Grant Committee”). With respect to awards to Directors, all rights, powers and authorities vested in the Committee under the Plan shall instead be exercised by the Board or the Director Grant Committee, and all provisions of the Plan relating to the Committee shall be interpreted in a manner consistent with the foregoing by treating any such reference as a reference to the Board or the Director Grant Committee for such purpose.

(e)Non-Uniform Determinations. The Committee’s determinations under the Plan need not be uniform and may be made by it selectively among persons who receive, or are eligible to receive, Awards under the Plan (whether or not such persons are similarly situated). Without limiting the generality of the foregoing, the Committee shall be entitled, among other things, to make non-uniform and selective determinations, and to enter into non-uniform and selective Agreements, as to the persons receiving Awards under the Plan, the terms and provisions of Awards under the Plan and adjustments of Awards under Article VIII hereof.

(f)No Liability. Subject to applicable law: (i) no member of the Committee nor any Administrator shall be liable to any Participant or any other person for anything whatsoever in connection with the administration of the Plan except such person’s own willful misconduct; (ii) under no circumstances shall any member of the Committee or any Administrator be liable for any act or omission of any member of the Committee or any Administrator other than himself; and (iii) in the performance of its functions with respect to the Plan, the Committee and any Administrator shall be entitled to rely upon information and advice furnished by the Company’s officers, the Company’s accountants, the Company’s or the Committee’s counsel and any other party the Committee or such Administrator deems necessary, and no member of the Committee or such Administrator shall be liable for any action taken or not taken in good faith reliance upon any such advice.

Section 1.4Eligible Persons.

Individuals eligible to receive Awards under the Plan (each, an “Eligible Person”) include (a) any Employee (including any prospective employee) of the Company or any of its Subsidiaries; provided, however, that Incentive Stock Options may not be granted to Employees of any corporation or other entity in which the Company owns or controls, directly or indirectly, 50% or less of the outstanding shares of stock normally entitled to vote for the election of directors (or comparable voting power); (b) any Director (including any prospective director); (c) to the extent designated by the Committee, any Consultant (including any prospective consultant) to the Company or any of its Subsidiaries; and (d) individuals who are eligible to receive Adjusted or Substitute Awards. Any Award made to a prospective employee, director or consultant shall be conditioned upon, and effective not earlier than, such person’s becoming an Employee, Director or Consultant. An individual’s status as an Administrator will not affect his or her eligibility to receive Awards under the Plan, subject to the restrictions set forth in Section 1.3(c) hereof.
Section 1.5Common Stock Subject to the Plan.

(a)Plan Limit. Subject to adjustment under Article VIII hereof, the total number of shares of Common Stock available for delivery pursuant to Awards under the Plan (the “Section 1.5 Limit”) is 13,100,000 shares, which includes (i) the 8,000,000 shares initially reserved for issuance under the Plan as of the Effective Date and (ii) the additional 5,100,000 shares reserved for issuance under the Plan as of the Amendment Date. The shares of Common Stock subject to Awards under the Plan shall be made available from authorized but unissued Common Stock or from Common Stock issued and held in the treasury of the Company.

(b)Rules Applicable to Determining Shares Available for Issuance. For purposes of determining the number of shares of Common Stock that remain available for delivery pursuant to Awards at any time, the following rules apply:

(i)The Section 1.5 Limit shall be reduced by the number of shares of Common Stock subject to an Award and, in the case of an Award that is not denominated in shares of Common Stock, the number of shares actually delivered upon payment or settlement of the Award.

(ii)The following shall be added back to the Section 1.5 Limit and shall again be available for Awards:

(A)shares underlying Awards or portions thereof that are settled in cash and not in shares of Common Stock; and

(B)any shares of Common Stock that are subject to an Award, or any portion of an Award, which for any reason expires or is cancelled, forfeited, or terminated without having been exercised or paid.

(iii)Anything to the contrary in this Plan notwithstanding,

(A)(1) shares of Common Stock delivered to the Company by a Participant to purchase shares of Common Stock upon the exercise of an Award or to satisfy tax withholding obligations (including shares retained from the Award creating the withholding obligation), and (2) shares of Common Stock repurchased by the Company on the open market using the proceeds from the exercise of an Award, in either instance shall not be added back to the Section 1.5 Limit; and

(B)upon the exercise of a Stock Option or Stock Appreciation Right settled in shares of Common Stock, the number of shares subject to the Stock Option or Stock Appreciation Right (or portion thereof) that is then being exercised shall be counted against the Section 1.5 Limit, regardless of the number of shares of Common Stock actually delivered in settlement of the Stock Option or Stock Appreciation Right (or portion thereof) upon exercise.

(iv)Anything to the contrary in this Plan notwithstanding, any shares of Common Stock underlying Substitute Awards shall not be counted against the Section 1.5 Limit, and the lapse, expiration, termination, forfeiture or cancellation of any Substitute Award without the issuance of shares of Common Stock or payment of cash thereunder shall not result in an increase of the number of shares of Common Stock available for issuance under the Plan. For the avoidance of doubt, Adjusted Awards shall be treated as Awards generally (and not as Substitute Awards) for purposes of this Section 1.5(b)(iv).

Section 1.6Limits on Awards to Participants.

(a)Limits on Certain Stock Options, Stock Appreciation Rights. No Participant shall be granted Awards in the form of Stock Options or Stock Appreciation Rights in any calendar year covering, in the aggregate, in excess of 5,000,000 shares of Common Stock (regardless of whether Stock Appreciation Rights are settled in cash, Common Stock, other Company securities or a combination thereof), subject to adjustment pursuant to Article VIII hereof.

(b)Limits on Other Awards. No Participant shall be granted Awards (other than those Awards set forth in Section 1.6(a)) in any calendar year having a value in excess of $25 million (with respect to Awards denominated in cash) and covering, in the aggregate, in excess of 4,000,000 shares of Common Stock (with respect to Awards denominated in shares of Common Stock), subject to adjustment pursuant to Article VIII hereof.

(c)Substitute Awards and Adjusted Awards. Anything to the contrary in this Plan notwithstanding, any shares of Common Stock underlying Substitute Awards or Adjusted Awards shall not be counted against the limits set forth in this Section 1.6.

Section 1.7Limits on Awards to Directors.

(a)Limits on Awards to Directors Generally. No Director shall be granted Awards in his or her capacity as a member of the Board in any calendar year covering, in the aggregate, in excess of 50,000 shares of Common Stock, subject to adjustment pursuant to Article VIII hereof.

(b)Substitute Awards and Adjusted Awards. Anything to the contrary in this Plan notwithstanding, any shares of Common Stock underlying Substitute Awards or Adjusted Awards shall not be counted against the limits set forth in this Section 1.7.

Section 1.8Agreements.

The Committee shall determine and set forth in an Agreement the terms and conditions of each Award (other than an Award of unrestricted Common Stock). The Agreement shall include any vesting, exercisability, payment and other restrictions applicable to an Award (which may include, without limitation, the effects of termination of Service, cancellation of the Award under specified circumstances, restrictions on transfer), and shall be delivered or otherwise made available to the Participant.
ARTICLE II
PROVISIONS APPLICABLE TO STOCK OPTIONS

Section 2.1Grants of Stock Options.

The Committee may from time to time grant Stock Options to Eligible Persons on the terms and conditions set forth in the Plan and on such other terms and conditions as are not inconsistent with the purposes and provisions of the Plan, as the Committee, in its discretion, may from time to time determine.
Section 2.2Exercise Price.

The Committee shall establish the per share exercise price of each Stock Option; provided that such exercise price shall not be less than 100% of the Fair Market Value of a share of Common Stock on the Date of Grant.

Notwithstanding the foregoing, the per share exercise price of a Stock Option that is a Substitute Award or Adjusted Award may be less than 100% of the Fair Market Value of a share of Common Stock on the Date of Grant, provided that such substitution or adjustment complies with applicable laws and regulations, including the listing requirements of the New York Stock Exchange and Section 409A or Section 424 of the Code, as applicable. The exercise price of any Stock Option will be subject to adjustment in accordance with the provisions of Article VIII hereof.
Section 2.3Exercise of Stock Options.

(a)Exercisability. Unless the Committee has determined or determines otherwise, Stock Options shall be exercisable only to the extent the Participant is vested therein, subject to any restrictions that the Committee shall determine and specify in the applicable Agreement (or any employment agreement applicable to the Participant). The Committee shall establish the vesting schedule applicable to Stock Options, which vesting schedule shall specify the period of time and the increments in which a Participant shall vest in the Stock Options and/or any applicable Performance Goals, subject to any restrictions that the Committee shall determine. The Committee may, in its discretion, accelerate the time at which a Participant vests in his or her Stock Options.

(b)Option Period. For each Stock Option granted, the Committee shall specify the period during which the Stock Option may be exercised; provided, however, that no Stock Option shall be exercisable after the tenth anniversary of the Date of Grant. If the period of a Stock Option’s exercisability determined in accordance with the preceding sentence ends on a day that is not a Trading Day, the Stock Option may be exercised up to and including the last Trading Day before such date.

(c)Exercise in the Event of Termination of Service - Employees and Consultants.

(i)Termination Other than for Cause; Termination due to Retirement, Death or Permanent Disability. Except as otherwise provided in this Section 2.3(c) or as the Committee has determined or determines otherwise, the following shall apply:

(A)subject to clauses (B), (C), and (D) below, if an Employee’s or a Consultant’s Service ceases by reason of his or her voluntary termination or termination by the Company or any of its Subsidiaries other than for Cause, his or her Outstanding Stock Options may be exercised to the extent then exercisable until the earlier of six months after the date of such termination or the expiration of the term of such Outstanding Stock Options;

(B)if an Employee’s Service ceases by reason of his or her Retirement, his or her Outstanding Stock Options may be exercised to the extent exercisable on the date of Retirement until the expiration of the term of such Outstanding Stock Options;

(C)if an Employee’s or a Consultant’s Service ceases by reason of his or her Permanent Disability, his or her Outstanding Stock Options may be exercised to the extent then exercisable until the earlier of three years after such date or the expiration of the term of such Outstanding Stock Options; or

(D)if an Employee or a Consultant dies, his or her Outstanding Stock Options may be exercised to the extent exercisable at the date of death by (i) his or her beneficiary, if the Company has adopted procedures whereby Participants may designate a beneficiary and the Participant has done so, or (ii) if the Company has not adopted such procedures or the Participant has not designated a beneficiary, by the person or persons who acquired the right to exercise such Outstanding Stock Options by will or the laws of descent and distribution, in either such case until the earlier of two years after the date of death or the expiration of the term of such Outstanding Stock Options.

Except as otherwise provided in this Section 2.3(c) or as the Committee has determined or determines otherwise, upon the occurrence of an event described in clause (A), (B), (C) or (D) of this Section 2.3(c), all rights with respect to Stock Options that are not vested as of such event will be relinquished.

(ii)Termination for Cause. If an Employee’s or a Consultant’s Service ends due to a Termination for Cause then, unless the Committee in its discretion determines otherwise, all Outstanding Stock Options, whether or not then vested, shall terminate effective as of the date of such termination.

(d)Exercise in the Event of Termination of Service - Directors.

(i)Termination Other than for Cause; Termination due to Death or Permanent Disability. Except as otherwise provided in this Section 2.3(d) or as the Board or Director Grant Committee has determined or determines otherwise, the following shall apply:

(A)subject to clauses (B) and (C) below, if a Director’s Service ceases by reason of his or her voluntary termination or termination by the Company or any of its Subsidiaries other than for Cause (which, for avoidance of doubt, shall include the Director not being re-elected to the Board), his or her Outstanding Stock Options may be exercised to the extent then exercisable until the earlier of six months after the date of such termination or the expiration of the term of such Outstanding Stock Options;

(B)if a Director’s Service ceases by reason of his or her Permanent Disability, his or her Outstanding Stock Options may be exercised to the extent then exercisable until the earlier of three years after such date or the expiration of the term of such Outstanding Stock Options; or

(C)if a Director dies, his or her Outstanding Stock Options may be exercised to the extent exercisable at the date of death by (i) his or her beneficiary, if the Company has adopted procedures whereby Directors may designate a beneficiary and the Director has done so, or (ii) if the Company has not adopted such procedures or the Director has not designated a beneficiary, by the person or persons who acquired the right to exercise such Outstanding Stock Options by will or the laws of descent and distribution, in either such case until the earlier of two years after the date of death or the expiration of the term of such Outstanding Stock Options.

Except as otherwise provided in this Section 2.3(d) or as the Board or Director Grant Committee has determined or determines otherwise, upon the occurrence of an event described in clause (A), (B) or (C) of this Section 2.3(d), all rights with respect to Stock Options that are not vested as of such event will be relinquished.
(ii)Termination for Cause. If a Director’s Service ends due to a Termination for Cause then, unless the Board or Director Grant Committee in its discretion determines otherwise, all Outstanding Stock Options, whether or not then vested, shall terminate effective as of the date of such termination.

Section 2.4Payment of Purchase Price Upon Exercise.

Shares of Common Stock purchased through the exercise of a Stock Option shall be paid for in full on or before the settlement date for the shares of Common Stock delivered pursuant to the exercise of the Stock Option. Payment shall be made in cash or, to the extent permitted in the discretion of the Committee, through delivery or attestation of shares of Common Stock or other securities of the Company designated by the Committee, in a combination of cash, shares or such other securities or in any other form of valid consideration that is acceptable to the Committee in its discretion. If the Agreement so provides, such exercise price may also be paid in whole or in part using a net share settlement procedure or through the withholding of shares subject to the Stock Option with a value equal to the exercise price. In accordance with the rules and procedures established by the Committee for this purpose, a Stock Option may also be exercised through a “cashless exercise” procedure, involving a broker or dealer, that affords Participants the opportunity to sell immediately some or all of the shares underlying the exercised portion of the Stock Option in order to generate sufficient cash to pay the exercise price of the Option.
Section 2.5No Repricing of Stock Options.

The Committee may not Reprice any Stock Option without stockholder approval. As used in this Section 2.5, “Reprice” means any of the following or any other action that has the same effect at a time when its exercise price exceeds the Fair Market Value of a share of Common Stock: (i) amending a Stock Option to reduce its exercise price, (ii) canceling a Stock Option in exchange for a Stock Option, Restricted Share, other equity award or cash, or (iii) taking any other action that is treated as a repricing under GAAP, provided that nothing in this Section 2.5 shall prevent the Committee from making adjustments pursuant to Article VIII hereof.
ARTICLE III
PROVISIONS APPLICABLE TO STOCK APPRECIATION RIGHTS

Section 3.1Stock Appreciation Rights.

The Committee may from time to time grant Stock Appreciation Rights to Eligible Persons on the terms and conditions set forth in the Plan and on such other terms and conditions as are not inconsistent with the purposes and provisions of the Plan, as the Committee, in its discretion, may from time to time determine. The Committee may grant Stock Appreciation Rights alone or in tandem with Stock Options.
Section 3.2Stock Appreciation Rights Granted In Tandem with Stock Options.

A Stock Appreciation Right granted in tandem with a Stock Option may be granted either at the time of the grant of the Stock Option or by amendment at any time prior to the exercise, expiration or termination of such Stock Option. The Stock Appreciation Right shall be subject to the same terms and conditions as the related Stock Option and shall be exercisable only at such times and to such extent as the related Stock Option. A tandem Stock Appreciation Right shall entitle the holder to surrender to the Company all or a portion of the related Stock Option unexercised and receive from the Company in exchange therefor an amount equal to the excess of the Fair Market Value of the shares of Common Stock subject to such Stock Option, determined as of the day preceding the surrender of such Stock Option, over the aggregate exercise price of the Stock Option (or of the portion of the Stock Option so surrendered). Such amount shall be paid in cash, or in the discretion of the Committee, in shares of Common Stock or other securities of the Company designated by the Committee or in a combination of cash, shares of Common Stock or such other securities.
Section 3.3Stand-Alone Stock Appreciation Rights.

Stock Appreciation Rights granted alone (that is, not in tandem with Stock Options) (“Stand-Alone SARs”) shall be subject to the provisions of this Section 3.3 and such other terms and conditions as the Committee shall establish at or after the time of grant and set forth in the applicable Agreement.
(a)Exercise Price. The Committee shall establish the per share exercise price of each Stand-Alone SAR; provided that such exercise price shall not be less than 100% of the Fair Market Value of a share of Common Stock on the Date of Grant. Notwithstanding the foregoing, the per share exercise price of a Stand-Alone SAR that is a Substitute Award or an Adjusted Award may be less than 100% of the Fair Market Value of a share of Common Stock on the Date of Grant provided that such substitution or adjustment complies with applicable laws and regulations, including the listing requirements of the New York Stock Exchange and Section 409A, as applicable. The exercise price of any Stand-Alone SAR will be subject to adjustment in accordance with the provisions of Article VIII hereof.

(b)Exercisability of Stand-Alone SARs. Unless the Committee has determined or determines otherwise, Stand-Alone SARs shall be exercisable only to the extent the Participant is vested therein, subject to any restrictions that the Committee shall determine and specify in the applicable Agreement (or any employment agreement applicable to the Participant). The Committee shall establish the vesting schedule applicable to Stand-Alone SARs, which vesting schedule shall specify the period of time and the increments in which a Participant shall vest in the Stand-Alone SARs and/or any applicable Performance Goals, subject to any restrictions that the Committee shall determine. The Committee may, in its discretion, accelerate the time at which a Participant vests in his or her Stand-Alone SARs.

(c)Period of Exercise. For each Stand-Alone SAR granted, the Committee shall specify the period during which the Stand-Alone SAR may be exercised; provided, however, that no Stand-Alone SAR shall be exercisable after the tenth anniversary of the Date of Grant. If the period of a Stand-Alone SAR’s exercisability determined in accordance with the preceding sentence ends on a day that is not a Trading Day, the Stand-Alone SAR may be exercised up to and including the last Trading Day before such date.

(d)Exercise in the Event of Termination of Service. Unless the Committee has determined or determines otherwise, in the event that (i) the Participant’s Service ceases by reason of the voluntary termination by the Participant or the termination by the Company or any of its Subsidiaries other than for Cause, (ii) the Participant’s Service ceases by reason of the Participant’s Retirement, (iii) the Permanent Disability of the Participant occurs, (iv) a Participant dies during a period during which his Stand-Alone SARs could have been exercised by him, or (v) the Participant’s Service with the Company or any of its Subsidiaries ends due to a Termination for Cause, then, in each of the foregoing cases (i) through (v), the Participant’s Stand-Alone SARs may be exercised to the extent that, and for the period during which, Stock Options awarded to the Participant would be exercisable pursuant to Section 2.3(c) or 2.3(d), as applicable.

(e)No Repricing of Stand-Alone SARs. The Committee may not Reprice any Stand-Alone SAR without stockholder approval. As used in this Section 3.3(e), “Reprice” means any of the following or any other action that has the same effect at a time when its exercise price exceeds the Fair Market Value of a share of Common Stock: (i) amending a Stand-Alone SAR to reduce its exercise price, (ii) canceling a Stand-Alone SAR in exchange for a Stand-Alone SAR, Restricted Share, other equity award or cash, or (iii) taking any other action that is treated as a repricing under GAAP, provided that nothing in this Section 3.3(e) shall prevent the Committee from making adjustments pursuant to Article VIII hereof.

ARTICLE IV
PROVISIONS APPLICABLE TO RESTRICTED SHARES

Section 4.1Grants of Restricted Shares.

The Committee may from time to time grant Restricted Shares to Eligible Persons on the terms and conditions set forth in the Plan and on such other terms and conditions as are not inconsistent with the purposes and provisions of the Plan, as the Committee, in its discretion, may from time to time determine.
Section 4.2Vesting.

The Committee shall establish the vesting schedule applicable to Restricted Shares granted hereunder, which vesting schedule shall specify the period of time, the increments in which a Participant shall vest in the Restricted Shares and/or any applicable Performance Goals, subject to any restrictions that the Committee shall determine and specify in the applicable Agreement.
Section 4.3Rights and Restrictions Governing Restricted Shares.

The Participant shall have all rights of a holder as to Restricted Shares granted hereunder, including, to the extent applicable, the right to receive dividends and to vote; provided, however, that unless the Committee has determined or determines otherwise: (a) the Participant shall not be registered on the books and records of the Company as a stockholder until such shares have vested; and (b) none of the Restricted Shares may be sold, transferred, assigned, pledged or otherwise encumbered or disposed of until such shares have vested. The Committee may make any dividend payments subject to vesting, deferral, restrictions on transfer or other conditions; any such terms and conditions applicable to dividend payments will be set forth in the applicable Agreement. Notwithstanding anything herein to the contrary, any dividends declared or paid on Restricted Shares shall not vest or become payable unless and until the Restricted Shares to which the dividends apply become vested and nonforfeitable.

Section 4.4Acceleration of Vesting and Removal of Restrictions.

Any other provision of the Plan to the contrary notwithstanding, the Committee, in its discretion, may at any time accelerate the date or dates on which Restricted Shares vest. Also, the Committee may, in its discretion, remove any other restrictions on Restricted Shares whenever it may determine that, by reason of changes in applicable law, the rules of any stock exchange on which the Common Stock is listed or other changes in circumstances arising after the Date of Grant, such action is appropriate.
Section 4.5Delivery of Restricted Shares.

On the date on which Restricted Shares vest, all restrictions contained in the Agreement covering such Restricted Shares and in the Plan shall lapse. Restricted Shares awarded hereunder may be evidenced in such manner as the Committee in its discretion shall deem appropriate, including, without limitation, book-entry registration or issuance of one or more stock certificates. If stock certificates are issued, such certificates shall be delivered to the Participant or such certificates shall be credited to a brokerage account if the Participant so directs; provided, however, that such certificates shall bear such legends as the Committee, in its discretion, may determine to be necessary or advisable in order to comply with applicable federal or state securities laws.
Section 4.6Termination of Service.

Unless the Committee has determined or determines otherwise, if the Participant’s Service terminates for any reason (including, without limitation, by reason of voluntary termination by the Participant, termination by the Company or any of its Subsidiaries other than for Cause, Termination for Cause, the Participant’s Retirement, or the Participant’s death or Permanent Disability) prior to the date or dates on which Restricted Shares vest, the Participant shall forfeit all unvested Restricted Shares as of the date of such event.
Section 4.7Grants of Unrestricted Shares.

The Committee may from time to time, in its discretion, make Awards of unrestricted shares of Common Stock to Eligible Persons.
ARTICLE V
PROVISIONS APPLICABLE TO RESTRICTED SHARE UNITS

Section 5.1Grants of Restricted Share Units.

The Committee may from time to time grant Restricted Share Units to Eligible Persons on the terms and conditions set forth in the Plan and on such other terms and conditions as are not inconsistent with the purposes and provisions of the Plan as the Committee, in its discretion, may from time to time determine. Each Restricted Share Unit shall correspond to one share of Common Stock.
Section 5.2Vesting.

The Committee shall establish the vesting schedule applicable to Restricted Share Units granted hereunder, which vesting schedule shall specify the period of time and the increments in which a Participant shall vest in the Restricted Share Units and/or any applicable Performance Goals, subject to any restrictions that the Committee shall determine and specify in the applicable Agreement.
Section 5.3Acceleration of Vesting.

Any other provision of the Plan to the contrary notwithstanding, the Committee, in its discretion, may at any time accelerate the date or dates on which Restricted Share Units vest.

Section 5.4Settlement of Restricted Share Units.

Upon vesting or such later date as the Committee may determine (in accordance with the requirements of, or an exemption from, Section 409A), Restricted Share Units will be settled, at the discretion of the Committee, in shares of Common Stock, in cash equal to the Fair Market Value of the shares subject to such Restricted Share Units, in other securities of the Company designated by the Committee or in a combination of cash, shares of Common Stock or such other securities. Shares of Common Stock delivered in settlement of Restricted Share Units may be evidenced in such manner as the Committee in its discretion shall deem appropriate, including, without limitation, book-entry registration or issuance of one or more stock certificates. If stock certificates are issued, such certificates shall be delivered to the Participant or such certificates shall be credited to a brokerage account if the Participant so directs; provided, however, that such certificates shall bear such legends as the Committee, in its discretion, may determine to be necessary or advisable in order to comply with applicable federal or state securities laws.
Section 5.5Termination of Service.

Unless the Committee has determined or determines otherwise, if the Participant’s Service terminates for any reason (including without limitation by reason of voluntary termination by the Participant, termination by the Company or any of its Subsidiaries other than for Cause, Termination for Cause, the Participant’s Retirement, or the Participant’s death or Permanent Disability) prior to the date or dates on which Restricted Share Units vest, the Participant shall forfeit all unvested Restricted Share Units as of the date of such event.
ARTICLE VI
PERFORMANCE AWARDS

Section 6.1Grants of Performance Awards.

The Committee may from time to time grant Awards which constitute Performance Awards to Eligible Persons on the terms and conditions set forth in the Plan and on such other terms and conditions as are not inconsistent with the purposes and provisions of the Plan, as the Committee, in its discretion, may from time to time determine.
Section 6.2Performance Metrics.

Unless the Committee has determined or determines otherwise, the grant, vesting, payment, settlement and/or exercisability of Performance Awards shall be conditioned, in whole or in part, on the attainment of one or more Performance Goals over a Performance Period. The relevant Performance Goals shall be established by the Committee and may relate to specified amounts, targets or objectives related to one or more of the following metrics, or to any other performance metrics (including subjective metrics) as the Committee deems appropriate (collectively, the “Performance Metrics”): OIBDA; Operating Income; Free Cash Flow; operational cash flow; Net Earnings; Net Earnings from Continuing Operations; Earnings Per Share; EBITDA; Revenue; Net Revenue; net profit; net income; funds from operations; adjusted funds from operations; total shareholder return; share price; return on equity after tax; return on equity before tax; return in excess of cost of capital; profit in excess of cost of capital; return on assets; return on invested capital; return on capital employed; net operating profit after tax; net operating profit before tax; operating margin; profit margin; economic value added; expense or cost levels; bank debt or other long-term or short-term public or private date or other similar financial obligation levels; or any combination thereof. The Performance Goals may be established in terms of objectives that are related to the individual Participant or that are Company-wide or related to a Subsidiary, division, department, region, function or business unit and may be measured on an absolute or cumulative basis or on the basis of percentage of improvement over time, and may be measured in terms of Company performance (or performance of the applicable Subsidiary, division, department, region, function or business unit) or measured relative to selected reference companies or a market index.

Section 6.3Termination of Service.
Except as otherwise provided in Section 2.3(c) or 2.3(d), 3.3(d), 4.6 or 5.5, as applicable, the treatment of Performance Awards in the event of a Participant’s termination of Service shall be set forth in the Agreement setting forth the terms and conditions of the relevant Performance Awards.
Section 6.4Discretion to Reduce Compensation.
The Committee retains the right to reduce (including to zero) any Award such that the amount of the Award is less than the maximum amount that could be paid based on the degree to which the Performance Goals related to such Award were attained.
Section 6.5Adjustment of Calculation of Performance Goals.

With respect to any Performance Award, the Committee may make such adjustments or modifications as it deems appropriate in the calculation of the Performance Goals applicable to such Performance Award in order to reflect any recapitalization, reorganization, stock split or dividend, merger, acquisition, divestiture, consolidation, split-up, spin-off, split-off, combination, liquidation, dissolution, sale of assets or other similar corporate transaction or event, or to exclude the effect of any items that are either of an “unusual nature” or of a type that indicates “infrequency of occurrence” under GAAP, including, without limitation, any changes in accounting standards, and/or to reflect any other item or event determined by the Committee in its discretion. The Committee, in its discretion, may also make such other adjustments or modifications as it determines in its discretion to be appropriate to reflect other extraordinary events or circumstances that occur and that have the effect, as determined by the Committee, of distorting the applicable Performance Goals. Adjustments or modifications authorized by this Section 6.5 shall be made as determined by the Committee to the extent necessary to prevent reduction or enlargement of the Participant’s rights with respect to the Participant’s Performance Awards. All determinations that the Committee makes pursuant to this Section 6.5 shall be conclusive and binding on all persons for all purposes.
ARTICLE VII
DIVIDENDS, DIVIDEND EQUIVALENTS AND OTHER AWARDS

Section 7.1Dividends and Dividend Equivalents.

The Committee shall have the authority to specify whether the recipient of an Award other than a Stock Option or Stock Appreciation Right (including, without limitation, any Award deferred pursuant to Article IX) is entitled to receive interest or dividends or Dividend Equivalents with respect to the number of shares of Common Stock covered by such Award, and the Committee may provide that such amounts (if any) shall be deemed to have been reinvested in additional shares of Common Stock or otherwise reinvested and/or shall be subject to the same terms and conditions (including vesting and forfeiture provisions) as the related Award. Notwithstanding the foregoing, reinvestment of dividends or Dividend Equivalents in additional shares of Common Stock shall only be permissible if sufficient shares of Common Stock are available under Section 1.5 for such reinvestment or payment (taking into account then-outstanding Awards). If sufficient shares of Common Stock are not available for such reinvestment or payment, such reinvestment or payment shall be made in the form of a grant of Restricted Share Units equal in number to the shares of Common Stock that would have been obtained by such payment or reinvestment, the terms of which Restricted Share Units shall provide for settlement in cash and for Dividend Equivalent reinvestment in further Restricted Share Units on the terms contemplated by this Section 7.1. Notwithstanding anything herein to the contrary, any dividends or Dividend Equivalents credited in respect of an Award shall not vest or become payable unless and until the Award to which the dividends or Dividend Equivalents apply becomes vested and nonforfeitable.
Section 7.2Other Awards.

The Committee shall have the authority to grant other equity-based or equity-related awards or cash payments, which may be based on one or more criteria determined by the Committee, under the Plan that are consistent with the purpose of the Plan and the interests of the Company. Other Awards may be granted in tandem with, or independent of, Awards granted under the Plan.

Section 7.3Substitute Awards and Adjusted Awards.

Notwithstanding any terms or conditions of the Plan to the contrary, (i) Substitute Awards may have substantially the same terms and conditions, including without limitation provisions relating to vesting, exercise periods, expiration, payment, forfeiture, and the consequences of termination of Service, as the awards that they replace, as determined by the Committee in its sole discretion, and (ii) Adjusted Awards shall have substantially the same terms and conditions, including without limitation provisions relating to vesting, exercise periods, expiration, payment, forfeiture, and the consequences of termination of Service, as the awards that they replace which were granted under a CBS Stock Plan.
ARTICLE VIII
EFFECT OF CERTAIN CORPORATE CHANGES

Section 8.1Adjustments.

(a)In the event of a merger, consolidation, acquisition of property or shares, stock rights offering, liquidation, disposition for consideration of the Company’s direct or indirect ownership of a Subsidiary or Affiliate (including by reason of a Disaffiliation), or similar event affecting the Company or any of its Subsidiaries (each, a “Corporate Transaction”), the Committee or the Board may in its discretion make such substitutions or adjustments as it deems appropriate and equitable to (i) the aggregate number and kind of shares of Common Stock or other securities reserved for issuance and delivery under this Plan, (ii) the various maximum limitations set forth in Sections 1.5, 1.6 and 1.7 with respect to certain types of Awards and upon the grants to individuals of certain types of Awards, (iii) the number and kind of shares of Common Stock or other securities subject to outstanding Awards; and (iv) the exercise price of outstanding Awards.

(b)In the event of a stock dividend, stock split, reverse stock split, reorganization, share combination, or recapitalization or similar event affecting the capital structure of the Company, or a Disaffiliation, separation or spin-off, in each case without consideration, or other extraordinary dividend of cash or other property to the Company’s stockholders (each, a “Share Change”), the Committee or the Board shall make such substitutions or adjustments as it deems appropriate and equitable to (i) the aggregate number and kind of shares of Common Stock or other securities reserved for issuance and delivery under this Plan, (ii) the various maximum limitations set forth in Sections 1.5, 1.6 and 1.7 upon certain types of Awards and upon the grants to individuals of certain types of Awards, (iii) the number and kind of shares of Common Stock or other securities subject to outstanding Awards; and (iv) the exercise price of outstanding Awards.

(c)In the case of a Corporate Transaction, such adjustments may include, without limitation, (i) the cancellation of outstanding Awards in exchange for payments of cash, property or a combination thereof having an aggregate value equal to the value of such Awards, as determined by the Committee or the Board in its sole discretion (it being understood that in the case of a Corporate Transaction with respect to which holders of Common Stock receive consideration other than publicly traded equity securities of the ultimate surviving entity, any such determination by the Committee or the Board that the value of a Stock Option or Stock Appreciation Right shall for this purpose be deemed to equal the excess, if any, of the value of the consideration being paid for each share of Common Stock pursuant to such Corporate Transaction over the exercise price of such Stock Option or Stock Appreciation Right shall conclusively be deemed valid); (ii) the substitution of other property (including, without limitation, cash or other securities of the Company and securities of entities other than the Company) for the shares of Common Stock subject to outstanding Awards; and (iii) in connection with any Disaffiliation, arranging for the assumption of Awards, or replacement of Awards with new awards based on other property or other securities (including, without limitation, other securities of the Company and securities of entities other than the Company), by the affected Subsidiary, Affiliate, or division or by the entity that controls such Subsidiary, Affiliate, or division following such Disaffiliation (as well as any corresponding adjustments to Awards that remain based upon Company securities).

(d)Any adjustments made pursuant to this Article VIII to Awards that are considered “deferred compensation” within the meaning of Section 409A shall be made in compliance with the requirements of Section 409A of the

Code; and any adjustments made pursuant to this Article VIII to Awards that are not considered “deferred compensation” subject to Section 409A shall be made in such a manner as to ensure that either the Awards, after such adjustments, remain exempt from the application of Section 409A or will not result in the imposition of any penalty taxes under Section 409A in respect of such Awards.

Section 8.2Change in Control in which Awards are not Assumed.

Except as otherwise provided in the applicable Agreement, in another agreement with the Participant, or as otherwise set forth in writing, upon the occurrence of a Change in Control in which outstanding Awards are not being assumed, continued, or substituted for, the following provisions shall apply to such Award, to the extent not assumed, continued, or substituted for:
(a)Immediately prior to the occurrence of such Change in Control, in each case with the exception of Performance Awards, all outstanding Restricted Shares, Restricted Share Units, and Dividend Equivalents shall become vested, and all shares of Common Stock and/or cash subject to outstanding Restricted Shares, Restricted Share Units, and Dividend Equivalents shall be delivered; and either or both of the following two (2) actions shall be taken:
(i)At least fifteen (15) days prior to the scheduled consummation of such Change in Control, all Stock Options and Stock Appreciation Rights outstanding hereunder shall become immediately exercisable and shall remain exercisable for a period of fifteen (15) days. Any exercise of a Stock Option or Stock Appreciation Right during this fifteen (15)-day period shall be conditioned upon the consummation of the applicable Change in Control and shall be effective only immediately before the consummation thereof, and upon consummation of such Change in Control, the Plan and all outstanding but unexercised Stock Options and Stock Appreciation Rights shall terminate, with or without consideration (including, without limitation, consideration in accordance with clause (ii) below) as determined by the Committee in its sole discretion. The Committee shall send notice of an event that shall result in such a termination to all persons who hold Stock Options and Stock Appreciation Rights not later than the time at which the Company gives notice thereof to its stockholders; and/or

(ii)The Committee may elect, in its sole discretion, to cancel any outstanding Awards of Stock Options, Stock Appreciation Rights, Restricted Shares, Restricted Share Units, and/or Dividend Equivalents and pay or deliver, or cause to be paid or delivered, to the holder thereof an amount in cash or securities having a value (as determined by the Committee acting in good faith), in the case of Restricted Shares, Restricted Share Units, and Dividend Equivalents (for shares of Common Stock subject thereto), equal to the formula or fixed price per share paid to holders of shares of Common Stock pursuant to such Change in Control and, in the case of Stock Options or Stock Appreciation Rights, equal to the product of the number of shares of Common Stock subject to such Stock Options or Stock Appreciation Rights multiplied by the amount, if any, by which (x) the formula or fixed price per share paid to holders of shares of Common Stock pursuant to such transaction exceeds (y) the exercise price applicable to such Stock Options or Stock Appreciation Rights.

(b)Performance Awards shall be treated as though target performance has been achieved, and such Awards shall be settled under the applicable provision of Section 8.2(a).

(c)Other Awards shall be governed by the terms of the applicable Agreement.

Section 8.3Change in Control in which Awards are Assumed.

Except as otherwise provided in the applicable Agreement, in another agreement with the Participant, or as otherwise set forth in writing, upon the occurrence of a Change in Control in which outstanding Awards are being assumed, continued, or substituted for, the following provisions shall apply to such Award, to the extent assumed, continued, or substituted for:
(a)The Plan and the Awards granted under the Plan shall continue in the manner and under the terms so provided in the event of any Change in Control to the extent that provision is made in writing in connection with such Change in Control for the assumption or continuation of such Awards, or for the substitution for such Awards of new stock options, stock appreciation rights, restricted shares, restricted share units, dividend equivalent rights, or other awards relating to the securities of a successor entity, or a parent or subsidiary thereof, with appropriate adjustments as to the number of shares (disregarding any consideration that is not common stock) and exercise prices of options and stock appreciation rights. With respect to each outstanding Performance Award, if the Change in Control occurs prior to the end of the applicable Performance Period, then the Performance Award shall be treated as though target performance has been achieved.

(b)In the event a Participant’s Award is assumed, continued, or substituted upon the consummation of any Change in Control and the Participant’s employment is terminated (i) due to the Participant’s death or Permanent Disability or (ii) by the Company (or its successor), other than due to a Termination for Cause, in each case within the eighteen (18)-month period following the consummation of such Change in Control (or such longer period as the Committee shall determine), the Participant’s Award will become fully vested as of such termination and may be exercised in full, to the extent applicable, beginning on the date of such termination and for the one-year period immediately following such termination or for such longer period as the Committee shall determine (but in no event later than the original expiration date of the Award).

Section 8.4Separation Agreement.

For the avoidance of doubt, the transactions contemplated by the Separation Agreement shall not give rise to an adjustment of Awards under this Article VIII.
ARTICLE IX
DEFERRAL PROVISIONS

The Committee may establish procedures pursuant to which the payment of any Award may be deferred. To the extent an Award or any deferral of the payment of any Award constitutes a deferral of compensation subject to Section 409A, the Committee shall set forth in writing (which may be in electronic form), on or before the date the applicable deferral election is required to be irrevocable in order to meet the requirements of Section 409A, the conditions under which such election may be made. The Company’s obligation to pay deferred Awards pursuant to this Article IX shall be reflected on its books as a general, unsecured and unfunded obligation, and the rights of a Participant or his or her designated beneficiary to receive payments from the Company as a result of a deferral made pursuant to this Article IX are solely those of a general, unsecured creditor. The Company shall not be required to create a trust or otherwise set aside assets in respect of its obligations hereunder, and a Participant or designated beneficiary shall have no interest whatsoever, vested or contingent, in any particular assets of the Company.
ARTICLE X
MISCELLANEOUS

Section 10.1No Rights to Awards or Continued Service.

Nothing in the Plan or in any Agreement, nor the grant of any Award under the Plan, shall confer upon any individual any right to be employed or engaged by or to continue in the Service of the Company or any Subsidiary, or to be entitled to any remuneration or benefits not set forth in the Plan or such Agreement, including the right to receive any future Awards under the Plan or any other plan of the Company or any Subsidiary or interfere with or limit the right of the Company or any Subsidiary to modify the terms of or terminate such individual’s Service at any time for any reason.
Section 10.2Restriction on Transfer.

The rights of a Participant with respect to any Award shall be exercisable during the Participant’s lifetime only by the Participant and shall not be transferable by the Participant to whom such Award is granted, except by will or the laws of descent and distribution, provided that the Committee may permit other transferability, subject to any conditions and limitations that it may, in its discretion, impose.

Section 10.3Foreign Awards and Rights.

Notwithstanding any provision of the Plan to the contrary, to comply with securities, exchange control, labor, tax or other applicable laws, rules or regulations in countries outside of the United States in which the Company and its Subsidiaries operate or have Employees, Consultants or directors, and/or for the purpose of taking advantage of tax favorable treatment for Awards granted to Participants in such countries, the Committee, in its sole discretion, shall have the power and authority to (i) amend or modify the terms and conditions of any Award granted to a Participant; (ii) establish, adopt, interpret, or revise any rules and procedures to the extent such actions may be necessary or advisable, including adoption of rules, procedures or sub-plans applicable to particular Subsidiaries or Participants residing in particular locations; provided, however, that no such sub-plans and/or modifications shall increase the share limitations contained in Sections 1.5, 1.6 and 1.7 hereof or otherwise require shareholder approval; and (iii) take any action, before or after an Award is made, that it deems advisable to obtain approval or comply with any necessary local governmental regulatory exemptions or approvals. Without limiting the generality of the foregoing, the Committee is specifically authorized to adopt rules, procedures and sub-plans with provisions that limit or modify rights on eligibility to receive an Award under the Plan or on termination of Service, available methods of exercise or settlement of an Award, payment of Tax-Related Items, the shifting of employer tax liability to the Participant, tax withholding procedures, restrictions on the sale of shares of Common Stock of the Company, and on the handling of any stock certificates or other indicia of ownership. The Committee may also adopt sub-plans to the Plan intended to allow the Company to grant tax-qualified Awards in a particular jurisdiction and, as part of such sub-plan, may modify Article VIII of the Plan to the extent necessary to comply with the tax requirements of the jurisdiction. Notwithstanding the foregoing, the Committee may not take any actions hereunder, and no Awards shall be granted, that would violate the U.S. Securities Act of 1933, as amended, the Exchange Act, the Code, any securities law or governing statute.
Section 10.4Taxes.

The Company or any Subsidiary shall have the authority and right to deduct or withhold or require a Participant to remit to the Company or any Subsidiary, an amount sufficient to satisfy Tax-Related Items with respect to any taxable event concerning a Participant arising as a result of the Plan or to take such other action as may be necessary in the opinion of the Company or a Subsidiary, as appropriate, to satisfy withholding obligations for the payment of Tax-Related Items, including but not limited to (i) withholding from the Participant’s wages or other cash compensation; (ii) withholding from the proceeds for the sale of shares of Common Stock of the Company underlying the Award either through a voluntary sale or a mandatory sale arranged by the Company on the Participant’s behalf; (iii) withholding taxes through a net share settlement procedure or through a “cashless exercise” procedure as described in Section 2.4; or (iv) in the Committee’s sole discretion and in satisfaction of the foregoing requirement withhold shares of Common Stock of the Company otherwise issuable under an Award (or allow the return of shares of Common Stock) having a Fair Market Value equal to the sums required to be withheld. To avoid negative accounting treatment, the number of shares of Common Stock of the Company which may be withheld with respect to the issuance, vesting, exercise or payment of any Award or which may be repurchased from the Participant of such Award in order to satisfy the Participant’s Tax-Related Items liabilities with respect to the issuance, vesting, exercise or payment of the Award may be limited to the number of shares of Common Stock which have a Fair Market Value on the date of withholding or repurchase equal to the aggregate amount of such liabilities based on the minimum statutory withholding rates or other applicable minimum withholding rates. No shares of Common Stock of the Company shall be delivered hereunder to any Participant or other person until the Participant or such other person has made arrangements acceptable to the Company for the satisfaction of the Tax-Related Items withholding obligations with respect to any taxable event concerning the Participant or such other person arising as a result of the Plan. To the extent permitted by the Committee, any Participant who makes an election under Section 83(b) of the Code to have his or her Award taxed in accordance with such election must give notice to the Company of such election immediately upon making a valid election in accordance with the rules and regulations of the Code. Any such election must be made in accordance with the rules and regulations of the Code.

Section 10.5Stockholder Rights.

No Award under the Plan shall entitle a Participant or a Participant’s beneficiary, estate or permitted transferee to any rights of a holder of the shares of Common Stock of the Company subject to any Award until the Participant, the Participant’s beneficiary or estate or the permitted transferee is registered on the books and records of the Company as a stockholder with respect to such shares (or, where shares are permitted to be held in “street” name by a broker designated by a Participant or a Participant’s beneficiary, estate or permitted transferee, until such broker has been so registered).
Section 10.6No Restriction on Right of Company to Effect Corporate Changes.

The Plan shall not affect in any way the right or power of the Company or its stockholders to make or authorize any or all adjustments, recapitalizations, reorganizations or other changes in the Company’s capital structure or its business, or any merger or consolidation of the Company, or any delivery of stock or of options, warrants or rights to purchase stock or of bonds, debentures, preferred or prior preference stock whose rights are superior to or affect the Common Stock or the rights thereof or which are convertible into or exchangeable for Common Stock, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.
Section 10.7Source of Payments.

It is intended that this Plan constitute an “unfunded” plan for incentive and deferred compensation. Accordingly, the general funds of the Company shall be the sole source of cash settlements of Awards under the Plan and the Company shall not have any obligation to establish any separate fund or trust or other segregation of assets to provide for payments under the Plan. Nothing contained in this Plan, and no action taken pursuant to its provisions, shall create or be construed to create a trust of any kind, or a fiduciary relationship, between the Company and a Participant or any other person. To the extent a person acquires any rights to receive payments hereunder from the Company, such rights shall be no greater than those of an unsecured creditor. Notwithstanding the foregoing, the Committee may authorize the creation of trusts or other arrangements to meet the obligations created under this Plan to deliver Common Stock or make payments; provided, however, that unless the Committee otherwise determines, the existence of such trusts or other arrangements shall be consistent with the “unfunded” status of this Plan.
Section 10.8Exercise Periods Following Termination of Service.

For the purposes of determining the dates on which Awards may be exercised following a termination of Service or following death or Permanent Disability of a Participant, the day following the date of such event shall be the first day of the exercise period and the Award may be exercised up to and including the last Trading Day falling within the exercise period. Thus, if the last day of the exercise period is not a Trading Day, the last date an Award may be exercised is the last Trading Day before the end of the exercise period.
Section 10.9Breach of Agreements.

The Committee may include in any Agreement a provision authorizing the Company to recover from a Participant Awards and/or amounts realized upon exercise, payment or settlement, as the case may be, of Awards made under the Plan in such circumstances as the Committee may prescribe in its discretion.
Section 10.10Service with Subsidiary.

Unless the Committee has determined or determines otherwise, the Service of a Participant who works for a Subsidiary shall terminate, for Plan purposes, on the date on which the Participant’s employing company ceases to be a Subsidiary.

Section 10.11Section 409A.

The intent of the parties is that payments and the settlement of Awards under the Plan comply with Section 409A and, accordingly, to the maximum extent permitted, the Plan shall be interpreted to be in compliance therewith. Each payment under any Award that constitutes non-qualified deferred compensation subject to Section 409A shall be treated as a separate payment for purposes of Section 409A. In no event may a Participant, directly or indirectly, designate the calendar year of any payment to be made under any Award that constitutes non-qualified deferred compensation subject to Section 409A except in accordance with Section 409A.
Notwithstanding anything herein to the contrary, if a Participant is deemed on the date of his or her “separation from service” (as determined by the Company pursuant to Section 409A) to be one of the Company’s “specified employees” (as determined by the Company pursuant to Section 409A), and any portion of the Participant’s Awards that constitutes deferred compensation within the meaning of Section 409A is scheduled to be paid or settled, as the case may be, upon the Participant’s separation from service or during the six-month period thereafter, then such payment or settlement, as the case may be, shall not occur prior to the earlier of (i) the six-month anniversary of the date of the Participant’s separation from service or (ii) the date of the Participant’s death (the “Delay Period”). All payments and settlements delayed pursuant to this Section 10.11 shall be paid or settled, as the case may be, within 30 days following the end of the Delay Period, less any applicable withholdings, and any remaining payments and settlements regularly scheduled to occur after the end of the Delay Period shall be paid or distributed in accordance with the payment or settlement schedule specified for them. In no event shall the Company or any of its Subsidiaries be liable for any tax, interest or penalties that may be imposed on a Participant by Section 409A or any damages for failing to comply with Section 409A.
Notwithstanding anything herein to the contrary, in the case of an Award that is characterized as deferred compensation under Section 409A, and pursuant to which settlement and delivery of the cash or shares of Common Stock subject to the Award is triggered based on a Change in Control, in no event will a Change in Control be deemed to have occurred for purposes of such settlement and delivery of cash or shares of Common Stock if the transaction is not also a “change in the ownership or effective control of” the Company or “a change in the ownership of a substantial portion of the assets of” the Company as determined under Treasury Regulation Section 1.409A-3(i)(5) (without regard to any alternative definition thereunder). If an Award characterized as deferred compensation under Section 409A is not settled and delivered on account of the provision of the preceding sentence, the settlement and delivery shall occur on the next succeeding settlement and delivery triggering event that is a permissible triggering event under Section 409A. No provision of this paragraph shall in any way affect the determination of a Change in Control for purposes of vesting in an Award that is characterized as deferred compensation under Section 409A.
Section 10.12Non-Exempt Employees.

Unless otherwise determined by the Committee, no Option or SAR shall be granted to any Employee who is a “non-exempt employee” for purposes of the Fair Labor Standards Act of 1938, as amended, which is first exercisable for any shares of Stock within six months following the date of grant of the Option or SAR (although the Award may vest prior to such date). The foregoing provision is intended to operate so that any income derived by a non-exempt employee in connection with the exercise or vesting of an Option or SAR will be exempt from his or her regular rate of pay, and the provisions of this Section 10.12 will apply to all such applicable Awards and are hereby incorporated by reference into such Agreements.
Section 10.13Electronic Delivery.

Any reference herein to a written agreement or document will include any agreement or document delivered electronically, filed publicly at www.sec.gov (or any successor website thereto) and/or posted on a website specified by the Company that the Participant is permitted to access.

Section 10.14Exchange Rates.

Neither the Company nor any Subsidiary shall be liable to a Participant for any foreign exchange rate fluctuation between the Participant’s local currency and the United States Dollar that may affect the value of the Participant’s Award or of any amounts due to the Participant pursuant to the settlement of the Award or, if applicable, the subsequent sale of any shares of Common Stock acquired upon settlement.
Section 10.15Third-Party Administration.

In connection with a Participant’s participation in the Plan, the Company may use the services of a third-party administrator, including a brokerage firm administrator, and the Company may provide this third-party administrator with personal information about a Participant, including his or her name, social security or other tax identification number and address, as well as the details of each Award, and this third-party administrator may provide information to the Company and its Subsidiaries concerning the exercise of a Participant’s rights and account data as it relates to the administration of Awards granted under the Plan.
Section 10.16Registration Restrictions.

A Stock Option or Stand-Alone SAR shall not be exercisable, no transfer of shares of Common Stock shall be made to any Participant with respect to any Award, and any attempt to exercise a Stock Option or Stand-Alone SAR to transfer any such shares with respect to any Award shall be void and of no effect, unless and until (i) a registration statement under the Securities Act of 1933, as amended, has been duly filed and declared effective pertaining to the shares of Common Stock subject to such Award, and the shares of Common Stock subject to such Award have been duly qualified under applicable federal or state securities or blue sky laws or (ii) the Committee, in its discretion, determines, or the Participant, upon the request of the Committee, provides an opinion of counsel satisfactory to the Committee that such registration or qualification is not required. Without limiting the foregoing, if at any time the Committee shall determine, in its discretion, that the listing, registration or qualification of the shares of Common Stock subject to such Award is required under any federal or state law or on any securities exchange or the consent or approval of any governmental regulatory body is necessary or desirable as a condition of, or in connection with, delivery or purchase of such shares pursuant to the exercise of an Award, such Award shall not be exercised or settled in whole or in part unless and until such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Committee.
ARTICLE XI
AMENDMENT AND TERMINATION

The Board may alter, amend, suspend or terminate the Plan at any time, in whole or in part; provided, however, that no alteration or amendment will be effective without stockholder approval if such approval is required by law or under the rules of the New York Stock Exchange or other principal stock exchange on which the Common Stock is listed. No alteration, amendment, suspension or termination of the Plan may, without the consent of the Participant to whom an Award has been made, materially adversely affect the rights of such Participant in such Award.
Notwithstanding the foregoing or any provision herein to the contrary, the Committee shall have broad authority to amend the Plan or any outstanding Award under the Plan without the approval of the Participant to the extent the Committee deems necessary or appropriate (i) to comply with, or take into account changes in, applicable tax laws, securities laws, accounting rules and other applicable laws, rules and regulations; or (ii) to avoid adverse tax consequences to any person under Section 409A with respect to any Award, even if such amendment would otherwise be detrimental to such person.
ARTICLE XII
PARACHUTE LIMITATIONS
If any Participant is a Disqualified Individual, then, notwithstanding any other provision of the Plan or of any Other Agreement to the contrary and notwithstanding any Benefit Arrangement, any right of the Participant to any exercise, vesting, payment, or benefit under the Plan shall be reduced or eliminated:

(a)    to the extent that such right to exercise, vesting, payment, or benefit, taking into account all other rights, payments, or benefits to or for the Participant under the Plan, all Other Agreements, and all Benefit Arrangements, would cause any exercise, vesting, payment, or benefit to the Participant under the Plan to be considered a Parachute Payment; and
(b)    if, as a result of receiving such Parachute Payment, the aggregate after-tax amounts received by the Participant from the Company under the Plan, all Other Agreements, and all Benefit Arrangements would be less than the maximum after-tax amount that could be received by the Participant without causing any such payment or benefit to be considered a Parachute Payment.
Except as required by Section 409A or to the extent that Section 409A permits discretion, the Committee shall have the right, in the Committee’s sole discretion, to designate those rights, payments, or benefits under the Plan, all Other Agreements, and all Benefit Arrangements that should be reduced or eliminated so as to avoid having such rights, payments, or benefits be considered a Parachute Payment; provided, however, to the extent any payment or benefit constitutes deferred compensation under Section 409A, in order to comply with Section 409A, the Company shall instead accomplish such reduction by first reducing or eliminating any cash payments, then by reducing or eliminating any accelerated vesting of Performance Awards, then by reducing or eliminating any accelerated vesting of Stock Options or Stock Appreciation Rights, then by reducing or eliminating any accelerated vesting of Restricted Shares or Restricted Shares Units, then by reducing or eliminating any other remaining Parachute Payments, in each case with the payments to be made furthest in the future being reduced first.
ARTICLE XIII
INTERPRETATION

Section 13.1Governmental Regulations.

The Plan, and all Awards hereunder, shall be subject to all applicable rules and regulations of governmental or other authorities, including, without limitation, any rules or regulations promulgated under or issued pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act.
Section 13.2Headings.

The headings of articles and sections herein are included solely for convenience of reference and shall not affect the meaning of any of the provisions of the Plan.
Section 13.3REIT Status.

To the extent that the Company is a REIT, (a) the Plan shall be interpreted and construed in a manner consistent with the Company’s status as a REIT; and (b) no award shall be granted or awarded, and with respect to any award granted under the Plan, such award shall not vest, be exercisable or be settled (i) to the extent that the grant, vesting, exercise or settlement could cause the Participant or any other person to be in violation of the capital stock ownership limit or aggregate capital stock ownership limit prescribed by the Company’s Articles of Incorporation, as amended from time to time, or (ii) if, in the discretion of the Committee, the grant, vesting, exercise or settlement of the award could impair the Company’s status as a REIT.
Section 13.4Governing Law.

The Plan and all rights hereunder shall be construed in accordance with and governed by the laws of the State of Maryland.

ARTICLE XIV
EFFECTIVE DATE AND EXPIRATION DATE

Section 14.1Effective Date.

The Plan first became effective as of March 27, 2014 (the “Effective Date”). The terms of the Plan as amended and restated were adopted by the Board on April 15, 2019, contingent upon approval by the Company’s stockholders on June 10, 2019, the date of the Company’s 2019 Annual Meeting of Stockholders.
Section 14.2Final Date for Awards.

Unless previously terminated pursuant to Article XI, the Plan shall expire at midnight on the day prior to the tenth anniversary of the Effective Date (the “Expiration Date”), and no further Awards may be granted under the Plan on or after such date. The Expiration Date will not affect the operation of the terms of the Plan or the Company’s and Participants’ rights and obligations with respect to Awards granted on or prior to the Expiration Date.

OUTFRONT MEDIA INC.
C/O EQ SHAREOWNER SERVICES
1110 CENTRE POINT CURVE
SUITE 101
MENDOTA HEIGHTS, MN 55120-4100

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
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VOTE BY PHONE - 1-800-690-6903
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VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

E68882-P22122

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

OUTFRONT MEDIA INC.

The Board of Directors recommends you vote FOR the following:

1. Election of Two Class II Director Nominees

Nominees:	For	Against	Abstain
01) Nicolas Brien	☐	☐	☐
02) Angela Courtin	☐	☐	☐

The Board of Directors recommends you vote FOR proposals 2, 3, 4, 5 and 6.	For	Against	Abstain
2. Ratification of the appointment of PricewaterhouseCoopers LLP to serve as OUTFRONT Media Inc.'s independent registered public accounting firm for fiscal year 2019.	☐	☐	☐
3. Approval, on a non-binding advisory basis, of the compensation of OUTFRONT Media Inc.'s named executive officers.	☐	☐	☐
4. Approval of amendments to OUTFRONT Media Inc.'s Charter to eliminate the supermajority voting requirements for the removal of directors.	☐	☐	☐
5. Approval of an amendment to OUTFRONT Media Inc.'s Charter to declassify its Board of Directors.	☐	☐	☐
6. Approval of the OUTFRONT Media Inc. Amended and Restated Omnibus Stock Incentive Plan.	☐	☐	☐

This proxy is solicited on behalf of the Board of Directors of OUTFRONT Media Inc. The shares represented by this proxy when properly executed will be voted in the manner directed herein by the undersigned Stockholder(s). If no direction is made, this proxy will be voted "FOR" the election of each of the nominees named in proposal 1 for director, and "FOR" proposals 2, 3, 4, 5 and 6. If any other matters properly come before the meeting, the persons named in this proxy will vote in their discretion.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

E68883-P22122

OUTFRONT MEDIA INC.
Annual Meeting of Stockholders
June 10, 2019, 10:00 AM, EDT
This proxy is solicited by the Board of Directors

The undersigned stockholder(s) of OUTFRONT Media Inc., a Maryland corporation, hereby appoint(s) Jeremy J. Male and Louis J. Capocasale, or either of them, as proxies for the undersigned with the full power of substitution in each of them, and hereby authorize(s) them to attend the Annual Meeting of Stockholders to be held at 10:00 AM, EDT on June 10, 2019, at 250 Vesey Street, New York, NY 10281, and any postponement or adjournment thereof, to cast on behalf of the undersigned all votes that the undersigned is/are entitled to cast at such meeting and otherwise to represent the undersigned at the meeting with all powers possessed by the undersigned if personally present at the meeting. The undersigned hereby acknowledge(s) receipt of the Annual Report to Stockholders, the Notice of the Annual Meeting of Stockholders and the accompanying Proxy Statement, each of which are incorporated herein by reference, and hereby revokes any proxy heretofore given with respect to the Annual Meeting of Stockholders.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE STOCKHOLDER(S). IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED "FOR" THE ELECTION OF EACH OF THE NOMINEES LISTED ON THE REVERSE SIDE FOR DIRECTOR, AND "FOR" PROPOSALS 2, 3, 4, 5 AND 6. IF ANY OTHER MATTERS PROPERLY COME BEFORE THE MEETING, THE PERSONS NAMED IN THIS PROXY WILL VOTE IN THEIR DISCRETION.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE.

Continued and to be signed on reverse side

Outfront proxy Manuel Diaz, Peter Mathes, Susan Tolson prter